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TABLE OF CONTENTS
INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on June 9, 2004

Registration No. 333-115947

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GRANITE BROADCASTING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4833 (Primary Standard Industrial Classification Code Number)	13-3458782 (I.R.S. Employer Identification No.)

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE

767 Third Avenue, 34th Floor
New York, New York 10017
(212) 826-2530
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

W. Don Cornwell
Chief Executive Officer
Granite Broadcasting Corporation
767 Third Avenue, 34th Floor
New York, New York 10017
(212) 826-2530
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Russell W. Parks, Jr., Esq.
Stephen E. Older, Esq.
Akin Gump Strauss Hauer & Feld LLP
Robert S. Strauss Building
1333 New Hampshire Avenue, N.W.
Washington, D.C. 20036

        Approximate date of commencement of proposed sale to public: As soon as practicable after the registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Subsidiary Guarantor Registrant (1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Channel 11 License, Inc.	Delaware	4833	52-2270188
Granite Response Television, Inc.	Delaware	4833	13-3704163
KBJR License, Inc.	Delaware	4833	41-1768774
KBJR, Inc.	Delaware	4833	41-1239817
KBWB License, Inc.	Delaware	4833	13-4204909
KBWB, Inc.	Delaware	4833	94-1498809
KSEE License, Inc.	Delaware	4833	77-0378285
KSEE Television, Inc.	Delaware	4833	94-2250072
Queen City Broadcasting of New York, Inc.	New York	4833	13-3315942
WEEK-TV License, Inc.	Delaware	4833	13-4009141
WKBW-TV License, Inc.	Delaware	4833	22-3548489
WPTA-TV License, Inc.	Delaware	4833	35-1925951
WPTA-TV, Inc.	Delaware	4833	22-3004393
WTVH, LLC	Delaware	4833	52-2205451
WTVH License, Inc.	Delaware	4833	16-1462559
WXON License, Inc.	Delaware	4833	13-3927458
WXON, Inc.	Delaware	4833	38-3330401

(1)
The address for each Subsidiary Guarantor Registrant is 767 Third Avenue, 34th Floor, New York, New York 10017.

SUBJECT TO COMPLETION, DATED JUNE 9, 2004

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Granite Broadcasting Corporation
Offer to Exchange
9 3/4% Senior Secured Notes Due 2010
($405,000,000 principal amount)
which have been registered under the Securities Act of 1933
for
all outstanding 9 3/4% Senior Secured Notes Due 2010
($405,000,000 principal amount)
issued on December 22, 2003

The Exchange Offer

        The exchange offer expires at 5:00 p.m., New York City time, on July 13, 2004, unless extended.

         The exchange offer is not conditioned upon the tender of any minimum aggregate amount of the outstanding 9 3/4% Senior Secured Notes due 2010, which we refer to in this prospectus as the old notes.

         All of the old notes tendered according to the procedures in this prospectus and not properly withdrawn will be exchanged for an equal principal amount of exchange notes.

         The exchange offer is not subject to any condition other than that it not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission, and that no judicial or administrative proceeding be pending or shall have been threatened that would limit us from proceeding with the exchange offer.

Exchange Notes

        The terms of the exchange notes to be issued in the exchange offer are substantially identical to the old notes, except that we have registered the exchange notes with the Securities and Exchange Commission. In addition, the exchange notes will not be subject to the transfer restrictions applicable to the old notes.

         The exchange notes are our senior secured obligations and rank equally in right of payment with all of our existing and future senior debt and will rank senior in right of payment to all of our existing and future subordinated debt. The notes are guaranteed by each of our domestic restricted subsidiaries.

         Interest on the exchange notes will accrue from December 22, 2003, or from the most recent interest payment date to which interest has been paid, and is payable on June 1 and December 1 of each year, beginning on June 1, 2004.

         The notes will not be listed on any securities exchange.

         The notes will mature on December 1, 2010.

         See "Risk Factors" beginning on page 13 for a discussion of factors that you should consider before participating in the exchange offer.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June     , 2004

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

i

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the old notes. This prospectus is part of that registration statement. As allowed by the rules of the Securities and Exchange Commission, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document. While any of the notes are outstanding, we will make available to any holders or prospective purchasers the information required by Rule 144A(d)(4) under the Securities Act during any period we are not subject to Section 13 or 15(d) of the Exchange Act.

        We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Further information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of this web site is http://www.sec.gov.

        We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any contract or document to which we refer you in this prospectus. Requests for such documents should be directed to Lawrence I. Wills, Senior Vice President—Chief Administrative Officer, Granite Broadcasting Corporation, 767 Third Avenue, 34th Floor, New York, New York 10017, at (212) 826-2530.

        In order to obtain timely delivery, you must request documents from us no later than July 2, 2004, which is five business days before the expiration of the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that relate to future periods and include statements regarding our anticipated performance.

        Generally, the words anticipates, believes, expects, intends, estimates, projects, plans and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors are disclosed under "Risk factors" and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus.

        Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this prospectus. We assume no obligation to update or revise them or provide reasons why actual results may differ. Important factors that could cause our actual results to differ materially from our expectations include, without limitation:

  •
  inability to implement our strategy, or, having implemented it, failure to realize anticipated cost savings or revenue opportunities available through implementation of our strategy;

  •
  inability to effect dispositions or acquisitions of television stations, which are an important part of our strategy;

  •
  the effects of governmental regulation of broadcasting, including adverse changes in, or interpretations of, the exceptions to the Federal Communications Commission's duopoly rule which could restrict, or eliminate, our ability to enter into duopoly-type operating arrangements and implement our operating strategy;

  •
  pricing fluctuations in national and local advertising;

  •
  volatility or increases in programming costs;

  •
  restrictions on our operations due to, and the effect of, our significant leverage and limited sources of liquidity;

  •
  the impact of changes in national and regional economies;

  •
  delay in any economic recovery or the recovery not being as robust as might otherwise have been anticipated;

  •
  our ability to service our outstanding debt;

  •
  successful integration of acquired television stations (including achievement of synergies and cost reductions);

  •
  competition in the markets in which our stations are located;

  •
  loss of network affiliations or changes in the terms of network affiliation agreements upon renewal; and

  •
  technological change and innovation in the broadcasting industry.

INDUSTRY AND MARKET DATA

        We generate market and competitive position data on a regular basis to measure the performance of, and plan for, our business. We obtained the market and competitive position data used throughout this prospectus from our own research as well as surveys or studies conducted by third parties and industry or general publications. Where third party data are unavailable or do not cover the entire segment of the market being reviewed, we estimate sales using our regional sales and pricing data. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data, and we do not make any representation as to the accuracy of such information. Similarly, we believe that our internal research is reliable, but it has not been verified by any independent sources.

TRADEMARKS

        Granite Broadcasting Corporation is our trademark. Unless otherwise indicated, all other trademarks or service marks referred to in this prospectus are the property of their respective owners and are not our property.

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that you should consider before participating in the exchange offer. You should read this entire prospectus and the documents to which we refer you, including the financial data and related notes, before making an investment decision. You should carefully consider the information set forth under "Risk Factors." In addition, certain statements include forward-looking information that involves risks and uncertainties. See "Special Note Regarding Forward-Looking Statements." Unless otherwise indicated in this prospectus or the context otherwise requires, all references in this prospectus to "Granite," the "Company," "us," "our," or "we," are to Granite Broadcasting Corporation and its consolidated subsidiaries.

Granite Broadcasting Corporation

        We are a television broadcasting company, focused on developing and operating a group of television broadcast stations in the United States. We presently own six middle-market stations affiliated with either ABC, NBC or CBS, our Big Three Affiliates, and two stations operating in top ten markets affiliated with the Warner Brothers Television Network, our WB Affiliates. All of the Big Three Affiliates are leading providers of local news, weather and sports in their respective markets. We own all but one of our television stations through separate wholly owned subsidiaries.

        The following table sets forth general information for each of our licensed television stations:

TV Station	Market Area	DMA Rank(1)	Network Affiliation	Households(2)	Channel/ Frequency	Other Commercial Stations in DMA
KBWB(TV)	San Francisco - Oakland - San Jose, CA	5	WB	2,440,920	20/UHF	17
WDWB(TV)	Detroit, MI	10	WB	1,923,230	20/UHF	7
WKBW(TV)	Buffalo, NY	44	ABC	647,920	7/VHF	8
KSEE(TV)	Fresno- Visalia, CA	57	NBC	521,160	24/UHF	9
WTVH(TV)	Syracuse, NY	79	CBS	384,290	5/VHF	6
WPTA(TV)	Fort Wayne, IN	105	ABC	268,610	21/UHF	4
WEEK-TV	Peoria - Bloomington, IL	117	NBC	241,200	25/UHF	4
KBJR-TV	Duluth, MN - Superior, WI	136	NBC	172,360	6/VHF	5
KRII(TV)(3)	Duluth, MN - Superior, WI	136	NBC	172,360	11/VHF	5

(1)
DMA rank refers to the size of the television market or Designated Market Area (DMA) as defined by the A.C. Nielsen Company, or Nielsen. All DMA rank data is derived from the Nielsen Media Research web site's 2003-2004 DMA's.
(2)
Represents the number of television households in the DMA as estimated by Nielsen.

(3)
KRII, Channel 11, Chisholm, Minnesota, is a satellite station that transmits the signal of KBJR into the northern section of the DMA. Although KRII predominantly rebroadcasts the KBJR signal, KRII broadcasts unique news and weather content, as well as certain commercials, separately to this region. KBJR also airs UPN programming over its DTV signal that is carried by virtually all cable operators in the DMA.

Operating Strategy

        We seek to increase net revenue through the following strategies:

        Strategically realign station group.    We actively seek strategic asset acquisitions and dispositions in order to increase net revenue. Ideally, these transactions will result in operating more than one television station in a market or geographic region, thereby enabling us to realize substantial near term cost savings and longer term revenue enhancements. To further this strategy, we are considering selling certain stations, including the WB stations which we believe have significant asset value due to their locations in the fifth and tenth largest DMAs. As part of this strategy, we intend to enter into a strategic arrangement with Malara Broadcasting Group, or Malara, under which we will provide advertising sales, promotion and administrative services, and selected programming to certain Malara- owned stations under applicable FCC rules and regulations. Prior to the arrangement going into effect, we intend to sell our Ft. Wayne ABC affiliate, WPTA(TV), to Malara and to purchase WISE-TV, the NBC affiliate serving Fort Wayne, from New Vision Television.

        Emphasize local news, weather and sports.    Our television stations provide high quality, locally produced news, weather and sports programming on the Big Three affiliated stations, with five of the Big Three affiliated stations ranked as the number 1 or number 2 news providers in their respective markets. The stations' strong local news differentiates us from other media alternatives and helps to attract a loyal audience, which is appealing to advertisers. In addition, the cost of producing local news is generally lower than the cost of syndicated programming and incremental local news programming can be added with relatively small increases in operating costs.

        Grow local revenues.    The stations employ highly skilled and experienced sales managers, with an average of 25 years of television advertising sales experience, who seek to increase local advertising revenue through creative and unique sales propositions that appeal to the needs of local advertisers. The commissioned sales teams consist of between 8 and 12 account executives per station who utilize a sophisticated inventory management system, conduct research and introduce special projects, all designed to develop new local business.

        Manage costs.    We emphasize strict control of station operating expenses through a detailed annual budgeting and monthly forecasting process. In developing the selection of syndicated programs, we evaluate a program's cost and projected profitability and its potential relative to other programming alternatives. We also maintain tight control over staffing levels and capital expenditures. Through the normal course of maintaining and updating the stations' technical operations and infrastructure, certain processes will be automated in order to reduce long term operating costs.

Recent Developments

        On December 22, 2003, we completed a $405,000,000 offering of our 9 3/4% Senior Secured Notes, or the Notes, due December 1, 2010, at a discount, resulting in proceeds to us of $400,067,100. Interest on the Notes is payable on December 1 and June 1 of each year, beginning on June 1, 2004. The Notes are secured by substantially all of our assets. We used the net proceeds from the offering in part to (i) repay all outstanding borrowings (plus accrued interest) under our senior credit agreement, (ii) redeem at par, plus accrued interest, all of our 9 3/8% and 10 3/8% senior subordinated notes due May and December 2005, respectively, and (iii) to repurchase at par (plus accrued interest) all of our 8 7/8% senior subordinated notes due May 2008. The remaining proceeds are being used for general working capital purposes.

        Restatement of Financial Results. On March 2, 2004, we announced that we had adopted a new policy for recognizing the useful lives of our network affiliation agreements and that such intangibles will be amortized over a period of 25 years. Previously, these assets were accounted for as having an indefinite life. As a result of this decision, we restated our earnings for the full year ended December 31, 2002 and for the first three quarters of 2003, and recorded additional amortization expense of $2,979,000 on these intangible assets in 2002 and $745,000 for each of the first three quarters of 2003.

        Strategic Relationship. On April 23, 2004, we announced that we intend to enter into a strategic arrangement with Malara Broadcasting Group, or Malara, under which we will provide advertising sales, promotion and administrative services, and selected programming to certain Malara-owned stations under applicable FCC rules and regulations. The first implementation of the arrangement will involve stations in Fort Wayne, Indiana and Duluth, Minnesota-Superior, Wisconsin.

        Prior to the arrangement going into effect, we will sell our Ft. Wayne ABC affiliate, WPTA(TV), to Malara for $45.9 million. We will purchase WISE-TV, the NBC affiliate serving Fort Wayne from New Vision Television for $44.2 million. Final pricing for the transactions is subject to closing adjustments and both transactions, which are subject to regulatory approval, are expected to close in the third quarter of 2004.

        Malara has entered into definitive agreements to acquire WPTA(TV) from us, for $45.9 million and KDLH(TV) from New Vision Television for $10.8 million, subject to closing adjustments. The acquisitions, which are subject to regulatory approvals, are expected to close in the third quarter of 2004. It is anticipated that we will guarantee the financing for the transactions.

        We currently own and operate KBJR-TV, the NBC affiliate serving Duluth-Superior. Under the arrangements, we will provide certain services to Malara's KDLH(TV) in Duluth-Superior, and WPTA(TV) in Ft. Wayne. We expect to implement the arrangements in Ft. Wayne and Duluth-Superior as early as the third quarter of this year.

Failure to Exchange Your Old Notes

        Any old notes that you do not tender or that we do not accept will, following the exchange offer, continue to be restricted securities. Therefore, you may only transfer or resell them in a transaction registered under or exempt from the Securities Act and applicable state securities laws. We will issue the exchange notes in exchange for the old notes in this exchange offer only following the satisfaction of the procedures and conditions discussed under the caption "The Exchange Offer."

        Because we anticipate that most holders of the old notes will elect to exchange their old notes, we expect that the liquidity of the market, if any, for any old notes remaining after the completion of the exchange offer will be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount outstanding of the old notes.

         Our principal executive offices are located at 767 Third Avenue, 34th Floor, New York, NY 10017, and our telephone number at that address is (212) 826-2530. Our web site is located at http://www.granitetv.com. The information on our web site is not part of this prospectus.

The Exchange Offer

        On December 22, 2003, we completed a private offering of $405 million of our unregistered 9 3/4% Senior Secured Notes due 2010, or the old notes. In this exchange offer, we are offering to exchange, for your old notes, exchange notes that are identical in all material respects to the old notes, except for transfer restrictions and registration rights that do not apply to the exchange notes, and different administrative terms.

Background of the Old Notes	We issued $405 million aggregate principal amount of our 9 3/4% Senior Secured Notes due 2010 to Banc of America Securities LLC and Goldman, Sachs & Co., as the initial purchasers, on December 22, 2003. The initial purchasers then sold the old notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. Because they were sold pursuant to exemptions from registration, the old notes are subject to transfer restrictions.

In connection with the issuance of the old notes, we entered into a registration rights agreement in which we agreed to deliver to you this prospectus and to use our reasonable best efforts to complete the exchange offer or to file and cause to become effective a registration statement covering the resale of the old notes.
The Exchange Offer
We are offering to exchange up to $405 million principal amount of exchange notes for an identical principal amount of the old notes. The old notes may be exchanged only in $1,000 increments. The terms of the exchange notes are identical in all material respects to the old notes except that the exchange notes have been registered under the Securities Act. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions and holders of exchange notes will have no registration rights.
Expiration Date
5:00 p.m., New York City time, on July 13, 2004 unless we extend the exchange offer. You may withdraw the old notes you tendered at any time prior to 5:00 p.m., New York City time, on the expiration date. See "The Exchange Offer — Expiration Date; Extensions; Amendments."
Withdrawal Rights
You may withdraw the old notes you tendered by furnishing a notice of withdrawal to the exchange agent or by complying with applicable Automated Tender Offer Program (ATOP) procedures of The Depository Trust Company (DTC) at any time prior to 5:00 p.m. New York City time on the expiration date. See "The Exchange Offer — Withdrawal of Tenders."
Resale of Exchange Notes
We believe you may offer for resale, sell or otherwise transfer the exchange notes you receive in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

	•	you acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;
	•	you are not participating and have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and
	•	you are not an affiliate of ours.

Each broker-dealer issued exchange notes in the exchange offer for its own account in exchange for the old notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.
Accrued Interest on the Exchange Notes and the Old Notes
The exchange notes will bear interest from December 22, 2003 or, if later, from the most recent date of payment of interest on the old notes. Accordingly, holders of old notes that are accepted for exchange will not receive interest that is accrued but unpaid on the old notes at the time of tender.
Conditions to the Exchange Offer	The exchange offer is subject only to the following conditions:
	•	the compliance of the exchange offer with securities laws;
	•	the proper tender of the old notes;
•
the representation by the holders of the old notes that they are not our affiliates, that the exchange notes they will receive are being acquired by them in the ordinary course of business and that at the time the exchange offer is completed the holders had no plans to participate in the distribution of the exchange notes; and
	•	no judicial or administrative proceeding is pending or shall have been threatened that would limit us from proceeding with the exchange offer.
Representations and Warranties	By participating in the exchange offer, you represent to us that, among other things:
	•	you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;
	•	you are not participating and have no understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

• you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.
Procedures for the Old Notes	To accept the exchange offer, you must send the exchange agent either:
• a properly completed and executed letter of transmittal; or
•
a computer-generated message transmitted by means of DTC's ATOP system that, when received by the exchange agent, will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal;
and either
• a timely confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC; or
• the documents necessary for compliance with the guaranteed delivery procedures described below.
Other procedures may apply to holders of certificated notes. For more information, see "The Exchange Offer — Procedures for Tendering".
Tenders by Beneficial Owners
If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those old notes in the exchange offer, please contact the registered holder as soon as possible and instruct that holder to tender on your behalf and comply with the instructions in this prospectus.
Guaranteed Delivery Procedures
If you are unable to comply with the procedures for tendering, you may tender your old notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer — Guaranteed Delivery Procedures."
Acceptance of the Old Notes and Delivery of the Exchange Notes
If the conditions described under "The Exchange Offer — Conditions" are satisfied, we will accept for exchange any and all old notes that are properly tendered and not properly withdrawn before the expiration date.

Effect of Not Tendering
Any of the old notes that are not tendered or that are tendered but not accepted will remain subject to restrictions on transfer. Since the old notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of an exemption from registration. Upon completion of the exchange offer, we will have no further obligation, except under limited circumstances, to provide for registration of the old notes under the federal securities laws.
United States Federal Income Tax Consequences
The exchange of the old notes for exchange notes will not be a taxable exchange for federal income tax purposes, and such holders will not recognize any taxable gain or loss or interest income for federal income tax purposes as a result of the exchange. See "Certain United States Federal Income Tax Considerations" for a discussion of U.S. federal income tax considerations we urge you to consider before tendering the old notes in the exchange offer.
Exchange Agent	The Bank of New York is serving as exchange agent. The address for the exchange agent is listed under "The Exchange Offer — Exchange Agent."

The Exchange Notes

        The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the old notes, except that the exchange notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer. The notes issued in the exchange offer will evidence the same debt as the old notes, and both the old notes and the exchange notes will be governed by the same indenture. The following terms are applicable to both the old notes and the exchange notes. In this document, the terms "notes" or "9 3/4% notes" refer to both the old notes and the exchange notes. We define certain capitalized terms used in this summary in the "Description of the Exchange Notes—Certain Definitions" section of this prospectus.

Issuer	Granite Broadcasting Corporation.
Securities	Up to $405,000,000 aggregate principal amount of 9 3/4% Senior Secured Notes due 2010.
Maturity Date	December 1, 2010.
Interest Rate	9 3/4% per year.
Interest Payment Dates	December 1 and June 1 of each year, beginning on June 1, 2004.
Guarantees	Initially, each of our existing domestic restricted subsidiaries have jointly, severally and unconditionally guaranteed the exchange notes on a senior secured basis.
Ranking
The notes are our senior secured debt and are equal in right of payment with all of our existing and future senior indebtedness and are senior to all of our existing and future subordinated obligations. For further information on ranking, see "Description of the Exchange Notes — Ranking and Guarantees."

The guarantees by our subsidiaries are equal in right of payment with all existing and future senior indebtedness of such subsidiaries and are senior to all existing and future subordinated obligations of such subsidiaries.

The notes and the guarantees are effectively senior in right of payment to all of our and our guarantors' existing and future obligations that are unsecured or secured by liens junior to the liens securing the notes and the guarantees to the extent of the value, priority and validity of the liens and the collateral securing the notes and the guarantees and may be effectively subordinated (to the extent of the collateral) to certain purchase money indebtedness. We may also, directly or indirectly, cash collateralize certain guarantees (which we refer to as "Cash Collateralized LSAE Guarantees") of indebtedness of LSAEs, which will be special purpose entities which own and operate stations in our markets. For a description of the collateral securing the notes (and related priority), see "Description of the Exchange Notes — Security."
Security	The notes and the guarantees are currently secured by substantially all of our assets.

Optional Redemption
We may redeem some or all of the notes at any time on or after December 1, 2006. We may also redeem up to 35% of the aggregate principal amount of the notes using the proceeds of certain equity offerings completed on or before December 1, 2005. The redemption prices are described under "Description of the Exchange Notes — Redemption."
Mandatory Offer to Repurchase
If we experience specific kinds of changes of control or if we sell assets under certain circumstances, we will be required to make an offer to purchase the notes at the prices listed in "Description of the Exchange Notes — Change of Control" and "Description of the Exchange Notes — Certain Covenants — Limitation on Asset Sales." We may not have sufficient funds available at the time of any change of control to effect the purchase.
Certain Other Covenants	The indenture restricts our ability and the ability of our restricted subsidiaries to, among other things:
	•	incur additional debt and issue preferred stock;
	•	make certain distributions, investments and other restricted payments;
	•	create certain liens;
	•	enter into transactions with affiliates;
	•	enter into agreements that restrict our restricted subsidiaries from making payments to us;
	•	merge, consolidate or sell substantially all of our assets;
	•	limit the ability of our subsidiaries to issue preferred stock;
	•	sell or acquire assets; and
	•	enter into new lines of business.
These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of the Exchange Notes" in this prospectus.

Exchange Offer and Registration Rights
Under a registration rights agreement with the initial purchasers, we and the guarantors agreed to use our reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange the old notes for the exchange notes, issued by us and that are registered with the Commission and that have substantially identical terms as the notes. If we are not able to effect the exchange offer, we will use our reasonable best efforts to file and cause to become effective a shelf registration statement relating to resales of the notes. We will be obligated to pay additional interest on the notes if we do not complete the exchange offer within 270 days after the issue date of the 9 3/4% notes or, if required, the shelf registration statement is not declared effective within 270 days after the issue date of the 9 3/4% notes.
Use of Proceeds
We will not receive any cash proceeds from the exchange offer. A portion of the proceeds from the sale of the old notes were used to repay all outstanding borrowings plus accrued and unpaid interest under our credit agreement, to redeem at par plus accrued and unpaid interest all of our 10 3/8% notes due 2005 and all of our 9 3/8% notes due 2005, and to repurchase in a tender offer all of our 8 7/8% notes due 2008 at par plus accrued and unpaid interest.

        You should refer to the section titled "Risk Factors" for an explanation of certain risks associated with the exchange notes.

Summary Consolidated Financial Data

        The summary consolidated financial data should be read together with our consolidated financial statements, the related notes to those consolidated financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Our historical financial information may not be indicative of our results of operations or financial position to be expected in the future. The consolidated financial data below as of and for the years ended December 31, 2001 and 2002 include financial results from KNTV, which we sold on April 30, 2002. From July 1, 2000 to December 31, 2001, KNTV operated as an independent television station. On January 1, 2002, KNTV became the NBC affiliate for the San Francisco-Oakland-San Jose DMA.

				Three months ended March 31,
	Years ended December 31,
(Dollars in thousands)
	2001	2002(a)	2003	2003	2004
Statement of operations:
Net revenue	$113,075	$135,344	$108,544	$24,657	$26,001
Station operating expenses	116,374	103,963	92,033	22,106	21,091
Depreciation	6,076	5,897	6,285	1,531	1,762
Amortization of intangible assets	26,735	21,965	9,976	3,115	1,882
Corporate expense	9,687	9,536	11,767	2,820	3,545
Non-cash compensation	1,473	1,508	896	386	303

Operating income (loss)	(47,270)	(7,525)	(12,413)	(5,300)	(2,583)
Interest expense, net	45,923	33,812	30,024	7,412	9,640
Non-cash interest expense	7,951	13,031	4,969	1,071	1,146
Non-cash preferred stock dividend	—	—	12,774	—	6,387
Gain on sale of assets	—	(192,406)	—	—	—
Gain from insurance claim	—	—	—	—	—
Loss (gain) on extinguishment of debt(b)	2,012	15,097	3,215	—	—
Other expenses	1,141	869	586	138	140

Income (loss) before income taxes and cumulative effect of a change in accounting principle	(104,297)	122,072	(63,979)	(13,922)	(19,897)
Provision (benefit) for income tax	(27,550)	53,161	(17,032)	(4,471)	(2,484)

Income (loss) before cumulative effect of a change in accounting principle	(76,747)	68,911	(46,947)	—	—
Cumulative effect of a change in accounting principle	—	(150,479)	—	—	—

Net income (loss)	$(76,747)	$(81,568)	$(46,947)	$(9,451)	$(17,413)

Other Data:
Ratio of earnings to fixed charges (c)	—	3.53x	—	—	—

(a)
Results for the year 2002 have been restated by $2,979,000 to reflect a change in accounting policy related to the amortization of network affiliation agreements. See note 2 to the consolidated financial statements.

(b)
In January 2003, we retroactively adopted Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement eliminates the requirement to classify all gains and losses related to the extinguishment of debt as extraordinary items. Accordingly, prior years were reclassified to reflect extraordinary (gain) loss as a component of income from continuing operations.

(c)
For purposes of computing the ratio of earnings to fixed charges, "fixed charges" consists of gross interest expense, non-cash interest expense and the interest component of rent expense, and "earnings" consists of income before income taxes and fixed charges. Earnings were insufficient to cover fixed charges for the year ended 2001 and 2003 by $104,297 and $63,979, respectively, and for the three months ended March 31, 2003 and 2004 by $13,922 and $19,897, respectively.

	December 31,			March 31,
(Dollars in thousands)
	2001	2002	2003	2004
Balance sheet data:
Total assets	$731,097	$472,184	$519,023	$507,676
Total debt	401,206	312,791	400,087	400,263
Total long-term liabilities	116,081	108,473	327,173	327,022
Redeemable preferred stock(a)	272,109	198,125	—	—

Total stockholders' deficit	(98,144)	(190,295)	(249,432)	(266,542)

(a)
We adopted Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Accordingly, the redeemable preferred stock has been classified as a long-term liability at December 31, 2003 and March 31, 2004.

RISK FACTORS

        You should carefully consider the following factors, as well as the other information contained or incorporated by reference in this prospectus, before deciding to exchange your old notes for the exchange notes. An investment in the notes represents a high degree of risk. There are a number of factors, including those specified below, which may adversely affect our ability to make payments on the notes. You could therefore lose a substantial portion or all of your investment in the notes. Consequently, an investment in the notes should only be considered by persons who can assume such risk. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the notes and us. Each of the risks described in this section with respect to the exchange notes are generally applicable to the old notes. Before making your investment decision, you should also read the other information presented or incorporated by reference in this prospectus, including our financial statements and the related notes.

Risks Related to the Exchange Offer

There is no active trading market for the exchange notes, the value of the exchange notes may fluctuate significantly and any market for the exchange notes may be illiquid.

        The exchange notes will be a new issue of debt securities of the same class as the initial exchange notes and will generally be freely transferable. Notwithstanding the foregoing, we cannot assure you that a liquid market will develop for the exchange notes or that you will be able to sell your exchange notes at a particular time, as we do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. In addition, the trading prices of the exchange notes could be subject to significant fluctuations in response to government regulations, variations in quarterly operating results, general economic conditions and various other factors. The liquidity of the trading market in the exchange notes and the market price quoted for the exchange notes may also be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we can give you no assurance that an active trading market will develop for the exchange notes. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all. This offer to exchange the exchange notes for the old notes does not depend on any minimum amount of the old notes being tendered for exchange.

You may suffer adverse consequences if you do not exchange your old notes.

        The old notes have not been registered with the SEC or in any state. Unless the old notes are registered, they only may be offered and sold pursuant to an exemption from, or in a transaction that is not subject to, the registration requirements of the Securities Act. Depending upon the percentage of the old notes exchanged for exchange notes, the liquidity of the old notes may be adversely affected. No assurance can be given as to the liquidity of any trading market that may develop for the notes that are not exchanged pursuant to the exchange offer.

        We will only issue exchange notes in exchange for old notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal or proper compliance with DTC's Automated Tender Offer Program. Therefore, you should allow sufficient time to ensure timely delivery of your old notes and you should carefully follow the instructions in the letter of transmittal on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of old notes. If you are eligible to participate in the exchange offer and do not tender your old notes or if we do not accept your old notes because you did not tender those notes properly, then, after we consummate the exchange offer, you will continue to hold old notes that are subject to the existing transfer restrictions and will no longer have any registration rights, except in limited circumstances requiring the filing of a shelf registration statement, or be entitled to any additional interest with respect to the old notes.

        In addition:

  •
  if you tender your old notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes; and

  •
  if you are a participating broker-dealer that receives exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those exchange notes.

        We have agreed that, for a period of 180 days after the exchange offer is consummated, we will make this prospectus available to any participating broker-dealer for use in connection with any resales of the exchange notes. We do not and will not assume, or indemnify you against, any of your liabilities or obligations in connection with any resale of the exchange notes. After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer of them outstanding.

Risks Related to the Notes

We have a substantial amount of debt and other obligations, which could adversely affect our financial condition, liquidity and results of operations, reduce our operating flexibility and put us at greater risk for default and acceleration of our debt.

        We have incurred significant indebtedness, primarily in connection with acquisitions. As of March 31, 2004, we had approximately $400.3 million of consolidated indebtedness and $251.5 million outstanding aggregate liquidation value of our redeemable preferred stock, including $51.1 million in accrued dividends on our redeemable preferred stock, and approximately $266.5 million of consolidated stockholders' deficit.

        Our 12 3/4% cumulative exchangeable preferred stock is subject to a mandatory redemption on April 1, 2009; if we fail to redeem the preferred stock by that date, the holders of the preferred stock have the right to elect the lesser of two directors or that number of directors constituting 25% of the members of the Board of Directors, which right such holders currently have since three semi-annual dividend payments have not been paid. Our certificate of incorporation states that such voting rights are the exclusive remedy at law or in equity for the holders of the preferred stock.

        We may incur additional debt. Accordingly, we will continue to have significant debt service obligations.

        Our large amount of indebtedness and redeemable preferred stock could, for example:

  •
  make it difficult for us to satisfy our obligations with respect to the notes;

  •
  require us to use a substantial portion of our cash flow from operations to pay indebtedness and reduce the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate activities;

  •
  limit our ability to obtain additional debt or equity financing in the future; or

  •
  impair our ability to successfully withstand a downturn in our business or the economy in general, respond to changes in our industry and place us at a disadvantage relative to our less leveraged competitors.

        Any of these consequences could have a material adverse effect on our business, liquidity and results of operations.

        In addition, we have lease, affiliation, programming and other commitments that are substantial. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Capital and Commercial Commitments" and the notes to our financial statements included in this prospectus.

We are substantially restricted by the terms of our debt, which could adversely affect us and increase your credit risk.

        Our debt instruments require us to comply with various affirmative and negative covenants that restrict the manner in which we conduct our business and may impact our operating results, including those covenants (as well as covenants in any other indebtedness that we may incur) that restrict our ability and the ability of our subsidiaries to:

  •
  dispose of assets;

  •
  incur additional indebtedness;

  •
  pay dividends;

  •
  make investments;

  •
  make acquisitions;

  •
  engage in mergers or consolidations;

  •
  create liens on our assets to secure other indebtedness;

  •
  engage in certain business activities;

  •
  issue and sell capital stock of our subsidiaries;

  •
  repurchase or make payments on our subordinated debt; and

  •
  enter into certain transactions with our affiliates.

        Our failure to comply with these covenants could result in events of default, which, if not cured or waived, would permit acceleration of the maturity of our indebtedness and acceleration of indebtedness under other instruments that contain cross-acceleration or cross-default provisions. Consents or amendments that may be required under the indenture in the future may not be available on reasonable terms, if at all.

We may not be able to generate sufficient cash flow to meet our obligations, forcing us to refinance all or a portion of our indebtedness, sell assets or obtain additional financing.

        Our ability to make scheduled payments of the principal of, or to pay interest on, or to refinance our indebtedness, will depend on our future performance, which, to a certain extent, will be subject to our ability to successfully implement our strategy described under "Summary—Strategy" as well as economic, financial, competitive and other factors beyond our control. Absent successful implementation of this strategy, we do not expect to generate sufficient cash flow from operations to pay our indebtedness or to fund our other liquidity needs. We and our subsidiaries will not be able to incur substantial additional indebtedness in the future. Additionally, the indenture contains restrictions on the incurrence of additional indebtedness, including any working capital credit facility unless we can comply with the debt incurrence ratio test. If our cash flows from operations are insufficient, we may not be able to borrow money to meet our future obligations. The holders of our redeemable preferred stock currently have certain additional voting rights since three semi-annual dividend payments have not been paid. See "Description of the Exchange Notes." As a result, we may need to refinance all or a portion of our indebtedness, on or before maturity, sell assets or obtain additional financing. We may not be able to refinance any of our indebtedness on commercially reasonable terms, if at all. If we are unable to generate sufficient cash flow or refinance our indebtedness on commercially reasonable terms, we may have to seek to restructure our remaining debt obligations, which could have a material adverse effect on the market, if any, for our debt, including the notes.

The value of our collateral may not be sufficient to cover all secured claims.

        The notes are secured by a first priority lien on substantially all our assets and on all of the capital stock and assets, other than our FCC licenses, of each of our subsidiaries directly owned by us. There is no existing public market for the stock of our subsidiaries. Even if such securities, or assets constituting collateral, could be sold, there can be no assurance that the proceeds from the sale of such securities or such assets would be sufficient to satisfy the amounts due on the notes in the event of a default. Absent an acceleration of the notes, we will be able to vote, as we determine in our sole discretion, such securities. The lien on the collateral in favor of the holders of the notes is subject to release, without the substitution of new collateral, under certain circumstances. See "Description of the Exchange Notes—Possession, Use and Release of Collateral" and "Description of the Exchange Notes—Collateral."

        No appraisals of the collateral have been prepared by us, or on our behalf, in connection with the offering of the notes or this exchange offer. The value of the collateral and the amount to be received upon a sale of such collateral will depend upon many factors, including, among others, the condition of the collateral, the then current television broadcast industry conditions and regulatory environment, the ability to sell the collateral in an orderly sale, the condition of the national and local economies, the availability of buyers and similar factors. Neither any prior appraisal nor the book value of the collateral or any portion thereof should be relied on as a measure of realizable value for such assets. Any sale involving broadcast rights requires FCC approval and the value of such broadcast rights can be affected by then-existing duopoly and other restrictions. See "Business—Ownership restrictions." The collateral does not include the FCC licenses, which by law are not subject to being pledged. Any effort to realize on the collateral independent of broadcast rights may not be feasible or of significant value. To the extent that holders of other secured indebtedness or third parties enjoy liens (including statutory liens), whether or not permitted by the indenture, such holders or third parties may have rights and remedies with respect to the collateral securing the notes that, if exercised, could reduce the proceeds available to satisfy the obligations under the notes.

The ability of the collateral agent to foreclose on the secured property may be limited.

        The right of the collateral agent to dispose of the collateral securing the notes upon acceleration under the indenture is likely to be significantly impaired by applicable bankruptcy laws if bankruptcy proceedings were to be commenced by or against us prior to such disposition. Under Federal bankruptcy laws, secured creditors, such as the collateral agent, are prohibited from foreclosing upon collateral held by a debtor in a bankruptcy case, or from disposing of collateral repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable Federal bankruptcy laws generally permit a debtor to continue to retain and to use collateral, including cash and capital stock, even if the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The interpretation of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in collateral. Because the term "adequate protection" is subject to varying interpretation and because of the broad discretionary powers of a bankruptcy court, it is impossible to predict (i) how long payments under the notes could be delayed following commencement of and during a bankruptcy case, (ii) whether or when the collateral agent could foreclose upon or sell any collateral securing the notes, or (iii) whether or to what extent noteholders would be compensated for any delay in payment or loss of value of collateral securing the notes under the doctrine of "adequate protection." Furthermore, in the event a bankruptcy court were to determine that the value of the collateral securing the notes was not sufficient to repay all amounts due on the notes, the noteholders would become holders of "undersecured claims." Applicable Federal bankruptcy laws do not permit the payment and/or accrual of interest, costs and attorneys' fees for "undersecured claims" during a debtor's bankruptcy case.

The disposition of capital stock or assets of any subsidiary held as collateral will also be subject to the prior approval of the Federal Communications Commission, or FCC, to the extent such disposition constitutes a transfer of control of a license or permit issued by the FCC.

        The disposition of capital stock or assets of any subsidiary held as collateral will also be subject to the prior approval of the FCC to the extent such disposition constitutes a transfer of control of a license or permit issued by the FCC, including the licenses and permits held or to be acquired by our subsidiaries with respect to the stations. In determining whether to approve a change in control, the FCC considers, among other things, the financial and legal qualifications of the prospective acquiror, including compliance with FCC restrictions on foreign ownership and control, rules limiting the common ownership of certain attributable interests in broadcast, cable and newspaper properties and the character qualifications of the prospective acquiror and persons holding attributable interests in it. There can be no assurance that the FCC would grant such approval with respect to any particular prospective acquiror or that such approval, if granted, would not be subject to a significant delay and could be subject to legal challenge. See "Business—Ownership Restrictions."

We may not be able to fulfill our obligation to purchase notes upon a change of control and this obligation may discourage a sale or takeover of us.

        Upon the occurrence of certain events causing a change of control, we will be required to offer to repurchase the notes at a purchase price equal to 101% of the outstanding principal amount thereof, together with accrued and unpaid interest. See "Description of the Exchange Notes—Change of Control." A change of control also would require us to make an offer to repurchase our preferred stock. These change of control features may make a sale or takeover more difficult for us. There can be no assurance that we would have sufficient assets or be able to obtain sufficient third party financing on favorable terms to satisfy all our obligations upon a change of control. If an offer to repurchase the notes is required to be made and we do not have available sufficient funds to pay for the notes, an event of default would occur under the indenture and our preferred stock. The occurrence of an event of default could result in acceleration of the maturity of the notes. See "Description of the Exchange Notes." Furthermore, these provisions would not necessarily afford protection to holders of the notes in the event of a highly leveraged transaction that does not result in a change of control. See "Description of the Exchange Notes—Change of Control."

If the subsidiary guarantees are deemed fraudulent conveyances or preferential transfers, a court may subordinate or void them.

        Our subsidiaries have incurred substantial debt under the guarantees of the notes. The incurrence by our subsidiaries of debt under their guarantees, and the granting of liens to secure those guarantees, may be subject to review under federal and state fraudulent conveyance laws if a bankruptcy, reorganization or rehabilitation case or a lawsuit, including circumstances in which bankruptcy is not involved, were commenced by, or on behalf of, unpaid creditors of our subsidiary guarantors at some future date. Federal and state statutes allow courts, under specific circumstances, to void the subsidiary guarantees and related liens and require noteholders to return payments received from us or the subsidiary guarantors.

        An unpaid creditor or representative of creditors could file a lawsuit claiming that the issuance of secured guarantees of notes constituted a "fraudulent conveyance." To make such a determination, a court would have to find that a subsidiary did not receive fair consideration or reasonably equivalent value for the guarantee, and that, at the time the guarantees were issued, such guarantor:

  •
  was insolvent;

  •
  was rendered insolvent by the issuance of the notes;

  •
  was engaged in a business, or transaction for which its remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to repay as those debts matured.

        If a court were to make such a finding in respect of a subsidiary's secured guarantees, it could void all or a portion of such subsidiary's obligations under its secured guarantee of the notes, subordinate the claim in respect of its secured guarantee to its other existing and future indebtedness or take other actions detrimental to you as a holder of the notes, including, in certain circumstances, invalidating the secured guarantees of the notes.

        The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property, or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they mature. Moreover, regardless of insolvency, a court could void an incurrence of indebtedness, including the notes or the guarantees, if it determined that the transaction was made with intent to hinder, delay or defraud creditors, or a court could subordinate the indebtedness, including the notes or the subsidiary guarantees, to the claims of all existing and future creditors on similar grounds. We cannot determine in advance what standard a court would apply to determine whether we were "insolvent" in connection with the sale of the notes.

        There is a risk of a preferential transfer if:

  •
  a subsidiary guarantor declares bankruptcy or its creditors force it to declare bankruptcy within 90 days (or in certain cases, one year) after a payment on the guarantee; or

  •
  a subsidiary guarantee was made in contemplation of insolvency.

The subsidiary guarantee could be voided by a court as a preferential transfer. In addition, a court could require holders of notes to return any payments made on the notes during the 90-day (or one-year) period.

        Almost all of our assets are owned through our subsidiaries; thus voided guarantees would invalidate the pledge of such subsidiaries' assets as collateral for the notes. A court could impose legal and equitable remedies, including subordinating the obligations under the subsidiary guarantees to our other existing and future indebtedness or taking other actions detrimental to you as a holder of the notes.

The interests of our controlling shareholders, who together own 100% of our Class A Common Stock, par value $0.01 per share, which we refer to as our voting common stock, may not be aligned with the interests of the holders of the notes.

        W. Don Cornwell, our Chief Executive Officer and Chairman of our Board of Directors, and Stuart J. Beck, our President and Secretary, through their ownership of all of the outstanding shares of our voting common stock, possess 55% and 45%, respectively, of our voting power. As long as Messrs. Cornwell and Beck hold all of the outstanding shares of voting common stock, they will be able to elect all of our directors (other than the lesser of 25% or two of our directors whom the holders of our outstanding preferred stock are currently entitled to elect) and determine the outcome of substantially all actions requiring shareholder approval. More specifically, Messrs. Cornwell and Beck have the power to, among other things, (i) amend our Certificate of Incorporation, (ii) effect a merger, sale of assets or other fundamental corporate transaction and (iii) defeat any unsolicited attempt to acquire control of us. Their interests may conflict with the interests of the holders of the notes and they may take actions affecting us with which you disagree. See "Security Ownership of Certain Beneficial Owners and Management."

Risks Related to Our Business

We have limited sources of liquidity and no working capital facility or other credit facility and therefore may not be able to service all of our obligations, absent changes in our operations or capital structure.

        Our sources of available liquidity as of March 31, 2004, are (i) our cash and cash equivalents of $79.8 million, (ii) marketable securities of $8.7 million, and (iii) a refund of approximately $16 million of income taxes paid during calendar year 2002 which we expect to receive during the second quarter of 2004. Absent changes to our capital structure or the successful implementation of our business strategy, we may not have enough liquidity to service our existing obligations on an ongoing basis. The holders of our redeemable preferred stock currently have certain additional voting rights since three semi-annual dividend payments have not been paid. Lack of liquidity would have a material adverse effect on our ability to implement our business strategy and, therefore, affect our ability to make payments on the notes.

Our principal strategy, seeking growth through acquisitions of television stations and duopolies, may not be achievable absent dispositions of certain of our television stations.

        Our ability to make acquisitions is in large part dependent on our having successfully consummated asset dispositions. We may not be able to find buyers willing to acquire our stations at prices and on terms and conditions satisfactory to us, or at all. The current uncertainty in the regulatory environment surrounding multiple station ownership in certain of our existing television station markets may impede the sale of these stations at the present time.

        We also pursue selective acquisitions of television stations with the goal of improving their operating performance by applying our management's business and growth strategy. However, we may not be successful in identifying attractive acquisition targets. Future acquisitions involve inherent risks, such as increasing leverage and debt service requirements and combining company cultures and facilities, which could have a material adverse effect on our operating results, particularly during the period immediately following any acquisitions. We may not be able to successfully implement effective cost controls, increase advertising revenues or increase audience share with respect to any acquired station. In addition, our future acquisitions may result in our assumption of unexpected liabilities and may result in the diversion of management's attention from the operation of our business.

        In addition, television station acquisitions are subject to the approval of the FCC and, potentially, other regulatory authorities. For example, FCC rules restrict the number of television stations an entity may own within a single market. See "Business—Television Duopoly Rule," The need for FCC and other regulatory approvals could restrict our ability to consummate future transactions and potentially require us to divest some television stations if the FCC or the Department of Justice believes that a proposed acquisition would result in excessive concentration in a market, even if the proposed combinations may otherwise comply with FCC ownership limitations.

        The indenture for the notes limits, and future debt obligations may limit, our ability to pursue our acquisition strategy, including certain limitations in the indenture with respect to acquisitions for cash. If our acquisition strategy is not successful, our ability to make payments on the notes could be adversely affected. Even if our acquisition strategy is successful, we may be unable to make payments on the notes due to events which are beyond our control such as prevailing business, financial and economic conditions.

        Our failure to successfully implement our business strategy may negatively affect our future liquidity and materially adversely affect us and our ability to make payments on the notes.

FCC ownership rules and policies may limit our ability to create duopoly-type operating arrangements under local services or other similar agreements, which would impair our acquisition strategy.

        We would like to own or provide services to affiliated television stations with a strong local news presence, particularly in television markets in which we already operate a station. We are actively pursuing this strategy which includes the creation of duopoly-type operating arrangements in our current markets through ownership of one station and a combination of agreements (such as shared services, local services, sales representation, marketing, operating or other agreements) with a second station in that market—and the sale of our WB stations in order to acquire news-oriented television stations. While these agreements take varying forms, a typical local services agreement, for example, is an agreement between two separately owned television stations serving the same market, whereby the owner of one station provides operational assistance to the other station, subject to ultimate editorial and other controls being exercised by the latter station's owner. By operating or entering into a local services agreement with a second television station in a market in which we own a station, we believe that we could achieve significant operational efficiencies, broaden our audience reach and enhance our ability to capture more advertising spending in a given market. We do not currently operate any stations pursuant to a local services agreement. While these duopoly-type operating arrangements have been approved by the FCC pursuant to delegated authority as consistent with current FCC rules and policies, we cannot assure you that the FCC will continue to permit local services or other similar agreements as a means of creating duopoly-type opportunities, that the FCC will not assert its authority over the FCC staff in this area (which may result in modifications to current policy) or that the FCC's treatment of duopoly-type operating arrangements we may enter into will be consistent with the treatment described above or on terms that will permit us to realize the benefits described above. Specifically, the FCC may change its current policies with regard to the regulatory treatment of and acceptability of certain terms and conditions of duopoly-type operating arrangements for a variety of reasons, such as in response to direction from legislators or public opinion, in a way that prevents duopoly-type operating arrangements or requires significant modifications to the financial or other material terms of such arrangements. For example, the FCC recently decided to treat joint sales agreements between same-market radio stations as attributable ownership interests for purposes of applying its media ownership rules and indicated an intention to initiate a proceeding to seek public comment on whether to treat joint sales agreements between same-market television stations also as attributable ownership interests. See "Business—FCC Regulation of Television Broadcasting" and "Business—Attribution." If the FCC, on its own initiative or in response to a third party complaint, were to challenge such arrangements and determine that such arrangements violate the FCC's rules or policies, we may be unable to implement our "duopoly" business strategy. Any such change in FCC policies concerning arrangements involving joint sales agreements, local services agreements or similar agreements could limit our ability to establish or maintain duopoly-type arrangements and implement our acquisition strategy.

Current FCC ownership rules or revised FCC ownership rules, whether revised through FCC action, judicial review or federal legislation, may limit our acquisition strategy.

        FCC ownership rules currently impose significant limitations on the ability of broadcast licensees to have attributable interests in multiple media properties. One of these local market ownership restrictions, known as the television duopoly rule, includes an ownership limit of one television station in medium and smaller markets and two stations in larger markets provided that there are at least eight independently owned and operating full-power television stations in the market and one of the combining stations is not ranked among the top four stations in the market. The FCC's current rules also permit a waiver of the duopoly rule but only if one of the two television stations is a failed or failing station, if the proposed transaction would result in the construction of an unbuilt television station or if compelling public interest factors are present, provided that a waiver applicant demonstrates that no reasonable out-of-market buyer was available. Under the existing television duopoly rule, absent a waiver, we would not be able to acquire a second station in our existing Big-3 affiliated stations' markets because our stations and the most likely target stations would be amongst the top-four rated stations in the market. Our ability to obtain a waiver of the existing duopoly rule also is severely restricted because neither our stations nor our most likely target stations would qualify as failed, failing or unbuilt stations. As a result, we would have to demonstrate the presence of compelling public interest factors in order to obtain a waiver. We are unable to predict whether the FCC would grant such a waiver. If we were to acquire a second station in a market pursuant to a waiver of the duopoly rule, we could not sell the duopoly to a third party unless that third party also: (i) obtained a waiver at the time of the proposed sale; or (ii) acquired one of the stations directly and established a duopoly-type arrangement—through a local services agreement or otherwise—with another party who then would acquire the second station.

        On June 2, 2003, the FCC voted to substantially amend many of its ownership rules. The television duopoly rule was relaxed to permit ownership of up to three stations in certain large markets and two stations in many mid-sized markets, provided that no more than one of the co-owned stations can be among the top four rated stations in the market. In the markets in which we operate our Big-3 affiliated stations, absent a waiver, we would not be able to take advantage of this new duopoly rule because our station and the most likely target stations would be amongst the top-four rated stations in the market. The FCC further declared that it would grant waivers of the top-four restriction under certain circumstances, such as in markets where it can be established that ownership consolidation in small to mid-sized television markets with 11 or fewer television stations could lead to significant public interest benefits. We are unable to predict whether the FCC would grant us a waiver pursuant to this standard. The FCC further determined that a non-conforming combination permitted by a waiver of the duopoly rule could not be transferred jointly either as a separate asset or through the transfer of control of the licensee, except by obtaining a waiver of the rule upon each transfer or by sale to certain eligible small business entities. Therefore, as is currently the case under the present duopoly rule, if we were to acquire a second station in a market pursuant to a waiver, our ability to sell or transfer that duopoly would be restricted because any potential acquirer would need to obtain a waiver from the FCC in order to own the duopoly or establish its eligibility as a small business entity or would need to acquire one of the stations directly and establish a duopoly-type arrangement with another party who then would acquire the second station.

        None of the amended FCC media ownership rules currently are in effect because they are subject to a stay issued by the United States Court of Appeals for the Third Circuit while the court reviews the appeals of the FCC's newly-adopted rules. We are unable to predict the outcome of any regulatory, judicial or legislative proceedings regarding these rules or the effects that any of the above will have on the willingness of the FCC or its staff to continue to grant waivers of its duopoly rule. Should the new rules become effective, attractive opportunities may arise for additional television station and other media acquisitions; however, these potential changes also create additional competition for us from other entities, such as national broadcast networks, large station groups, newspaper chains and cable operators who may be better positioned to take advantage of such changes and benefit from the resulting operating synergies both nationally and in specific markets. Should the FCC or its staff not grant such waivers, our ability to pursue our acquisition strategy would be materially and adversely affected.

A duopoly special purpose vehicle may make decisions regarding the operation of its station that could reduce the amount of cash we might receive under a local service agreement.

        In connection with our strategy of realigning our group of television stations, we may enter into a duopoly-type operating arrangement in a market or markets. If we enter into any such arrangement, one of the stations in the market may be owned by an independent third party. We may enter into various local services arrangements with such entity pursuant to which we will provide the services to that entity's station. Under these arrangements, we would receive substantially all of the available cash, after payment of operating expenses and debt service costs, generated by the station. We also may guarantee such entity's debt, which would have been incurred primarily in connection with the acquisition of a station or stations, and such entity could guarantee the notes. We would also have an option to purchase the station. If we entered into such arrangements, we would expect to consolidate the results of operations and financial position of the station(s) with our results of operations and financial position. However, while we would be deemed to have a controlling financial interest in the other entity under generally accepted accounting principles in the United States, the other entity would still own and control the station. For this arrangement to comply with FCC rules, the other entity must maintain complete responsibility for and control over programming, finances, personnel and operations of its stations. Because we would not own or control such entity, such entity could make decisions with which we disagree and which could reduce the cash flow generated by these stations and, as a consequence, the amount we would receive under our local services arrangement with such entity.

Our operating results are primarily dependent on advertising revenues and, as a result, we may be more vulnerable to economic downturns than businesses in other industries.

        Our operating results are primarily dependent on advertising revenues. The success of our operations depends in part upon factors beyond our control, such as:

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  national and local economic conditions;

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  the availability of high profile sporting events, such as the Olympics, the Super Bowl and the NCAA Men's Basketball Tournament;

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  the relative popularity of the programming on our stations;

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  the demographic characteristics of our markets; and

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  the activities of our competitors.

        Our programming may not attract sufficient targeted viewership and we may not achieve favorable ratings. Our ratings depend partly upon unpredictable and volatile factors beyond our control, such as viewer preferences, the quality of the programming provided to us by the networks, competing programming and the availability of other entertainment activities. A shift in viewer preferences could cause our programming not to gain popularity or to decline in popularity, which could cause our advertising revenues to decline. In addition, we and those that we rely on for programming may not be able to anticipate and react effectively to shifts in viewer tastes and interests in the markets.

Because a high percentage of our operating expenses are fixed, a relatively small decrease in advertising revenue could have a significant negative impact on our results of operations.

        Our business is characterized generally by high fixed costs, primarily for debt service, programming costs, operating leases and personnel. Other than commissions paid to our sales staff and outside sales agencies, our expenses do not vary significantly with the increase or decrease in advertising revenue. As a result, a relatively small change in advertising revenue could have a disproportionate effect on our financial results.

We are dependent to a significant degree on automotive advertising.

        Approximately 21% of our total revenues for the year ended December 31, 2003, and 17% for the year ended December 31, 2002, consisted of automotive advertising. A significant decrease in these revenues in the future could materially and adversely affect our results of operations and cash flows, which could affect our ability to fund operations and service our debt obligations.

We have a history of net losses and a substantial accumulated deficit.

        We have had net losses of $17,412,897 for the three months ended March 31, 2004, $46,947,872 for the year ended December 31, 2003, $81,567,338 for the year ended December 31, 2002 and $76,746,894 for the year ended December 31, 2001, primarily as a result of amortization of intangible assets and debt service obligations. In addition, as of March 31, 2004, we had an accumulated stockholders' deficit of $266,542,000. We may not be able to achieve or maintain profitability. The future utilization of a portion of our net operating losses for federal income tax purposes is subject to an annual limitation.

Our strategy of seeking growth through acquisitions of television stations could pose various risks and increase our leverage.

        We intend to pursue selective acquisitions of television stations with the goal of improving their operating performance by applying our management's business and growth strategy. However, we may not be successful in identifying attractive acquisition targets. Future acquisitions involve inherent risks, such as increasing leverage and debt service requirements and combining company cultures and facilities, which could have a material adverse effect on our operating results, particularly during the period immediately following any acquisitions. We may not be able to successfully implement effective cost controls, increase advertising revenues or increase audience share with respect to any acquired station. In addition, our future acquisitions may result in our assumption of unexpected liabilities and may result in the diversion of management's attention from the operation of our business.

        On April 23, 2004, we announced that we intend to enter into a strategic arrangement with Malara Broadcasting Group, or Malara, under which we will provide advertising sales, promotion and administrative services, and selected programming to certain Malara-owned stations under applicable FCC rules and regulations. The first implementation of the arrangement will involve stations in Fort Wayne, Indiana and Duluth, Minnesota-Superior, Wisconsin. Prior to the arrangement going into effect, we will sell our Ft. Wayne ABC affiliate, WPTA(TV), to Malara for $45.9 million. We will purchase WISE-TV, the NBC affiliate serving Fort Wayne, from New Vision Television for $44.2 million. Final pricing for the transactions is subject to closing adjustments and both transactions, which are subject to regulatory approval, are expected to close in the third quarter of 2004.

        Malara has entered into definitive agreements to acquire WPTA(TV) from us, for $45.9 million and KDLH(TV) from New Vision Television for $10.8 million, subject to closing adjustments. The acquisitions, which are subject to regulatory approvals, are expected to close in the third quarter of 2004. It is anticipated that we will guarantee the financing for the transactions.

        We cannot assure you that we will be able to complete these transactions or that they will result in the benefits to our business that we anticipate.

If we are unable to compete effectively, our revenue could decline.

        The entertainment industry, and particularly the television industry, is highly competitive and is undergoing a period of consolidation and significant change. Many of our current and potential competitors have greater financial, marketing, programming and broadcasting resources than we do. Technological innovation and the resulting proliferation of television entertainment, such as cable television, wireless cable, terrestrial multi-channel video distribution and data systems, satellite-to-home distribution services, pay-per-view, digital video recorders and home video and entertainment systems, have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition. In addition, as a result of the Telecommunications Act of 1996, the legislative ban on telephone cable ownership has been repealed and telephone companies are now permitted to seek FCC approval to provide video services to homes. If these changes result in declining advertising revenue or increased operating or programming costs, our financial condition and results of operations may suffer.

Our revenue and profitability are affected by political campaigns and the Olympics.

        In the past, we have generated substantial advertising revenue from political campaign advertising, and to a lesser extent, from broadcasting the Olympics. In 2002, mid-term political elections significantly increased net revenue during the periods in which they were broadcast. The absence of political advertising in 2003 has had a negative impact on our revenues and profitability.

Recently-enacted campaign finance legislation may substantially limit political advertising, upon which we heavily rely.

        Political advertising is a significant source of advertising revenue during each electoral cycle. Recently-enacted campaign finance legislation restricts certain forms of political advertising and imposes significant reporting and other burdens on political advertising. The legislation became effective in November 2002. On December 10, 2003, the legislation was upheld substantially in full by the United States Supreme Court. It is not certain at this time precisely what will be the impact on our business of the Supreme Court's ruling, but it is likely to decrease the amount of advertising spent on television in connection with political campaigns.

The loss or modification of network affiliation agreements could materially and adversely affect our results of operations.

        The non-renewal or termination of a network affiliation agreement could have a material adverse effect on us. See "Business—Network Affiliation." Each of the networks generally provides our affiliated stations with 22 hours of prime time programming per week in the case of the Big-Three stations and 13 hours of prime time programming per week in the case of the WB stations. Each of these agreements is subject to periodic renewal. In addition, some of our network affiliation agreements are subject to earlier termination by the networks under specified circumstances including as a result of a change of control of our affiliated stations, which would generally result upon the acquisition of 50% of our voting power. W. Don Cornwell and Stuart J. Beck, through their ownership of all of the outstanding shares of our voting common stock, possess 55% and 45%, respectively, of our voting power. Some of the networks with which our stations are affiliated have required us and other broadcast groups, upon renewal of affiliation agreements, to reduce or eliminate network affiliation compensation and, in specific cases, to make cash payments to the network, and to accept other material modifications of existing affiliation agreements. Consequently our affiliation agreements may not all remain in place and each network may not continue to provide programming or compensation to affiliates on the same basis as it currently provides programming or compensation. If this occurs, we would need to find alternative sources of programming, which may be less attractive and more expensive. We have no reason to believe that the network affiliation agreements will not be renewed when they expire.

Our industry is subject to significant syndicated and other programming costs, and increased programming costs could adversely affect our operating results.

        Our industry is subject to significant syndicated and other programming costs. We may be exposed in the future to increased programming costs which may adversely affect our operating results. We often acquire program rights two or three years in advance, making it difficult for us to accurately predict how a program will perform. In some instances, we may have to replace programs before their costs have been fully amortized, resulting in write-offs that increase station operating costs.

Any extraordinary, newsworthy event, including hostilities or terrorist attacks, may affect our revenues and results of operations.

        During each of the three-month periods ended March 31, 2003 and June 30, 2003, we experienced a loss of advertising revenue and incurred additional broadcasting expenses due to the initiation of military action. The military action disrupted our television stations' regularly scheduled programming and some of our clients rescheduled or delayed advertising campaigns to avoid being associated with war coverage. We expect that if the United States engages in other foreign hostilities, there is a terrorist attack against the United States or there is some other extraordinary, newsworthy event, we may lose additional advertising revenue and incur increased broadcasting expenses due to further pre-emption, delay or cancellation of advertising campaigns and the increased costs of providing coverage of such events. We cannot predict the extent and duration of any future disruption to our programming schedule, the amount of advertising revenue that would be lost or delayed or the amount by which our broadcasting expenses would increase as a result. The loss of revenue and increased expenses could negatively affect our results of operations.

We are dependent on key personnel.

        W. Don Cornwell, our Chief Executive Officer and Chairman of our Board of Directors, and Stuart J. Beck, our President and Secretary each have an employment agreement with us. The agreements provide for a two-year employment term, which is automatically renewed for subsequent two-year terms unless advance notice of nonrenewal is given (the current term under such agreements, which were automatically renewed in September 2003, expires September 19, 2005). The agreements provide that Mr. Cornwell and Mr. Beck will not engage in any business activities during the term of such agreements outside the scope of their employment with us unless approved by a majority of our independent directors. The loss of the services of certain key operating and executive personnel currently employed by us could have an adverse impact on us. There can be no assurance that the services of such personnel will continue to be made available to us. We do not maintain key-man life insurance on any of our employees.

The industry-wide mandatory conversion to digital television requires us to make significant capital expenditures for which we might not see a return on our investment.

        The FCC required all commercial television stations in the United States to start broadcasting in digital format by May 1, 2002 unless the FCC granted an extension. Stations may broadcast both analog and digital signals until December 31, 2006, when they must abandon the analog format, provided that 85% of households within the relevant DMA have the capability to receive a digital signal. The digital transmissions may initially be low-power, but full-power transmission will be required by a date to be established by the FCC.

        It is expensive to convert from the current analog format to digital format. We have completed the upgrades to our television stations to enable them to broadcast with digital technology either with full-power or low-power transmissions, as authorized by the FCC. See "Business—FCC Regulation of Television Broadcasting" and "Business—Digital Television." We have spent approximately $16,000,000 to date on the implementation of digital technology.

        The transition to digital television, or DTV, eventually will require consumers to purchase new televisions that are capable of receiving and displaying DTV signals, or adapters to receive DTV signals and convert them to analog signals for display on their existing receivers. Currently, very few households have either a digital television or an adapter. Although the FCC has adopted some rules intended to facilitate consumers' transition to digital television—e.g., those concerning "plug and play" compatibility and DTV tuners—it is possible that many households will never make the switch to digital television. See "Business—FCC Regulation of Television Broadcasting" and "Business—Digital Television." Such households would not be able to view our stations' signals over-the-air if and when the FCC requires us to cease broadcasting analog signals. If this happens our investment in upgrading our stations to broadcast digitally will have been largely wasted with respect to such households and our audience share could be diminished. In addition, digital technology could expose us to additional competition since digital technology allows broadcasting of multiple channels within the additional allocated spectrum, compared to only one channel today using analog technology. We do not know now what effect this will have on the competitive landscape in our industry.

If direct broadcast satellite companies do not carry the stations that we own and operate or provide services to, we could lose revenue and audience share.

        The Satellite Home Viewer Improvement Act of 1999, as amended, allows direct broadcast satellite television companies to transmit local broadcast television signals to subscribers in local markets provided that they offer to carry all local stations in that market. However, satellite providers have limited satellite capacity to deliver local station signals in local markets. As of May 24, 2004, satellite carrier DirecTV carries the signals of our stations KBWB, WDWB and WKBW and announced plans to carry KSEE and KBJR in the second quarter of 2004 and WPTA and WTVH sometime in 2004 (DirecTV subscribers currently must acquire a "DirecTV Multi-Satellite System in order to receive WKWB). EchoStar currently carries KBWB, WDWB, WKBW, KBJR, WPTA, WTVH, WEEK and KSEE (EchoStar subscribers currently must acquire a "SuperDISH" from EchoStar in order to receive WPTA, WEEK and WTVH). Satellite providers, such as DirecTV and EchoStar, may choose not to carry local stations in any of our other markets. In those markets in which the satellite providers do not carry local station signals, subscribers to those satellite services will be unable to view our stations without making further arrangements, such as installing antennas and switches. Furthermore, when direct broadcast satellite companies do carry local television stations in a market, they are permitted to charge subscribers extra for such service; some subscribers may choose not to pay extra to receive local television stations. In the event subscribers to satellite services do not receive the stations that we own and operate or provide services to, we could lose audience share, which would adversely affect our revenue and earnings. In certain limited circumstances where satellite subscribers cannot receive an adequate over-the-air signal from one of our stations or when we grant a waiver of our rights, satellite carriers may provide the signals of distant stations with the same network affiliations as our stations. The availability of another station with the same network affiliation as ours in our markets could negatively affect our audience share. Such negative effects could increase if the subscribership of these satellite providers continues to grow.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        We issued $405 million aggregate principal amount of the old notes to the initial purchasers on December 22, 2003 in transactions not registered under the Securities Act in reliance on exemptions from registration under that Act. The initial purchasers then sold the old notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-United States persons outside the United States in reliance on Regulation S under the Securities Act. Because they have been sold pursuant to exemptions from registration, the old notes are subject to transfer restrictions.

        In connection with the issuance of the old notes, we agreed with the initial purchasers that we would:

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  file with the Securities and Exchange Commission a registration statement related to the exchange notes;

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  use our reasonable best efforts to cause the registration statement to become effective under the Securities Act; and

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  offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount of exchange notes upon the effectiveness of the registration statement.

        Our failure to comply with these agreements within certain time periods would result in additional interest being due on the old notes. A copy of the agreement with the initial purchasers has been filed as an exhibit to the registration statement of which this prospectus is a part.

        Based on existing interpretations of the Securities Act by the staff of the Commission described in several no-action letters to third parties, and subject to the following sentence, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers who purchased the old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, or our affiliates, without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of the old notes who is an affiliate of ours, who is not acquiring the exchange notes in the ordinary course of such holder's business or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

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  will not be able to rely on the interpretations by the staff of the SEC described in the above-mentioned no-action letters;

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  will not be able to tender the old notes in the exchange offer; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless the sale or transfer is made under an exemption from these requirements.

        We do not intend to seek our own no-action letter, and there is no assurance that the staff of the Commission would make a similar determination regarding the exchange notes as it has in these no-action letters to third parties.

        As a result of the effectiveness of the registration statement of which this prospectus is a part, we will not be required to pay an increased interest rate on the old notes unless we either fail to timely consummate the exchange offer or fail to maintain the effectiveness of the registration statement to the extent we agreed to do so. Following the closing of the exchange offer, holders of the old notes not tendered will not have any further registration rights except in limited circumstances requiring the filing of a shelf registration statement, and the old notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the old notes will be adversely affected.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all old notes properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of the old notes accepted in the exchange offer.

        By tendering the old notes for exchange notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

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  you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

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  you are not participating and have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

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  you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

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  if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

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  if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes.

        Broker-dealers that are receiving exchange notes for their own account must have acquired the old notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an "underwriter" within the meaning of the Securities Act. We will be required to allow broker-dealers to use this prospectus for a period of 180 days following the exchange offer in connection with the resale of exchange notes received for their account in exchange for old notes acquired by broker-dealers as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of exchange notes. See "Plan of Distribution."

        The exchange notes will evidence the same debt as the old notes and will be issued under and entitled to the benefits of the same indenture. The form and terms of the exchange notes are identical in all material respects to the form and terms of the old notes except that:

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  the exchange notes will be issued in a transaction registered under the Securities Act;

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  the exchange notes will not be subject to transfer restrictions; and

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  provisions providing for an increase in the interest rate on the old notes will be eliminated after completion of the exchange offer.

        As of the date of this prospectus, $405 million aggregate principal amount of the old notes was outstanding. In connection with the issuance of the old notes, we arranged for the old notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

        This prospectus, together with the accompanying letter of transmittal, are initially being sent to all registered holders as of the close of business on June 14, 2004. We intend to conduct the exchange offer in accordance with the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable.

        Rule 14e-1 describes unlawful tender offer practices under the Exchange Act. This rule requires us, among other things:

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  to hold our exchange offer open for 20 business days;

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  to give ten business days notice of any material change in the terms of this offer; and

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  to issue a press release in the event of an extension of the exchange offer.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of the old notes being tendered, and holders of the old notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or under the indenture in connection with the exchange offer. We shall be considered to have accepted the old notes tendered according to the procedures in this prospectus when, as and if we have given oral (promptly confirmed in writing) or written notice of acceptance to the exchange agent. See "—Exchange Agent". The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to those holders.

        If any tendered old notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted old notes will be returned, at our cost, to the tendering holder of old notes or, in the case of old notes tendered by book-entry transfer, the holder's interest in such notes will be transferred into the holder's account at DTC according to the procedures described below, as promptly as practicable after the expiration date.

        Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of the old notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "—Solicitation of Tenders; Fees and Expenses."

        Neither we nor out board of directors makes any recommendation to holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes in the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of the old notes must make their own decision whether to tender in the exchange offer and, if so, the amount of the old notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Expiration Date; Extension; Amendments

        The term "expiration date" shall mean 5:00 p.m., New York City time, on July 13, 2004, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

        We expressly reserve the right, in our sole discretion:

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  to delay acceptance of any old notes or to terminate the exchange offer and to refuse to accept old notes not previously accepted, if any of the conditions described under "—Conditions" shall have occurred and shall not have been waived by us;

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  to extend the expiration date of the exchange offer;

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  to amend the terms of the exchange offer in any manner;

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  to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date; and

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  to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

        The terms of the purchases or offers described in the fourth and fifth clauses above may differ from the terms of the exchange offer.

        Any delay in acceptance, termination, extension or amendment of the exchange offer will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment.

        Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension or amendment of the exchange offer, we shall have no obligation to publish, advise or otherwise communicate any public announcement, other than by making a timely release to Business Wire.

        You are advised that we may extend the exchange offer because some of the holders of the old notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offer.

Interest on the Exchange Notes

        The exchange notes will bear interest from December 22, 2003 or the most recent date on which interest was paid or provided for on the old notes surrendered for the exchange notes. Interest on the exchange notes will be payable semi-annually on each June 1 and December 1, commencing on June 1, 2004. Accordingly, holders of old notes that are accepted for exchange will not receive interest that is accrued but unpaid on the old notes at the time of tender.

Procedures for Tendering

        Only a holder may tender its old notes in the exchange offer. Any beneficial owner whose old notes are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on such holder's behalf. If the beneficial owner wishes to tender on such holder's own behalf, the beneficial owner must, before completing and executing the letter of transmittal and delivering such holder's old notes, either make appropriate arrangements to register ownership of old notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

        The tender by a holder will constitute an agreement among the holder, us and the exchange agent according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        A holder who desires to tender old notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose old notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

        The method of deliver of the old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders delivery of such documents will be deemed made only when actually received by the exchange agent or deemed received under the ATOP procedures described below. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for holders in each case as described in this prospectus and in the letter of transmittal.

Old Notes Held in Certificate Form

        For a holder to validly tender old notes held in physical form, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date, at its address set forth in this prospectus:

  •
  a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

  •
  certificates for tendered old notes.

Old Notes Held in Book-Entry Form

        We understand that the exchange agent will make a request promptly after the date of the prospectus to establish an account for the old notes at DTC for the purpose of facilitating the exchange offer, and subject to its establishment, any financial institution that is a participant in DTC may make book-entry delivery of the old notes by causing DTC to transfer the old notes to the exchange agent using DTC's procedures for transfer.

        If you desire to transfer old notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of old notes into the exchange agent's account at DTC, which is referred to in this prospectus as a "book-entry confirmation," and:

  •
  a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

  •
  an agent's message transmitted pursuant to ATOP.

Tender of Old Notes Using DTC's Automated Tender Offer Program (ATOP)

        The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes held in book-entry form to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send a book- entry confirmation, including an agent's message, to the exchange agent.

        The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering old notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender old notes, you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

Signatures

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of

Rule 17Ad-15 under the Exchange Act, unless old notes tendered with the letter of transmittal are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

  •
  for the account of an institution eligible to guarantee signatures.

        If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the old notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the old notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder(s) who appears on the old notes or the DTC participant who is listed as the owner. If the letter of transmittal or any of the old notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        If you tender your notes through ATOP, signatures and signature guarantees are not required.

Determination of Validity

        All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of old notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of old notes nor shall we or any of them incur liability for failure to give notification. Tenders of old notes will not be considered to have been made until the irregularities have been cured or waived. Any old notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date, or, in the case of old notes tendered by book-entry transfer, will be transferred into the holder's account at DTC according to the procedures described above.

Guaranteed Delivery Procedures

        Holders who wish to tender their old notes and:

  •
  whose old notes are not immediately available;

  •
  who cannot complete the procedure for book-entry transfer on a timely basis;

  •
  who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

  •
  who cannot complete a tender of old notes held in book-entry form using DTC's ATOP procedures on a timely basis;

may effect a tender if they tender through an eligible institution described under "—Procedures for tendering" and "—Signatures" or if they tender using ATOP's guaranteed delivery procedures.

        A tender of old notes made by or through an eligible institution will be accepted if:

  •
  before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that: (1) sets forth the name and address of the holder, the certificate number or numbers of the holder's old notes and the principal amount of the old notes tendered, (2) states that the tender is being made, and (3) guarantees that, within three business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the old notes to be tendered in proper form for transfer, or a confirmation of book-entry transfer into the exchange agent's account at DTC of the old notes delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered old notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

        A tender made through ATOP will be accepted if:

  •
  before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent's message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the old notes that they have received and agree to be bound by the notice of guaranteed delivery; and

  •
  the exchange agent receives, within three business days after the expiration date, either: (1) a book-entry confirmation, including an agent's message, transmitted via ATOP procedures; or (2) a properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered old notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of old notes in the exchange offer:

  •
  a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

  •
  you must comply with the appropriate procedures of ATOP.

        Any notice of withdrawal must:

  •
  specify the name of the person having deposited the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes or, in the case of the old notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited;

  •
  be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the old notes to register the transfer of the old notes into the name of the person withdrawing the tender; and

  •
  specify the name in which any of these old notes are to be registered, if different from that of the person who deposited the old notes to be withdrawn.

        All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no exchange notes will be issued in exchange for those old notes unless the old notes so withdrawn are validly retendered. Any old notes that have been tendered but are not accepted for exchange will be returned to the holder of the old notes without cost to the holder or, in the case of old notes tendered by book-entry transfer, will be transferred into the holder's account at DTC according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under "—Procedures for tendering" at any time before the Expiration Date.

Conditions

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus before accepting any old notes for exchange if in our reasonable judgment:

  •
  the exchange notes to be received will not be tradeable by the holder, without restriction under the Securities Act, the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

  •
  the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

  •
  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

        In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us:

  •
  proper tender of such old notes in accordance with the requirements set forth in this prospectus and in the letter of transmittal;

  •
  the representations described under "Terms of the Exchange Offer;" and

  •
  such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of such extension to their holders. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any old notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

        In addition, we will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any such old notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

        The Bank of New York, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance with respect to the procedures for tendering and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent. You should send certificates for the old notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

By Registered or Certified Mail The Bank of New York Reorganization Department 101 Barclay Street 7 East Floor New York, New York 10286 Attn: Duong Nguyen	By Hand or Overnight Delivery The Bank of New York Lobby Level - Corporate Trust Window 101 Barclay Street New York, New York 10286 Attn: Duong Nguyen (Reorganization Dept/7 East)	Facsimile Transmission (Eligible Institutions Only) (212) 298-1915 To Confirm by Telephone or for Information Call: (212) 815-3687

        Delivery of the letter of transmittal to an address other than as listed above or transmission of the letter of transmittal via facsimile other than as described above does not constitute a valid deliver of the letter of transmittal.

Solicitation of Tenders; Fees and Expenses

        We will bear the expenses of soliciting the requesting holders of old notes to determine if such holders wish to tender those notes for exchange notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

        We will also pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

        You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register exchange notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you, in which event you will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

        The exchange notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Participation in the Exchange Offer; Untendered 9 3/4% Notes

        Participation in the exchange offer is voluntary. Holders of old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        As a result of the making of, and upon acceptance for exchange of all of the old notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Holders of old notes who do not tender in the exchange offer will continue to hold their old notes and will be entitled to all the rights, and subject to the limitations, applicable to the old notes under the indenture. Holders of old notes will no longer be entitled to any rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. See "Description of Exchange Notes." All untendered old notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent the old notes are tendered and accepted, there will be fewer old notes remaining following the exchange, which could significantly reduce the liquidity of the untendered notes.

        We may in the future seek to acquire our untendered old notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of the old notes following the applicable requirements of the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered in the exchange offer, except in those circumstances in which we may be obligated to file a shelf registration statement.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange the old notes in like principal amount, which will be cancelled, and as such will not result in any increase in our indebtedness.

        The net proceeds from the issuance of the old notes were approximately $387,500,000 after deducting fees and expenses (excluding the fees and expenses of conducting this exchange offer). A portion of the net proceeds of the offering of the old notes were used:

  •
  to repay all of the outstanding borrowings, aggregating $140,000,000, plus accrued but unpaid interest, under our credit agreement;

  •
  to redeem at par all $100,717,000 aggregate principal amount outstanding of our 10 3/8% notes due 2005, plus accrued and unpaid interest;

  •
  to redeem at par all $34,660,000 aggregate principal amount outstanding of our 9 3/8% notes due 2005, plus accrued and unpaid interest; and

  •
  to purchase, through a tender offer, all of the $62,565,000 aggregate principal amount outstanding of our 8 7/8% notes due 2008 at par, plus accrued and unpaid interest.

        We will use the remainder of the net proceeds from the issuance of the old notes for general working capital purposes.

CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2004. You should read this table in conjunction with the information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and related notes and the other financial information included elsewhere in this prospectus.

(Dollars in thousands)	March 31, 2004
Cash, cash equivalents and marketable securities	$88,512,000

Total debt:
9 3/4% Senior Secured Notes due December 1, 2010	$400,263,000
12 3/4% Cumulative Exchangeable Preferred Stock	198,569,000
Total stockholders' deficit	(266,542,000)

Total capitalization	$332,290,000

SELECTED CONSOLIDATED FINANCIAL DATA

        The following table sets forth selected consolidated financial data of our company as of March 31, 2004 and for each of the three-month periods ended March 31, 2004 and 2003 and as of December 31, 1999, 2000, 2001, 2002 and 2003, and for each of the five years in the period ended December 31, 2003. The selected consolidated financial data as of March 31, 2004 and for each of the three-month periods ended March 31, 2004 and 2003 are derived from our unaudited consolidated financial statements. In the opinion of management, all adjustments of a normal recurring nature, which are necessary for a fair presentation of the results for the interim periods, have been made. Operating results for the three-month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. The selected consolidated financial data as of December 31, 1999, 2000, 2001, 2002 and 2003 and for each of the five years in the period ended December 31, 2003 are derived from our audited consolidated financial statements. The consolidated financial data below as of December 31, 1999, 2000, 2001, and 2002 and for the years ended December 31, 1999, 2000, 2001 and 2002 include financial results from KNTV, which we sold on April 30, 2002. Prior to July 1, 2000, KNTV operated as an ABC affiliate, from July 1, 2000 to December 31, 2001, KNTV operated as an independent television station and on January 1, 2002, KNTV became the NBC affiliate for the San Francisco-Oakland-San Jose DMA.

        The selected consolidated financial data should be read together with our consolidated financial statements, the related notes to those consolidated financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Our historical financial information may not be indicative of our results of operations or financial position to be expected in the future.

	Years ended December 31,
(Dollars in thousands)
	1999	2000	2001	2002(a)	2003
Statement of operations:
Net revenue	$149,847	$140,070	$113,075	$135,344	$108,544
Station operating expenses	92,874	104,396	116,374	103,963	92,033
Depreciation	5,455	5,725	6,076	5,897	6,285
Amortization of intangible assets	26,667	26,865	26,735	21,965	9,976
Corporate expense	8,862	10,392	9,687	9,536	11,767
Non-cash compensation	935	1,974	1,473	1,508	896

Operating income (loss)	15,054	(9,282)	(47,270)	(7,525)	(12,413)
Interest expense, net	36,352	28,975	45,923	33,812	30,024
Non-cash interest expense	3,115	3,008	7,951	13,031	4,969
Non-cash preferred stock dividend	—	—	—	—	12,774
Gain on sale of assets	(101,292)	—	—	(192,406)	—
Gain from insurance claim	(4,079)	(1,247)	—	—	—
Loss (gain) on extinguishment of debt(b)	642	(6,184)	2,012	15,097	3,215
Other expenses	(1,870)	2,079	1,141	869	586

Income (loss) before income taxes and cumulative effect of a change in accounting principle	78,446	(35,913)	(104,297)	122,072	(63,979)
Provision (benefit) for income tax	31,317	(8,404)	(27,550)	53,161	(17,032)

Income (loss) before cumulative effect of a change in accounting principle	47,129	(27,509)	(76,747)	68,911	(46,947)
Cumulative effect of a change in accounting principle	—	—	—	(150,479)	—

Net income (loss)	$47,129	$(27,509)	$(76,747)	$(81,568)	$(46,947)

Net income (loss) attributable to common shareholders	$19,912	$(56,345)	$(109,311)	$(80,745)	$(59,828)

Per common share:
Basic income (loss) before cumulative effect of a change in accounting principle	$1.43	$(3.10)	$(5.89)	$3.72	$3.15

Basic net income (loss)	$1.43	$(3.10)	$(5.89)	$(4.31)	$(3.15)

Weighted average common shares outstanding	13,969	18,203	18,569	18,749	18,991
Net income (loss) attributable to common shareholders assuming dilution	$21,588	$(56,345)	$(109,311)	$(80,745)	$(59,828)

Per common share:
Diluted income (loss) cumulative effect of a change in accounting principle	$1.16	$(3.10)	$(5.89)	$3.65	$3.15

Diluted net income (loss)	$1.14	$(3.10)	$(5.89)	$(4.23)	$(3.15)

Weighted average common shares outstanding — assuming dilution	19,012	18,203	18,569	19,098	18,991
Other data:
Ratio of earnings to fixed charges (c)	2.90x	—	—	3.53x	—

	Three months ended March 31,
(Dollars in thousands)
	2003	2004
Statement of operations:
Net revenue	$24,657	$26,001
Station operating expenses	22,106	21,091
Depreciation	1,531	1,762
Amortization of intangible assets	3,115	1,882
Corporate expense	2,820	3,545
Non-cash compensation	386	303
Operating income (loss)	(5,300)	(2,583)

Interest expense, net	7,412	9,640
Non-cash interest expense	1,071	1,146
Non-cash preferred stock dividend	—	6,387
Other expenses	138	140

Income (loss) before income taxes	(13,922)	(19,897)
Provision (benefit) for income tax	(4,471)	(2,484)

Net income (loss)	$(9,451)	$(17,413)

Net income (loss) attributable to common shareholders	$(15,927)	$(17,413)

Per Common Share:
Basic net income (loss)	$(0.84)	$(0.90)

Weighted average common shares outstanding	18,941	19,319
Other Data:
Ratio of earnings to fixed charges (c)	—	—

(a)
Results for the year 2002 have been restated by $2,979,000 to reflect a change in accounting policy related to the amortization of network affiliation agreements. See note 2 to the consolidated financial statements.

(b)
In January 2003, we retroactively adopted Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement eliminates the requirement to classify all gains and losses related to the extinguishment of debt as extraordinary items. Accordingly, prior years were reclassified to reflect extraordinary (gain) loss as a component of income from continuing operations.

(c)
For purposes of computing the ratio of earnings to fixed charges, "fixed charges" consists of gross interest expense, non-cash interest expense and the interest component of rent expense, and "earnings" consists of income before income taxes and fixed charges. Earnings were insufficient to cover fixed charges for the year ended 2000, 2001 and 2003 by $35,913, $104,927 and $63,979, respectively. Earnings were insufficient to cover fixed charges for the three months ended March 31, 2003 and 2004 by $13,922 and $19,897, respectively.

	December 31,
(Dollars in thousands)						March 31, 2004
	1999	2000	2001	2002	2003
Balance sheet data:
Total assets	$730,591	$732,091	$731,097	$472,184	$519,023	$507,676
Total debt	303,874	311,931	401,206	312,791	400,087	400,263
Total long-term liabilities	123,012	133,320	116,081	108,473	327,173	327,022
Redeemable preferred stock(a)	210,709	239,545	272,109	198,125	—	—
Total stockholders' equity (deficit)	50,084	7,819	(98,144)	(190,295)	(249,432)	(266,542)

(a)
We adopted Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Accordingly, the redeemable preferred stock has been classified as a long-term liability at December 31, 2003 and March 31, 2004.

MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

        You should read the following discussion together with our consolidated financial statements and their accompanying notes included elsewhere in this prospectus.

  Executive Summary

        We own and operate eight network affiliated television stations and one satellite station in geographically diverse markets reaching over 6% of the nation's television households. Three stations are affiliated with NBC, two with ABC and one with CBS, our Big Three Affiliates, and two stations are affiliated with the Warner Brothers Television Network, our WB Affiliates. The NBC affiliates are KSEE(TV), Fresno-Visalia, California, WEEK-TV, Peoria-Bloomington, Illinois, and KBJR-TV, Duluth, Minnesota and Superior, Wisconsin. The ABC affiliates are WKBW-TV, Buffalo, New York and WPTA-TV, Fort Wayne, Indiana. The CBS affiliate is WTVH(TV), Syracuse, New York. The WB affiliates are KBWB(TV), San Francisco, California and WDWB(TV), Detroit, Michigan. KRII(TV) is a satellite station that transmits the signal of KBJR-TV into the northern section of the Duluth, Minnesota-Superior, Wisconsin DMA.

        Upon adoption of Financial Accounting Standards No. 142 on January 1, 2002, we considered the value of the network affiliation agreements as indefinite-lived and were not amortizing these intangible assets. In the fourth quarter of 2003, we adopted a new policy for recognizing the useful lives of our network affiliation agreements and that such intangibles will be amortized over a period of 25-years retroactive to January 1, 2002. As a result of this decision, we restated our earnings for the full year ended December 31, 2002 and for the first three quarters of 2003, and recorded additional amortization expense of $2,979,000 on these intangible assets in 2002 and $745,000 for each of the first three quarters of 2003.

        During 2001, we owned and operated KNTV as an independent television station. On January 1, 2002, KNTV switched from an independent station to the NBC affiliate for the San Francisco—Okland—San Jose television market until its sale on April 30, 2002. KNTV was a Big Three Affiliate during those periods. Comparisons of our consolidated financial statements between the years ended December 31, 2002 and 2001 have been affected by the sale of KNTV and a reduction in amortization expense of certain goodwill and other indefinite lived intangible assets in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, or Statement 142, which was effective January 1, 2002. Comparisons of our consolidated financial statements between the years ended December 31, 2003 and 2002 have been also affected by the sale of KNTV.

        We believe that inflation has not had a material impact on our results of operations for the three months ended March 31, 2004 and in each of the three years in the period ended December 31, 2003. However, there can be no assurance that future inflation would not have an adverse impact on our operating results and financial condition.

        Our operating revenues are generally lower in the first calendar quarter and generally higher in the fourth calendar quarter than in the other two quarters, due in part to increases in retail advertising in the fall months in preparation for the holiday season, and in election years due to increased political advertising.

        Our revenues are derived principally from local and national advertising, political advertising in an election year, and, to a lesser extent, from network compensation for the broadcast of programming and revenues from studio rental and commercial production activities. The primary operating expenses involved in owning and operating television stations are employee salaries, depreciation and amortization, programming, advertising and promotion. Amounts referred to in the following discussion have been rounded to the nearest thousand.

        Set forth below are the principal types of television revenues received by our television stations for the periods indicated and the percentage contribution of each to the gross television revenues of our television stations.

Gross Revenues by Category for the Company's Stations

	Years Ended December 31,
	2001		2002		2003
	Amount	%	Amount	%	Amount	%
	(dollars in thousands)
Local/Regional	$70,876	52.0%	$77,730	47.6%	$66,126	50.8%
National	55,583	40.8%	66,673	40.9%	54,785	42.1%
Network Compensation	4,272	3.1%	3,093	1.9%	3,205	2.5%
Political	1,167	1.0%	10,882	6.7%	1,882	1.5%
Other	4,276	3.1%	4,772	2.9%	4,048	3.1%

Gross Revenue	136,174	100.0%	163,150	100.0%	130,046	100.0%
Agency Commissions	23,099		27,806		21,502

Net Revenue	$113,075		$135,344		$108,544

	Three Months Ended March 31,
	2003		2004
	Amount	%	Amount	%
	(dollars in thousands)
Local/Regional	$14,934	50.7%	$15,151	49.4%
National	12,721	43.1%	12,408	40.5%
Network Compensation	789	2.7%	798	2.6%
Political	189	0.6%	1,268	4.1%
Other	855	2.9%	1,045	3.4%

Gross Revenue	29,488	100.0%	30,670	100.0%
Agency Commissions	4,831		4,669

Net Revenue	$24,657		$26,001

        Automotive advertising constitutes our single largest source of gross revenues, accounting for approximately 21% of our total gross revenues in 2003. Gross revenues from restaurants, paid programming, and entertainment businesses accounted for approximately 22% of our total gross revenues in 2003. Each other category of advertising revenue represents less than 5% of our total gross revenues.

Critical Accounting Policies

        Our accounting policies are described in Note 2 of the consolidated financial statements. We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates. We consider the following policies, which were discussed with the Audit Committee of the Board of Directors, to be most critical in understanding the judgments involved in preparing our consolidated financial statements and the uncertainties that could affect our results of operations, financial condition and cash flows.

        Revenue recognition.    Our primary source of revenue is the sale of television time to advertisers. Revenue is recorded when the advertisements are aired. Other sources of revenue are compensation from the networks, studio rental and commercial production activities. These revenues are recorded when the programs are aired and the services are performed. Revenue from barter transactions is recognized when advertisements are broadcast and merchandise or services received are charged to expense when received or used. Barter revenue totaled $1,723,000, $1,922,000 and $1,894,000 for the years ended December 31, 2001, 2002 and 2003 respectively. Barter expense totaled $1,487,000, $1,090,000 and $1,572,000 for the years ended December 31, 2001, 2002 and 2003 respectively.

        Film Contract Rights.    Film contract rights are recorded as assets at gross value when the license period begins and the films are available for broadcasting. Film contract rights are amortized on an accelerated basis over the estimated usage of the films, and are classified as current or non-current on that basis. Our accounting for long-lived program assets requires judgment as to the likelihood that such assets will generate sufficient revenue to cover the associated expense. We review our program inventory for impairment by projecting the amount of revenue the program will generate over the remaining life of the contract and comparing it to the program's expense. We have written down the value of certain programs by $5,600,000 and $3,000,000 in the years ended December 31, 2002 and 2003, respectively. Film contract rights payable are classified as current or non-current in accordance with the payment terms of the various license agreements. Film contract rights are reflected in the consolidated balance sheet at the lower of unamortized cost or estimated net realizable value.

        Goodwill and Intangible Assets.    We have made acquisitions in the past for which a significant portion of the purchase price was allocated to goodwill and other identifiable intangible assets.

        In accordance with Statement 142, goodwill and other intangible assets deemed to have indefinite lives are no longer being amortized, but instead are subject to annual impairment tests. Annual impairment tests are done using a discounted cash flow model. We then compare the estimated fair market value to the book value to determine if an impairment exists. Our discounted cash flow model is based on our judgment of future market conditions within the designated marketing area of each broadcast license as well as discount rates that would be used by market participants in an arms-length transaction. Our goodwill and other indefinite-lives intangible assets could be impaired if future events result in a conclusion that market conditions have declined or discount rates have increased. Any resulting impairment loss could have a material adverse impact on our financial condition and results of operations. We adopted the new rule on accounting for goodwill and other intangible assets beginning on January 1, 2002. We recorded a charge to reduce the carrying value of its goodwill and other indefinite-lived intangible assets by $95,000,000 and $114,000,000 respectively during the first quarter of 2002. The annual impairment testing required by Statement 142 was completed as of December 31, 2003 and did not result in any additional write down of the carrying value of our goodwill and other intangible assets. Upon the adoption of Statement 142, we considered the value of the network affiliation agreements as indefinite-lived and were not amortizing these intangible assets. In light of stated positions by the Securities and Exchange Commission regarding amortization of network affiliation agreements, we have changed our accounting policy to amortize these assets over a 25-year life retroactive to January 1, 2002. As of December 31, 2003, we had $205,381,000 in goodwill and other intangible assets with indefinite lives net of accumulated amortization.

        Long-Lived Assets.    We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset is not recoverable. At such time as an impairment in value of a long-lived asset is identified the impairment will be measured in accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," as the amount by which the carrying amount of a long-lived asset exceeds its fair value. To determine fair value we would employ an expected present value technique, which utilizes multiple cash flow scenarios that reflect the range of possible outcomes and an appropriate discount rate.

        Allowance for Doubtful Accounts.    We must make estimates of the uncollectibility of our accounts receivable. We specifically review historical write-off activity by market, large customer concentrations, customer credit worthiness, and changes in our customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. Our experience has been that the level of customer defaults have been predictable and that the allowance for doubtful accounts has been adequate to cover such defaults. If circumstances change, such as higher than expected defaults or an unexpected material adverse change in an agency's ability to meet its financial obligation to us, our estimates of the recoverability of amounts due our company could be reduced by a material amount.

Results of Operations

Three Months Ended March 31, 2004 and 2003

        Consolidated.    Net revenue for our eight-station group increased $1,344,000 or 5.4% to $26,001,000 for the three months ended March 31, 2004, from $24,657,000 for the three months ended March 31, 2003. The increase was due primarily to an increase of $1,140,000 in political advertising revenue and increases in local non-political revenue of $204,000. Non-political national revenue declined 2.5% or $300,000 due primarily to declines in the paid programming and movie categories at our WB affiliates offset, in part, by increases in non-political national revenue at our Big Three affiliates.

        Station operating expenses decreased $1,015,000 or 4.6% to $21,091,000 for the three months ended March 31, 2004 from $22,106,000 for the three months ended March 31, 2003. Lower film amortization expense resulting from write-downs in 2003 and 2002 of certain film asset balances at our WB affiliates, as well as the expiration of certain programs, and a reduction in the allowance for doubtful accounts was offset, in part, by higher healthcare costs, compensation increases and increases in power and rent resulting from the launch of digital broadcasting. We wrote film assets down to net realizable value in 2003 by $3,000,000.

        Big Three Affiliates.    Net revenue at our Big Three affiliates increased $1,140,000 or 6.9% to $17,673,000 from $16,533,000 primarily due to a $1,140,000 increase in political advertising. Non-political national revenue increased 3.6% and non-political local revenue decreased 2.8%. The Big Three affiliates contributed 68 percent to net revenue during the quarter.

        Station operating expenses at our Big Three affiliates increased $673,000 or 5.2% to $13,517,000 from $12,844,000 due primarily to higher healthcare costs, compensation increases, higher sales expense and increased power costs resulting from the onset of digital broadcasting.

        WB Affiliates.    Net revenue at our WB affiliates increased $204,000 or 2.5% to $8,328,000 from $8,124,000 driven primary by healthy local non-political growth. Non-political national revenue decreased 11.3% due primarily to declines in the paid programming and movie categories. The WB affiliates do not generate meaningful political revenue, as they do not broadcast local news. The WB affiliates contributed 32 percent to net revenue during the quarter.

        Station operating expenses at our WB affiliates decreased $1,688,000 or 18.2% to $7,574,000 from $9,262,000 primarily due to write-downs in 2003 and 2002 of certain film asset balances, as well as the expiration of certain programs, and a reduction of the allowance for doubtful accounts. We wrote film assets down to net realizable value in 2003 by $3,000,000.

        Consolidated.    Amortization expense decreased $1,232,000 or 40% during the three months ended March 31, 2004 compared to the same period a year earlier. The decrease was primarily due to a reduction in amortization of a covenant not to compete. Depreciation expense increased $231,000 or

15% during the three months ended March 31, 2004 compared to the same period a year earlier. The increase was primarily due to increased capital expenditures in 2003 related to the conversion to digital television.

        Corporate expense totaled $3,545,000; an increase of $725,000 or 26% compared to $2,820,000 for the three months ended March 31, 2003. Included in corporate expense is $524,000 of expense associated with a performance award granted to certain officers of the Company during 2003 that will be used primarily to repay their outstanding loans to us on January 25, 2006. The performance award expense for the year ended December 31, 2004 is expected to be $2,096,000. The remaining increase of $201,000 is due to increased professional fees and directors' and officers' liability insurance. Non-cash compensation expense decreased $83,000 or 21% due to a reduction in stock awards granted to certain executives.

        Interest expense totaled $9,873,000; an increase of $2,246,000 or 29% compared to $7,627,000 for the three months ended March 31, 2003. The increase was primarily due to higher aggregate debt balances. Interest income totaled $233,000; an increase of $19,000, or 9% compared to the three months ended March 31, 2003 primarily due to interest accrued on the marketable securities. Non-cash interest expense totaled $1,146000, an increase of $75,000 or 7% primarily due to imputed interest on our obligation to the WB network under the affiliation agreements, offset in part by reduced amortization of deferred financing fees.

        We recorded as an expense the accrual of dividends on our 12 3/4% Cumulative Exchangeable Preferred Stock totaling $6,387,000 during the three months ended March 31, 2004 as required by Statement of Financial Accounting Standards No.150. For the quarter ended March 31, 2003, dividends on the Preferred Stock were treated as a reduction of stockholders' equity.

        During the three months ended March 31, 2004, we recorded a deferred tax benefit of $2,484,000, compared to a current benefit of $4,471,000 for the three months ended March 31, 2003. As of December 31, 2003, we utilized substantially all of our available net operating loss carry-backs resulting in a $16 million income tax receivable, which we expect to receive in the second quarter of 2004. Accordingly, any future net operating losses will be carried forward and will only be realized upon the generation of future book income or reversal of deferred tax liabilities.

Years ended December 31, 2003 and 2002

        Overview.    Net revenue for our existing eight-station group decreased 1.4% due primarily to a reduction in political spending in a non-election year. Political revenue was $9,222,000 in 2002, comprising over 7% of advertising revenue. In 2003, political revenue was $1,882,000, a decrease of $7,340,000 or 80%. Excluding political revenue, net revenue at our eight stations increased 4.6%. Local non-political revenue growth was strongest during the first nine months of the year at almost 8%. Our strong news brands and targeted sales initiatives are the foundation for this solid local performance. National non-political revenue growth of over 6% in the first half of 2003 was driven by growth of over 10% at our WB affiliates, which were largely unaffected by the advertising disruption caused by the war in Iraq. National non-political revenue at our Big Three affiliates decreased less than 2% in the first half of the year but began to recover in the second half, increasing 3.5% in the fourth quarter. We expect non-political national growth at our Big Three affiliates to continue into 2004. Overall, automotive, our largest revenue category, increased 13%. We also experienced growth in several other major categories, such as telecommunications, home remodeling, and financial services. Our WB affiliates experienced decreases in non-political national revenue of 8% in the second half of the year due primarily to declines in two of our WB station's top categories, movies and fast food, which were down significantly in the second half of 2003. We expect this national revenue trend at our WB affiliates to continue at least through the first quarter of 2004 due to declines in the same categories. It should be noted that in the second half of 2002, non-political national revenue at our WB affiliates increased 35%.

        Operating expenses consist primarily of personnel-related costs such as salary, benefits and taxes, and the cost of programming. Rising healthcare costs, compensation increases, increases in electrical power costs resulting from the launch of digital broadcasting in four markets, and increased sales expense due to higher non-political revenue, new sales management and new sales and research tools were offset, in part, by lower film amortization expense primarily due to lower film write-downs at our WB affiliates. In 2004, we expect continued double-digit increases in healthcare costs as well as additional increases in electrical power costs as all eight of our stations will have commenced digital broadcasting.

        In the fourth quarter of 2003, we completed a refinancing of our debt capital structure through the offering of $405,000,000 of our 9 3/4% Senior Secured Notes due 2010. The proceeds from this offering were used in part to eliminate all of our near-term debt maturities and provide us with more flexibility to achieve our strategic vision, which includes selling or swapping our WB affiliated stations for news-oriented stations and to capitalize on the operating efficiencies that consolidation provides by creating duopolies in some of our current markets.

        Comparisons of results for the twelve-months ended December 31, 2003 versus the same period a year earlier are impacted by the disposition of KNTV on April 30, 2002. In order to better highlight the performance of the eight stations group we currently operate, we present certain information on a "same station" basis, which removes the operating results of KNTV from 2002 and 2001.

        Net revenue decreased $26,800,000 or 20% to $108,544,000 for the year ended December 31, 2003, from $135,344,000 for the year ended December 31, 2002. The decrease was primarily due to the sale of KNTV on April 30, 2002. Net revenues from KNTV for the four months ended April 30, 2002 were $25,295,000. Same station net revenue decreased $1,505,000 or 1.4% due primarily to a $7,340,000 decrease in political advertising offset, in part, by increases in local and national non-political advertising. Same station non-political local advertising increased 6.5% or $4,059,000 and non-political national increased almost 2% or $1,016,000. Same station political advertising comprised $9,222,000 or 7.4% of total advertising revenue in 2002 and excluding political, same station net revenue increased 4.6%.

        Station operating expenses decreased $11,930,000 or 11.5% to $92,033,000 for the year ended December 31, 2003, from $103,963,000 for the same period a year earlier. The decrease was primarily due to the sale of KNTV on April 30, 2002. KNTV's operating expenses for the four months ended April 30, 2002 were $12,694,000. Same station operating expenses increased $764,000 or less than 1% due primarily to rising healthcare costs, higher sales expense and increased power costs resulting from the onset of digital broadcasting, offset, in part, by lower film amortization expense due to write downs of certain syndicated programs at the WB affiliates.

        Big Three Affiliates—Same Station.    Net revenue at our Big Three affiliates decreased $2,800,000 or 3.7% to $73,258,000 from $76,058,000 primarily due to a $7,139,000 decrease in political advertising offset, in part, by increases in local non-political revenue of $2,757,000. Non-political national revenue was essentially flat. Excluding political, net revenue increased a healthy 4.8%. The Big Three affiliates contributed 67% to net revenue during the year.

        Operating expenses at our Big Three affiliates increased $3,033,000 or 8.4% to $53,213,000 from $50,180,000 due primarily to rising healthcare costs, higher sales expense and increased power costs resulting from the onset of digital broadcasting at four stations.

        WB Affiliates.    Net revenue at our WB affiliates increased $1,304,000 or 3.6% to $35,211,000 from $33,907,000 on healthy local and national non-political increases. Non-political local increased 6.2% while non-political national increased 5.1%. The WB affiliates do not generate meaningful political revenue, as they do not broadcast local news. The WB affiliates contributed 33% to net revenue during the year.

        Operating expenses at our WB affiliates decreased $2,265,000 or 5.7% to $38,761,000 from $41,026,000 primarily due to reduced film amortization driven by lower film write downs. We wrote film assets down to net realizable value in 2002 and 2003 by $4,500,000 and $3,000,000, respectively.

        Amortization expense decreased $11,988,000 or 55% during the twelve months ended December 31, 2003 compared to the same period a year earlier. Included in the twelve months ended December 31, 2002 is $9,033,000 of amortization expense related to KNTV. Amortization expense at the remaining stations decreased $2,955,000 or 23% due to a reduction in amortization of a covenant not to compete. Depreciation expense increased $388,000 or 7% during the twelve months ended December 31, 2003 compared to the same period a year earlier. Included in the twelve months ended December 31, 2002 is $525,000 of depreciation related to KNTV. Depreciation expense at the remaining stations increased $913,000 or 17% due to increased capital expenditures for the conversion to digital television.

        Corporate expense totaled $11,768,000; an increase of $2,231,000 or 23% compared to $9,536,000 for the twelve months ended December 31, 2002. The increase was primarily due an increase in compensation, professional fees and officers' and directors' liability insurance. Non-cash compensation expense decreased $613,000 or 41% due to a reduction in stock awards granted to certain executives.

        Interest expense totaled $31,305,000; a decrease of $3,584,000 or 10% compared to $34,889,000 for the twelve months ended December 31, 2002. The decrease was primarily due to lower average debt balances and lower interest rates on then our outstanding senior credit agreement. Interest income totaled $1,281,000; an increase of $204,000, or 19% compared to the twelve months ended December 31, 2002. The increase was primarily due to the recognition of interest income on an interest rate hedge related to the 8 7/8% Senior Subordinated Notes. Non-cash interest expense totaled $4,969,000; a decrease of $8,061,000 or 62% primarily due to the imputation of interest related to KNTV's NBC affiliation agreement, until its sale on April 30, 2002, offset in part by reduced amortization of deferred financing fees.

        We recorded as an expense the accrual of dividends on our 12 3/4% Cumulative Exchangeable Preferred Stock totaling $12,774,000 during the six months ended December 31, 2003 as required by Statement of Financial Accounting Standards No.150. See "—Recent Accounting Pronouncements."

        We recorded a $3,215,000 loss on the early extinguishment of debt in 2003 due to the write-off of unamortized deferred financing fees associated with the debt repaid. We recorded a $15,097,000 loss on the early extinguishment of debt in 2002 due to the write-off of unamortized deferred financing fees associated with the then outstanding senior credit facility

        In connection with the sale of KNTV, we recorded a pre-tax gain on the sale of $192,406,000 in 2002.

        We recorded a benefit for income taxes of $17,032,000 in 2003, consisting of a current benefit of $16,111,000 and a deferred benefit of $921,000 compared to a provision for income taxes of $53,162,000 in 2002.

        Upon adoption of Statement 142 as of January 1, 2002, we recorded a one-time, non-cash charge of $150,479,000, net of a tax benefit of $58,351,000, to reduce the carrying value of our goodwill and other indefinite-lived intangible assets. The decline in the carrying value of goodwill and other indefinite-lived intangible assets relates solely to our WB affiliates. Such charge is non-operational in nature and is reflected as a cumulative effect of an accounting change in the accompanying consolidated statement of operations. We completed our annual impairment test as of December 31, 2003 as required by Statement 142 and concluded that no additional write down of goodwill and other indefinite lived intangible assets is required. We performed detailed fair value determinations and concluded that no additional write down of the carrying value of goodwill and other indefinite-lived intangible assets is required.

Years Ended December 31, 2002 and 2001

        Net revenue increased $22,269,000 or 19.7% to $135,344,000 for the year ended December 31, 2002, up from $113,075,000 for the year ended December 31, 2001. The increase was primarily due to operating KNTV as an NBC affiliate until its sale on April 30, 2002. Net revenues from KNTV increased $14,539,000 to $25,295,000 for the four months ended April 30, 2002 compared to a full year of operating the station in 2001. KNTV contributed 19% to our net revenue during the year. Excluding KNTV, our net revenue increased $7,730,000 or 7.6% on the strength of a $9,661,000 increase in political and Olympic advertising primarily from our Big Three affiliates, representing approximately 8% of 2002's advertising revenue. The WB affiliates' national non-political also contributed to the increase by posting a 16% or $2,895,000 revenue increase over 2001. The increase mostly took place in the second half of the year, when national non-political revenue rose 35% versus the second half of 2001 on the strength of robust movie business and paid programming. This increase was offset, in part, by a $1,244,000 decrease in network compensation at our NBC affiliates and by a $3,227,000 or 13.9% decrease in local non-political at our WB affiliates due to lower spending in the automotive and restaurant/fast food categories. Local non-political revenue at our WB affiliates decreased 22.8% or $4,051,000 in the first nine months of 2002 versus 2001 and showed signs of improvement in the fourth quarter of 2002 when local non-political revenue increased $824,000 or 15.1%.

        Station operating expenses decreased $12,411,000 or 10.7% to $103,963,000 for the year ended December 31, 2002, from $116,374,000 for the same period a year earlier. The decrease was primarily due to the sale of KNTV on April 30, 2002. KNTV's operating expenses decreased $10,801,000 to $12,694,000 for the four months ended April 30, 2002 compared to a full year of 2001. Excluding KNTV, operating expenses decreased $1,610,000 or 1.7% due to a $2,333,000 reduction in program amortization expense primarily related to lower film write-downs at our WB affiliates and a $1,027,000 decrease primarily related to the run-off of certain syndicated programming at our Big Three affiliates. This decrease was offset, in part, by a $985,000 increase in news expense at our Big Three affiliates, primarily related to the launch of expanded locally produced news, entertainment and information programming at our Fresno and Buffalo stations. Sales expenses increased at our Big Three affiliates $769,000, driven by higher sales research tools expenditures.

        Big Three Affiliates Excluding KNTV.    Net revenue at our Big Three affiliates increased $7,096,000 or 10.3% to $76,058,000 from $68,962,000 primarily due to a $9,506,000 increase in political and Olympic advertising offset, in part, by a $1,244,000 decrease in network compensation at our NBC affiliates. Non-political local and national revenue increased 2.9% and 2.1% respectively. The Big Three affiliates contributed 56 percent to net revenue during the year.

        Operating expenses at our Big Three affiliates increased $484,000 or 1.0% to $50,180,000 from $49,696,000 related to a $985,000 increase in news expenses most of which came from the launch of expanded locally produced news, entertainment and information programming at our Fresno and Buffalo stations. Sales expenses increased $769,000, driven by higher sales research tools expenditures. These increases were offset, in part, by a $1,027,000 decrease primarily related to the run-off of certain syndicated programming.

        WB Affiliates.    Net revenue at our WB affiliates increased $634,000 or 1.9% to $33,991,000 from $33,357,000 on healthy national non-political advertising spending. Non-political national increased 16.4% or $2,895,000 driven by a 35% gain in national non-political in the second half of the year. Local non-political at our WB affiliates decreased $3,227,000 partially because of declines in the automotive and restaurant/fast food categories. Local non-political revenue at our WB affiliates decreased 22.8%

or $4,051,000 in the first nine months of 2002 versus 2001 and showed signs of improvement in the fourth quarter of 2002 when local non-political revenue increased $824,000 or 15.1%. The WB affiliates contributed 25% to net revenue during the year.

        Operating expenses at our WB affiliates decreased $2,093,000 or 4.8% to $41,090,000 from $43,183,000 primarily due to a $2,333,000 reduction in program amortization expense related to lower film write-downs. This was offset, in part, by a $501,000 increase in promotion expenses.

        Amortization expense decreased $4,471,000 or 18% during the twelve months ended December 31, 2002 compared to the same period a year earlier primarily due to the elimination of the amortization of goodwill and other indefinite-lived intangible assets in accordance with Statement 142. Corporate expense totaled $9,536,000; a decrease of $151,000 or less than 2% compared to $9,687,000 for the twelve months ended December 31, 2001.

        Interest expense totaled $34,889,000; a decrease of $12,593,000 or 27% compared to $47,482,000 for the twelve months ended December 31, 2001. The decrease was primarily due to lower levels of outstanding indebtedness and lower interest rates on our then outstanding senior credit facility. Interest income totaled $1,077,000; a decrease of $482,000 or 31% compared to the twelve months ended December 31, 2001 primarily due to lower cash balances, and lower interest rates. Non-cash interest expense totaled $13,031,000; an increase of $5,079,000 or 64% primarily due to the imputation of interest related to KNTV's NBC affiliation agreement, until its sale on April 30, 2002, offset in part by reduced amortization of deferred financing fees associated with the then outstanding senior credit facility.

        We recorded a $15,097,000 loss on the early extinguishment of debt in 2002 due to the write-off of unamortized deferred financing fees associated with the then outstanding senior credit facility. We recorded a loss on the early extinguishment of debt of $2,012,000 in 2001.

        In connection with the sale of KNTV, we recorded a pre-tax gain on the sale of $192,406,000 in 2002.

        We recorded a provision for income taxes of $53,162,000 in 2002, consisting of a current portion of $18,873,000 and a deferred portion of $34,289,000 compared to a benefit for income taxes of $27,550,000 in 2001.

        Upon adoption of Statement 142 as of January 1, 2002, we recorded a one-time, non-cash charge of $150,479,000, net of a tax benefit of $58,351,000, to reduce the carrying value of its goodwill and other indefinite-lived intangible assets. The decline in the carrying value of goodwill and other indefinite-lived intangible assets relates solely to our WB affiliates. Such charge is non-operational in nature and is reflected as a cumulative effect of an accounting change in the accompanying consolidated statement of operations.

Liquidity and Capital Resources

        On December 22, 2003, we completed a $405,000,000 offering of our 9 3/4% Senior Secured Notes (the "Notes") due December 1, 2010, at a discount, resulting in proceeds to us of $400,067,100, less fees and expenses. Interest on the Notes is payable on December 1 and June 1 of each year, beginning on June 1, 2004. The Notes are secured by substantially all of our assets. We used the net proceeds from the offering in part to (i) repay all outstanding borrowings, plus accrued interest, under our senior credit agreement, (ii) redeem at par, plus accrued interest, all of our 9 3/8% and 10 3/8% senior subordinated notes due May and December 2005, respectively, and (iii) to repurchase at par, plus accrued interest, all of our 8 7/8% senior subordinated notes due May 2008. The remaining proceeds are being used for general working capital purposes.

        We have established an investment policy for investing cash that is not immediately required for working capital purposes. Our investment objectives are to preserve capital, maximize our return on investment and to ensure we have appropriate liquidity for our cash needs. The investments are considered to be available-for-sale as defined under Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. As of March 31, 2004, we had approximately $79,770,000 of cash and cash equivalents and $8,742,000 of marketable securities. The marketable securities, which include direct obligations of the U.S. Government, domestic commercial paper and domestic certificates of deposits, have maturities of one year or less and have active markets to ensure portfolio liquidity. We believe that cash and cash equivalents together with the marketable securities, internally generated funds from operations and a $16,000,000 income tax refund expected to be received in second quarter of 2004 will be sufficient to satisfy our cash requirements for our existing operations for the next twelve months.

        Under the terms of the Certificate of Designations for our 12 3/4% Cumulative Exchangeable Preferred Stock, which we refer to as the Preferred Stock, we were required to make the semi-annual dividends on such shares in cash beginning October 1, 2002. The cash payment of dividends had been restricted by the terms of the senior credit agreement and the indenture governing our senior subordinated notes and is prohibited under the indenture governing the Notes. Consequently we have not paid the semi-annual dividend due to the holders since October 1, 2002. Since three or more semi-annual dividend payments have not been paid, the holders of the Preferred Stock have the right to elect the lesser of two directors or that number of directors constituting 25% of the members of the Board of Directors. The right of the holders of the Preferred Stock to elect members of the Board of Directors as set forth above will continue until such time as all accumulated dividends that are required to be paid in cash and that are in arrears on the Preferred Stock are paid in full in cash. We are restricted from paying cash dividends under the Indenture governing the Notes and do not anticipate paying cash dividends on our Preferred Stock in the foreseeable future.

        As part of an overall effort to reduce station operating expenses, we have made substantial progress replacing unprofitable programming with competitive, profitable programming. For example, we have replaced certain programming at our WB stations costing approximately $8 million annually with competitive programming that will cost approximately $500,000 annually.

        Film payments at our WB affiliates were $20.1 million for the year ended December 31, 2003. Based on completed negotiations and current market conditions for the purchase of programming, we expect annual film payments at the WB affiliates to decline by approximately 50% by 2007.

        Film payments at our Big Three affiliates were $5.2 million for the year ended December 31, 2003. Based on completed negotiations and current market conditions for the purchase of programming, we expect annual film payments at the Big Three affiliates to decline by approximately 20% by 2007.

        Net cash used in operating activities was $382,000 during the three months ended March 31, 2004 compared to $4,102,000 during the three months ended March 31, 2003. The change from 2003 to 2004 was primarily the result of a decrease in the payment of interest expense and an increase in operating cash flow.

        Net cash used in investing activities was $10,019,000 during the three months ended March 31, 2004 compared to $2,252,000 during the three months ended March 31, 2003. The change from 2003 to 2004 was primarily due to purchase of marketable securities, offset by a reduction in capital expenditures due to the completion of our conversion to digital technology.

        Net cash used in financing activities was $43,000 during the three months ended March 31, 2004 compared to $529,000 during the three months ended March 31, 2003. The change from 2003 to 2004 primarily resulted from a decrease in the payment of deferred financing fees.

Capital and Commercial Commitments

        The following table and discussion reflect our significant contractual obligations and other commercial commitments as of December 31, 2003:

	Payment Due by Period
Capital Commitment	Total	1 Year	2-3 years	4-5 years	After 5 years
Principal amount of Long-term debt	$405,000,000	$—	$—	$—	$405,000,000
Operating leases	15,668,752	1,312,481	2,018,370	1,269,911	11,067,990
Program contracts	90,283,711	29,166,753	36,404,689	15,195,078	9,517,191
WB Affiliation	8,070,203	2,950,103	3,413,400	1,706,700	—
Interest	270,818,437	37,184,062	78,975,000	78,975,000	75,684,375
12 3/4% Cumulative Exchangeable Preferred Stock, including accrued dividends	245,084,000	—	—	—	245,084,000

Recent Accounting Pronouncements

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, or Interpretation 46. Interpretation 46 addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. This interpretation No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. We adopted Interpretation 46 for the year ended December 31, 2003 and the application of Interpretation 46 did not have an impact on our financial position, results of operations, or cash flows.

        In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, or Statement 150. Statement 150 establishes standards for classifying and measuring as liabilities certain financial instruments that have characteristics of both liabilities and equity. The provisions of Statement 150 are effective beginning with the first interim period after June 15, 2003. We adopted Statement 150 during the six months ended December 31, 2003. Our 12 3/4% Cumulative Exchangeable Preferred Stock, which we refer to as the Preferred Stock, has been reclassified on our consolidated balance sheet as a long-term liability and the accrual of dividends for the six months ended December 31, 2003 has been recorded as a charge to expense on the consolidated statement of operations. The impact of adopting Statement 150 reduced income before income taxes by $12,774,000 for the year ended December 31, 2003. Previously, dividends on the Preferred Stock were treated as a reduction of shareholders' equity.

Quantitative and Qualitative Disclosures about Market Risk

        The interest rate on our outstanding Senior Secured Notes is fixed at 9.75%. Consequently, our earnings will not be affected by changes in short-term interest rates.

BUSINESS

Company overview

        We are a television broadcasting company, focused on developing and operating a group of television broadcast stations in the United States. We presently own six middle-market stations affiliated with either ABC, NBC or CBS, our Big Three Affiliates, and two stations operating in top ten markets affiliated with the Warner Brothers Television Network, our WB Affiliates. All of the Big Three Affiliates are leading providers of local news, weather and sports in their respective markets. We own all but one of our television stations through separate wholly owned subsidiaries.

        The following table sets forth general information for each of our licensed television stations:

TV Station	Market Area	DMA Rank(1)	Network Affiliation	Households(2)	Channel/ Frequency	Other Commercial Stations in DMA
KBWB(TV)	San Francisco - Oakland - San Jose, CA	5	WB	2,440,920	20/UHF	17
WDWB(TV)	Detroit, MI	10	WB	1,923,230	20/UHF	7
WKBW(TV)	Buffalo, NY	44	ABC	647,920	7/VHF	8
KSEE(TV)	Fresno- Visalia, CA	57	NBC	521,160	24/UHF	9
WTVH(TV)	Syracuse, NY	79	CBS	384,290	5/VHF	6
WPTA(TV)	Fort Wayne, IN	105	ABC	268,610	21/UHF	4
WEEK-TV	Peoria - Bloomington, IL	117	NBC	241,200	25/UHF	4
KBJR-TV	Duluth, MN - Superior, WI	136	NBC	172,360	6/VHF	5
KRII(TV)(3)	Duluth, MN - Superior, WI	136	NBC	172,360	11/VHF	5

(1)
DMA rank refers to the size of the television market or Designated Market Area (DMA) as defined by the A.C. Nielsen Company, or Nielsen. All DMA rank data is derived from the Nielsen Media Research web site's 2003-2004 DMA's.
(2)
Represents the number of television households in the DMA as estimated by Nielsen.

(3)
KRII, Channel 11, Chisholm, Minnesota, is a satellite station that transmits the signal of KBJR into the northern section of the DMA. Although KRII predominantly rebroadcasts the KBJR signal, KRII broadcasts unique news and weather content, as well as certain commercials, separately to this region. KBJR also airs UPN programming over its DTV signal that is carried by virtually all cable operators in the DMA.

Strategy

        We seek to increase net revenue through the following strategies:

        Strategically realign station group.    We actively seek strategic asset acquisitions and dispositions in order to increase net revenue. Ideally, these transactions will result in operating more than one television station in a market or geographic region, thereby enabling us to realize substantial near term cost savings and longer term revenue enhancements. To further this strategy, we are considering selling certain stations, including the WB stations which we believe have significant asset value due to their locations in the fifth and tenth largest DMAs. As part of this strategy, we intend to enter into a strategic arrangement with Malara Broadcasting Group, or Malara, under which we will provide advertising sales, promotion and administrative services, and selected programming to certain Malara-owned stations under applicable FCC rules and regulations. Prior to the arrangement going into effect, we intend sell our Ft. Wayne ABC affiliate, WPTA(TV), to Malara and to purchase WISE-TV, the NBC affiliate serving Fort Wayne from New Vision Television.

        Emphasize local news, weather and sports.    Our television stations provide high quality, locally produced news, weather and sports programming on the Big Three affiliated stations, with five of the Big Three affiliated stations ranked as the number 1 or number 2 news providers in their respective markets. The stations' strong local news differentiates us from other media alternatives and helps to attract a loyal audience, which is appealing to advertisers. In addition, the cost of producing local news is generally lower than the cost of syndicated programming and incremental local news programming can be added with relatively small increases in operating costs.

        Grow local revenues.    The stations employ highly skilled and experienced sales managers, with an average of 25 years of television advertising sales experience, who seek to increase local advertising revenue through creative and unique sales propositions that appeal to the needs of local advertisers. The commissioned sales teams consist of between 8 and 12 account executives per station who utilize a sophisticated inventory management system, conduct research and introduce special projects, all designed to develop new local business.

        Manage costs.    We emphasize strict control of station operating expenses through a detailed annual budgeting and monthly forecasting process. In developing the selection of syndicated programs, we evaluate a program's cost and projected profitability and its potential relative to other programming alternatives. We also maintain tight control over staffing levels and capital expenditures. Through the normal course of maintaining and updating the stations' technical operations and infrastructure, certain processes will be automated in order to reduce long term operating costs.

The stations

        The stations operate in geographically diverse markets, which minimizes the impact of regional economic downturns. Two stations are located in the west region (KBWB—San Francisco, California and KSEE—Fresno, California), four stations are located in the mid-west region (WDWB—Detroit, Michigan, WEEK—Peoria, Illinois, WPTA—Fort Wayne, Indiana and KBJR—Duluth, Minnesota) and two stations are located in the northeast region (WKBW—Buffalo, New York and WTVH—Syracuse, New York). Three of the eight stations are affiliated with NBC, two are affiliated with ABC, one is affiliated with CBS and two are affiliated with the WB Network.

        The following is a description of each of our television stations:

  KBWB, San Francisco-Oakland-San Jose, California

        KBWB commenced broadcasting in 1968 and is a WB affiliate. We acquired KBWB from Pacific FM, Incorporated in July 1998. San Francisco-Oakland-San Jose is the fifth largest DMA in the country, comprising ten counties and approximately 2.4 million television households, according to Nielsen.

        KBWB is a WB Network affiliate that attracts teens, young adults and families. KBWB's prime time line up includes popular WB programs such as Gilmore Girls, Smallville, Angel, Everwood, 7th Heaven, Charmed and Reba. The station's syndicated programming includes talk shows such as Jerry Springer and Maury Povich and situation comedies such as Dharma and Greg, King of the Hill, The Drew Carey Show and Home Improvement.

        The San Francisco-Oakland-San Jose DMA is one of the most ethnically diverse DMAs in the country and almost half of its population is under 35 years of age, the young demographic targeted in part by the WB Network. The Bay Area has the fourth highest Effective Buying Income, or EBI, with an average household EBI of $69,900, according to estimates provided by the BIA Investing in Television 2002 Market Report (the "BIA Report"). Studies show Bay Area residents have the third-highest discretionary income in the United States. The Bay Area economy is centered on apparel, banking and finance, biosciences, engineering and architecture, high technology, telecommunications, tourism, and wineries. Leading employers in the area include Safeway Supermarkets, Hewlett-Packard, Seagate Technology, The Gap, Intel, Chevron Texaco Corp., Oracle and Levi-Strauss. The Bay Area is

also home to several universities, including the University of California Berkeley, San Francisco State University, San Jose State University, and Stanford University.

  WDWB, Detroit, Michigan

        WDWB commenced broadcasting in 1968 and is a WB affiliate. We acquired WDWB from WXON-TV, Incorporated in January 1997.

        Detroit is the tenth largest DMA in the country, comprising nine counties and approximately 1.9 million television households.

        WDWB is a WB Network affiliate that attracts teens, young adults and families. WDWB's prime time line up includes popular WB programs such as Gilmore Girls, Smallville, Angel, Everwood, 7th Heaven, Charmed and Reba. The station's syndicated programming includes relationship shows such as Blind Date, Street Smarts and 5th Wheel, and situation comedies such as Fresh Prince, The Hughleys, Living Single, Will and Grace, Home Improvement, and Cheers.

        The Detroit DMA is an ethnically diverse DMA and almost half of its population is under 35 years of age, the young demographic that is targeted in part by the WB Network. Detroit ranks tenth in total EBI, with an average Detroit household EBI of $55,300, according to estimates provided in the BIA Report. Detroit also ranks third among the top ten DMAs in percentage of Households Using Television, or HUT. Well known as the home of the three major U.S. automobile manufacturers (General Motors, Ford and Daimler Chrysler), Detroit is also home to their advertising agencies (LCI Media, MindShare, and Pentamark/BBDO). The Detroit economy has increasingly diversified and headquarters many major companies, as well as 64 hospitals, two world-renowned medical research centers and over 35 institutions of higher education. A large number of influential advertising agencies serve these institutions, including TN Media, Initiative Media and Young & Rubicam and, as a leading voice in the Detroit market, WDWB has a high degree of visibility with all of them.

  WKBW, Buffalo, New York

        WKBW commenced broadcasting in 1958 and is an ABC Network affiliate. We acquired WKBW from Queen City Broadcasting, Incorporated in June 1995.

        Buffalo is the 44th largest DMA in the country, comprising ten counties and approximately 648,000 television households.

        WKBW has a strong news organization and broadcasts 6.5 hours of locally produced programming per weekday. The station's morning show, "AM Buffalo" is the only locally produced program of its kind in the market and has been airing at 10 am for 25 years. In September 2002, the station launched the market's first locally produced information and entertainment program at 4:00 p.m. called Western New York Live, which is often the second most watched program in its time period. The station's syndicated programming includes shows such as Live with Regis and Kelly, Wheel of Fortune and Jeopardy. WKBW consistently achieves prime time ratings that are higher than the ABC prime time national average.

        The Buffalo economy is centered on manufacturing, government, health services and financial services. The average household effective buying income, or EBI, in the DMA was $39,300, according to estimates provided in the BIA Financial Network, Inc.'s Investing in Television 2003, 3rd Edition, or the BIA Report. Leading employers in the area include General Motors, Ford Motor Company, American Axle and Manufacturing, M&T Bank, HSBC Bank, Roswell Park Cancer Institute, Buffalo General Hospital, Tops Markets and Verizon.

  KSEE, Fresno-Visalia, California

        KSEE commenced broadcasting in 1953 and is an NBC affiliate. We acquired KSEE from Meredith Corporation in December 1993.

        Fresno-Visalia is the 57th largest DMA in the country, comprising six counties and approximately 521,000 television households.

        KSEE is a fast growing station in this market, recently overtaking the long-time news leader KSFN for the number one newscast at 11:00 p.m. KSEE broadcasts 5 hours of local news per weekday, including the market's first locally produced 4:00 p.m. newscast, launched in September 2002. The station's syndicated programming includes shows such as Dr. Phil, Extra and Access Hollywood.

        Although farming continues to be the single most important part of the Fresno area economy, the area now attracts a variety of service-based industries and manufacturing and industrial operations. No single employer or industry dominates the local economy. The average household EBI in the DMA was $37,300, according to estimates provided in the BIA Report. The Fresno-Visalia DMA is also the home of several universities, including California State University-Fresno.

  WTVH, Syracuse, New York

        WTVH commenced broadcasting in 1948 and is a CBS affiliate. We acquired WTVH from Meredith Corporation in December 1993.

        Syracuse is the 79th largest DMA in the country, comprising seven counties and approximately 384,000 television households. The station's prime time programming generally ranks second in the adults 25-54 ratings category.

        WTVH broadcasts 3.5 hours of locally produced programming per weekday. In January 2003, WTVH launched the market's first locally produced information and entertainment program at 5:00 p.m. called Central New York Live. The station's syndicated programming includes shows such as Martha Stewart Living, Wheel of Fortune and Jeopardy.

        The Syracuse economy is centered on manufacturing, education and government. The average household EBI in the DMA was $40,400, according to estimates provided in the BIA Report. Leading employers located in the area include SUNY Health Science Center, Syracuse University, New Process Gear, Wegmans, St. Joseph's Hospital Health Center, Carrier Corporation, P&C Food Markets, Niagara Mohawk and Lockheed-Martin. The Syracuse DMA is also the home of several universities, including Syracuse University, Cornell University and Colgate University.

  WPTA, Fort Wayne, Indiana

        WPTA commenced broadcasting in 1957 and is an ABC affiliate. We acquired WPTA from Pulitzer Broadcasting Company in December 1989.

        Fort Wayne is the 105th largest DMA in the country, comprising twelve counties and approximately 269,000 television households. The station's newscasts rank number 1 in the adults 25-54 ratings category.

        WPTA has been the long-time news leader in the market, broadcasting 4 hours of local news per weekday. The station's syndicated programming includes shows such as Martha Stewart Living, Oprah and Everybody Loves Raymond.

        The Fort Wayne economy is centered on manufacturing, healthcare, communications, insurance, financial services and aerospace. The average household EBI in the DMA was $44,700, according to estimates provided in the BIA Report. Leading employers located in the area include Lincoln National Life Insurance, General Electric, General Motors, Sirva/North American Van Lines, Verizon, Dana,

Uniroyal Goodrich and ITT. Fort Wayne is also the home of several universities, including the joint campus of Indiana University and Purdue University at Fort Wayne. Two major hospital systems, Lutheran Health and Parkview Health, make Fort Wayne a regional medical center that serves four states.

  WEEK, Peoria-Bloomington, Illinois

        WEEK commenced broadcasting in 1953 and is an NBC affiliate. We acquired WEEK from Eagle Broadcasting Corporation in October 1988.

        Peoria-Bloomington is the 117th largest DMA in the country, comprising ten counties and approximately 241,000 television households. The station's newscasts and prime time programming rank number 1 in the adults 25-54 ratings category.

        WEEK is the perennial market news leader, broadcasting 4.5 hours of local news per weekday and ranking number one in every newscast and in every key time period. For four of the last five years, the Illinois Broadcaster's Association has named WEEK Station of the Year. The station's syndicated programming includes shows such as Martha Stewart Living, Dr. Phil, Oprah, and Seinfeld.

        The Peoria economy is centered on heavy equipment manufacturing and agriculture but has achieved diversification with the growth of service-based industries such as conventions, healthcare and telecommunications. Prominent corporations located in Peoria include Caterpillar, Central Illinois Light Company, Commonwealth Edison Company, Komatsu Mining Systems, and IBM. In addition, the United States Department of Agriculture's second largest research facility is located in Peoria, and the area has become a major regional healthcare center.

        The economy of Bloomington is focused on insurance, education, agriculture and manufacturing. Leading employers located in Bloomington include State Farm Insurance Company, Country Companies Insurance Company and Diamond-Star Motors Corporation (a subsidiary of Mitsubishi). The Peoria-Bloomington area is also the home of numerous institutions of higher education including Bradley University, Illinois Central College, Illinois Wesleyan University, Illinois State University, Eureka College and the University of Illinois College of Medicine. The average household EBI in the DMA was $46,100, according to estimates provided in the BIA Report.

  KBJR, Duluth, Minnesota-Superior, Wisconsin

        KBJR commenced broadcasting in 1954 and is an NBC affiliate. We acquired KBJR from RJR Communications, Incorporated in October 1988.

        Duluth, MN-Superior, WI is the 136th largest DMA in the country, comprising twelve counties and approximately 172,000 television households. The station's newscasts and prime time programming generally rank number 1 in the adults 25-54 ratings category.

        KBJR is a strong competitor in the market, broadcasting 3.5 hours of local news per weekday. The station's syndicated programming includes shows such as Martha Stewart Living, Dr. Phil, Jeopardy and Wheel of Fortune. We also own Channel 11 License, Inc., the licensee of television station KRII, Channel 11, Chisholm, Minnesota, a satellite station that transmits the signal of KBJR into the northern section of the DMA. Although KRII predominantly rebroadcasts the KBJR signal, KRII broadcasts unique news and weather content, as well as certain commercials, separately to this region. KBJR also airs United Paramount Networks, or UPN, programming over its DTV signal that is carried by virtually all cable operators in the DMA.

        The area's primary industries include mining, fishing, food products, paper, medical, shipping, tourism and timber. The average household EBI in the DMA was $36,900, according to estimates provided in the BIA Report. Duluth is one of the major ports in the United States out of which iron ore, coal, limestone, cement, grain, paper and chemicals are shipped. Duluth is also a regional banking, retail, medical and cultural center with leading employers including St. Mary's/Duluth Clinic, St. Luke's Hospital, Uniprise (United HealthCare), Allete (Minnesota Power), DM&IR (Duluth Mesabi and Iron Range Railway Co.), Cirrus Design, Grandma's Restaurants, Minnesota Air National Guard and the United States Postal Service Remote Encoding Center. The Duluth-Superior area is also the home of numerous educational institutions such as the University of Minnesota-Duluth, the University of Wisconsin-Superior and the College of St. Scholastica.

Network Affiliation

        The nature of a television station's revenues, expenses and operations is largely dependent on whether or not a station is affiliated with one of the major networks. Affiliates of the major networks, which include NBC, ABC, CBS and Fox, receive a significant portion of their programming each day from the network. These major networks provide programming, and in some cases, cash payments, to their affiliated stations in exchange for a significant portion of the affiliates' advertising inventory during the network provided programs. These networks then sell this advertising time and retain the revenue. Affiliates of WB and UPN, receive prime time programming from the network pursuant to agreed upon arrangements.

        In contrast, fully independent stations purchase or produce all of their programming, resulting in higher programming costs, but allowing independent stations to retain entire advertising inventory and revenue. However, barter and cash-plus-barter arrangements are becoming increasingly popular. Under these arrangements, a national program distributor typically retains up to 50% of the available advertising time for programming it supplies, in exchange for reduced fees for such programming from the independent stations.

        We have entered into affiliation agreements with networks for each of our stations. KSEE, WEEK, and KBJR are affiliated with NBC, WPTA and WKBW are affiliated with ABC, WTVH is affiliated with CBS, and KBWB and WDWB stations are affiliated with WB.

        The affiliation agreements with the major networks provide the stations with the right to broadcast all programs transmitted by the traditional network with which it is affiliated. In exchange, the network has the right to sell a significant amount of the advertising time during these broadcasts. In addition, the CBS and ABC stations, for every hour that those stations elect to broadcast traditional network programming, the network pays the station a fee, specified in each affiliation agreement, which varies with the time of day. The NBC stations currently do not receive network compensation. Typically, prime time programming generates the highest hourly rates. Rates are subject to increase or decrease by the network during the term of each affiliation agreement, with provisions for advance notice to, and right of termination by, the station in the event of a reduction in rates.

        Under the affiliation agreements with the WB network, KBWB and WDWB each pays an affiliation fee for the programming each station receives pursuant to its affiliation agreement.

        The network affiliation agreements expire on the following dates:

Station	Network affiliation	Affiliation agreement expiration date
WDWB(TV)	WB	May 31, 2004
WKBW(TV)	ABC	June 30, 2005
WPTA(TV)	ABC	July 3, 2005
WTVH(TV)	CBS	December 31, 2005
KBWB(TV)	WB	January 9, 2008
KSEE(TV)	NBC	December 31, 2011
WEEK-TV	NBC	December 31, 2011
KBJR-TV	NBC	December 31, 2011

        Under each of the affiliation agreements, the networks may terminate the agreement upon advance written notice under the circumstances specified in the agreements. Under our ownership, none of our stations has received a termination notice from its respective network. We have no reason to believe that the network affiliation agreements will not be renewed when they expire.

Industry Overview

        Commercial television broadcasting began in the United States on a regular basis in the 1940s. Currently, there are a limited number of channels available for broadcasting in any one geographic area and the license to operate a broadcast station is granted by the FCC. Television stations can be distinguished by the frequency on which they broadcast. Television stations which broadcast over the very high frequency, or VHF, band of the spectrum generally have some competitive advantage over television stations that broadcast over the ultra-high frequency, or UHF, band of the spectrum because VHF stations usually have better signal coverage and operate at a lower transmission cost. In television markets in which all local stations are UHF stations, such as Fort Wayne, Indiana, Peoria-Bloomington, Illinois and Fresno- Visalia, California, there is no competitive disadvantage to broadcasting over a UHF band.

        Television station revenues are primarily derived from local, regional and national advertising and, to a lesser extent, from network compensation and revenues from studio rental and commercial production activities. Advertising rates are based upon a program's popularity among the viewers an advertiser wishes to attract, the number of advertisers competing for the available time, the size and demographic make-up of the market served by the station, and the availability of alternative advertising media in the market area. Because broadcast television stations rely on advertising revenues, declines in advertising budgets, particularly in recessionary periods, adversely affect the broadcast industry, and as a result may contribute to a decrease in the value of broadcast properties.

Competition

        The financial success of our television stations is dependent on audience ratings and advertising revenues within each station's geographic market. The stations compete for revenues with other television stations in their respective markets, as well as with other advertising media, such as newspapers, radio, magazines, outdoor advertising, transit advertising, yellow page directories, the Internet, direct mail and local cable systems. Some competitors are part of larger companies with substantially greater financial resources than us.

        Competition in the broadcasting industry occurs primarily in individual markets. Generally, a television broadcasting station in one market does not compete with stations in other market areas. Our television stations are located in highly competitive markets.

        A television station's ability to successfully compete in a given market depends upon several factors, including:

  •
  management experience;

  •
  signal coverage;

  •
  local program acceptance;

  •
  network affiliation;

  •
  audience characteristics;

  •
  assigned frequency; and

  •
  strength of local competition.

        The broadcasting industry is continuously faced with technological change and innovation, the possible rise in popularity of competing entertainment and communications media, and changes in labor conditions, any of which could have an adverse effect on our operations and results. For example, digital video recorders, which permit consumers to digitally record television programming and then play back that programming, often without commercial advertisement, are increasing in popularity and could have an adverse effect on the our ability to generate advertising revenue.

        Alternate programming, entertainment and video distribution systems can increase competition for a broadcasting station by bringing distant broadcasting signals into its market which are not otherwise available to the station's audience and also by serving as distribution systems for non-broadcast programming. Programming is now being distributed to cable television systems by both terrestrial microwave systems and by satellite. Our stations also compete with home entertainment systems, including video cassette recorders and playback systems, video discs and television game devices, the Internet, multi-point distribution systems, multi-channel multi-point distribution systems, video programming services available through the Internet and other video delivery systems.

        Our television stations also face competition from direct broadcast satellite services which transmit programming directly to homes equipped with special receiving antennas and from video signals delivered over telephone lines. Satellites may be used not only to distribute non-broadcast programming and distant broadcasting signals but also to deliver local broadcast programming which otherwise may not be available to a station's audience. Our stations may also face competition from wireless cable systems, including multi-channel distribution services, or MDS. Two four-channel MDS licenses have been granted in most television markets. MDS operations can provide commercial programming on a paid basis. A similar service also can be offered using the instructional television fixed service, or ITFS. The FCC allows the educational entities that hold ITFS licenses to lease their excess capacity for commercial purposes. The multi-channel capacity of ITFS could be combined with either an existing single channel MDS or a newer multi-channel multi-point distribution service to increase the number of available channels offered by an individual operator.

        In addition, video compression techniques, now in use with direct broadcast satellites and in development for cable, are expected to permit a greater number of channels to be carried within existing bandwidth. These compression techniques, as well as other technological developments, are applicable to all video delivery systems, including over-the-air broadcasting and other non-broadcast commercial applications, and have the potential to provide vastly expanded programming to highly targeted audiences. Reduction in the cost of creating additional channel capacity could lower barriers to entry for new channels and encourage the development of increasingly specialized niche programming. This ability to reach very narrowly defined audiences may alter the competitive dynamics for advertising expenditures.

        We are unable to predict the effect that these or other technological changes will have on our business or ability of the stations to compete in their markets. Commercial television broadcasting may face future competition from interactive video and data services that provide two-way interaction with commercial video programming, along with information and data services that may be delivered by commercial television stations, cable television, direct broadcast satellites, multi-point distribution systems, multi-channel multi-point distribution systems or other video delivery systems. In addition, actions by the FCC, Congress and the courts all suggest an increased future involvement in the provision of video services by telephone companies. The Telecommunications Act of 1996 lifted the prohibition on the provision of cable television services by telephone companies in their own telephone areas subject to regulatory safeguards and permits telephone companies to own cable systems under certain circumstances. We cannot predict the impact of any future relaxation or elimination of the existing limitations on the ownership of cable systems by telephone companies on the stations. The elimination or further relaxation of the restriction, however, could increase the competition the stations face from other distributors of video programming.

FCC Regulation of Television Broadcasting

        Television broadcasting is subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended. The Communications Act prohibits the operation of television broadcasting stations except under a license issued by the FCC and empowers the FCC to issue, revoke and modify broadcasting licenses, determine the locations of stations, regulate the equipment used by stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for violation of such regulations. The Telecommunications Act of 1996 was enacted on February 8, 1996 and amends major provisions of the Communications Act.

  License Issuance and Renewal

        Television broadcasting licenses are typically granted and renewed for a period of eight years, but may be renewed for as shorter period upon a finding by the FCC that the "public interest, convenience and necessity" would be served by a license for a shorter period. When a station applies for renewal of its television license, parties in interest as well as members of the public may apprise the FCC of the service the station has provided during the preceding license term and urge the grant or denial of the renewal application. A competing application for authority to operate a station and replace the incumbent licensee may not be filed against a renewal application and considered by the FCC in deciding whether to grant a renewal application.

        The FCC grants a renewal application upon a finding that the licensee:

  •
  has served the public interest, convenience, and necessity;

  •
  has committed no serious violations of the Communications Act or the FCC's rules; and

  •
  has committed no other violations of the Communications Act or the FCC's rules which would constitute a pattern of abuse.

        If the FCC cannot make this finding, it may deny a renewal application, and accept other applications to operate the station of the former licensee. In the vast majority of cases, the FCC renews broadcast licenses even when petitions to deny are filed against broadcast license renewal applications. All of our existing licenses are in effect and are subject to renewal during 2005, 2006 and 2007. The main station licenses for our television stations expire on the following dates:

Station	License expiration date
WPTA	August 1, 2005
WDWB	October 1, 2005
WEEK	December 1, 2005
KBJR	December 1, 2005
KRII(1)	April 1, 2006
KSEE	December 1, 2006
KBWB	December 1, 2006
WTVH	June 1, 2007
WKBW	June 1, 2007

(1)
KRII, Channel 11, Chisholm, Minnesota, is a satellite station that transmits the signal of KBJR into the northern section of the DMA. Although KRII predominantly rebroadcasts the KBJR signal, KRII broadcasts unique news and weather content, as well as certain commercials, separately to this region. KBJR also airs UPN programming over its DTV signal that is carried by virtually all cable operators in the DMA.

        Although there can be no assurances that our licenses will be renewed, we are not aware of any facts or circumstances that would prevent us from having our licenses renewed.

  Ownership Restrictions

        The Communications Act also prohibits the assignment of a license or the transfer of control of a licensee without prior approval of the FCC. In its review process, the FCC considers financial and legal qualifications of the prospective assignee or transferee and also determines whether the proposed transaction complies with rules limiting the common ownership of certain attributable interests in broadcast, cable, and newspaper media on a local and national level. The FCC's restrictions on multiple ownership could limit the acquisitions and investments that we make or the investments other parties make in us. However, none of our officers, directors or holders of voting common stock currently has attributable or non-attributable interests that violate the FCC's ownership rules currently in effect. As discussed below, the FCC released a comprehensive media ownership order on July 2, 2003 in which it revised many of its media ownership rules following completion of a biennial review proceeding commenced in September 2002. This review was conducted pursuant to Section 202(h) of the Telecommunications Act of 1996, which required the FCC to conduct reviews of its media ownership rules every two years. On January 22, 2004, President Bush signed into law the Consolidated Appropriations Act of 2004, which, among other things, amended Section 202(h) of the Telecommunications Act of 1996 to provide that the FCC need only conduct its regular reviews of its media ownership rules on a quadrennial, rather than biennial, basis.

        These revisions of the media ownership rules have not gone into effect because of a stay issued on September 3, 2003 by the United States Court of Appeals for the Third Circuit. The stay remains in effect during the Third Circuit's review of the media ownership order. Oral arguments in the case were held on February 11, 2004. Several parties also have petitioned the FCC for reconsideration of its biennial review media ownership order. This proceeding remains pending. We are unable to predict the eventual outcome or effect of the Third Circuit's review or the FCC's review on reconsideration. In addition, there are numerous proposals currently before Congress to set aside or modify some or all of the rule changes set forth in the media ownership order. We are unable to predict whether any of these proposals will be enacted or the potential effect such changes would have on our business.

  Attribution

        Ownership of television licensees is attributed to officers, directors and shareholders who own 5% or more of the outstanding voting stock of a licensee, except that certain institutional investors who exert little or no control or influence over a licensee may own up to 20% of a licensee's outstanding voting stock before attribution results. Under the FCC's "equity-debt plus" rule, a party's interest will be deemed attributable if the party owns equity, including all stockholdings, whether voting or non-voting, common or preferred, and debt interests, in the aggregate, exceeding 33% of the total asset value, including debt and equity, of the licensee and it either provides 15% of the station's weekly programming or owns an attributable interest in another broadcast station, cable system or daily newspaper in the same market. In contrast, debt instruments, non-voting stock and certain limited partnership interests, provided the licensee certifies that the limited partners are not materially involved in the media-related activities of the partnership, will not result in attribution.

        In December 2000, the FCC revised its rules to eliminate the single majority shareholder exception from the broadcast attribution rules. Under that exception, the interest of a minority voting shareholder would not be attributable if one person or entity held more than 50% of the combined voting power of the common stock company holding or controlling a broadcast license. Any minority voting stock interest in a company with a single majority shareholder was grandfathered as non-attributable if the interest was acquired before December 14, 2000. The FCC's decision eliminating the single majority shareholder exception as it applies to cable system ownership was appealed to the United States Court of Appeals for the District of Columbia Circuit, and in March 2001, the court reversed the FCC's decision and remanded the case to the FCC. In December 2001, the FCC suspended its repeal of the single majority shareholder exception for broadcast attribution rules, effectively reinstating the exception, until it could act on the court remand. As a result, the single majority shareholder exception from the broadcast attribution rules currently is in effect. The media ownership order did not address the majority shareholder exception.

        In addition, for purposes of its national and local multiple ownership rules, the FCC attributes local marketing agreements in which the broker provides more than 15% of the brokered station's weekly program time. This means that, if an entity owns one television station in a market and has a qualifying local marketing agreement with another station in the same market, this arrangement must comply with all of the FCC's ownership rules including the television duopoly rule. Local marketing agreements entered into prior to November 5, 1996 are grandfathered until the FCC's 2004 biennial review when their status will be reviewed on a case by case basis. Local marketing agreements entered into on or after November 5, 1996 were grandfathered temporarily until August 2001 only. We do not operate any stations pursuant to a local marketing agreement.

        In its recent media ownership order, the FCC concluded that a radio joint advertising sales agreement in which a same-market radio station was the broker for more than 15 percent of the brokered radio station's weekly advertising time would constitute an attributable interest for the broker in the brokered radio station. As a result, the FCC would count the brokered radio station towards the broker's permissible ownership totals under the revised radio ownership rules. The FCC did not attribute same-market joint sales agreements for television stations in its media ownership order. However, the FCC did indicate that it would initiate a proceeding to seek comment on whether to attribute same-market television joint sales agreements. We are not currently a party to any joint sales agreement but may seek to enter into such agreements as part of its acquisition strategy. We cannot predict whether the FCC will decide to attribute television joint sales agreements.

  National Ownership Rules

        Prior to the 2002 biennial review, FCC rules provided that no individual or entity could have an attributable interest in television stations that reach more than 35% of the national television viewing audience. For purposes of this calculation, stations in the UHF band, which covers channels 14—69, receive a "UHF discount" and are attributed with only 50% of the households attributed to stations in the VHF band, which covers channels 2—13. In the media ownership order, the FCC raised the national ownership cap from 35% to 45% and maintained the UHF discount. The national ownership cap was subject to a pending appeal before the Third Circuit and, as a result, was stayed pending that review. However, the appropriations act of 2004 amended Section 202(c) of the Telecommunications Act of 1996 by increasing the national ownership cap to 39 percent. This legislation further provided that the national ownership cap would not be subject to the same quadrennial review process as the Commission's other media ownership rules. Although some parties, including the FCC, have argued that the legislation moots the national ownership cap issue, the Third Circuit has not yet made that determination. The UHF discount also is subject to the Third Circuit review. On February 19, 2004, the FCC released a public notice seeking additional comment on the UHF discount, as part of its ongoing reconsideration of the media ownership order, in light of the legislation discussed above. We are unable to predict the result of the Third Circuit appeal or the FCC's reconsideration proceeding.

  Television Duopoly Rule

        Prior to the 2002 biennial review, the FCC's television duopoly rule permitted parties to own up to two television stations in the same designated market area as long as at least eight independently owned and operating full-power television stations, or "voices," would remain in the market post-acquisition, and at least one of the two stations was not among the top four ranked stations in the designated market area based on specified audience share measures. Under the duopoly rule, once a company acquires a television station duopoly, the joint owner is not required to divest either station if the number of voices within the market subsequently falls below eight, or if either of the two jointly-

owned stations later is ranked among the top four stations in the market; however, the multiple television station owner can sell the television combination to a third party only if the joint ownership is in compliance with the duopoly rule at the time of the sale to the third party.

        The FCC revised the duopoly rule in the media ownership order. Pursuant to the revised duopoly rule, a single entity may own an attributable interest in two television stations in the same designated market area provided that one of the stations is not among the top-four rated stations in the market based on audience share. A station's rank is determined by using the station's most recent all-day audience share, as measured by Nielsen, at the time the transfer or assignment application is filed with the FCC. In addition, the media ownership order provides that an entity may own an attributable interest in three television stations in the same designated market area if the proposed acquisition does not involve one of the top-four rated stations and there are at least 18 independent television station voices in the designated market area. Under the revised duopoly rule, the multiple television station owner can sell the television combination to a third party only if the joint ownership is in compliance with the revised duopoly rule at the time of the sale to the third party. Both commercial and non-commercial broadcast television stations are counted to determine the number of television stations that are in a designated market area.

        Under its previous rules, the FCC could grant a waiver of the television duopoly rule if one of the two television stations was a failed or failing station, if the proposed transaction would result in the construction of an unbuilt television station or if compelling public interest factors were present, provided that a waiver applicant demonstrated that no reasonable out-of-market buyer was available. The FCC generally retained this waiver standard in the media ownership order but removed its requirement that an applicant demonstrate the absence of an out-of-market buyer. In addition, the FCC provided for a case-by-case review of other waiver requests in markets with 11 or fewer stations, in recognition that consolidation in markets of this size could lead to significant public interest benefits in some circumstances. The FCC also imposed two limitations on waivers once they are granted. First, at the end of the merged stations' license terms, the combined stations' owner must provide a specific factual showing of the public interest benefits provided from the merger and must certify that the public interest benefits promised by the merger are being fulfilled. Second, a combination owner may not assign or transfer a station combination involving a station acquired pursuant to a waiver unless the assignee or transferee demonstrates that the proposed transaction complies with the waiver standard at the time of the acquisition.

        Prior to the 2002 biennial review, satellite stations authorized to rebroadcast the programming of a parent station located in the same designated market area were exempt from the duopoly rule. The FCC retained this satellite exemption in the media ownership order. As a result, our common ownership of KBJR and KRII is fully consistent with the television duopoly rule under the previous or modified rules.

        The FCC's media ownership order is subject to an appeal before the Third Circuit. Pursuant to a stay issued September 3, 2003, the FCC's previous duopoly rule and waiver standard remain in effect while this appeal is pending. We cannot predict the eventual outcome or the effect of the Third Circuit's review of the media ownership order.

  Cross-Ownership Rules

        The FCC's rules previously prohibited the holder of an attributable interest in a television station from also holding an attributable interest in a cable television system serving a community located within the coverage area of that television station. On February 26, 2003, the FCC released an order repealing the broadcast/cable cross-ownership rule, pursuant to a 2002 United States Court of Appeals for the District of Columbia Circuit decision vacating the FCC's previous broadcast/ cable cross-ownership rule.

        Prior to the 2002 biennial review, the FCC's broadcast/newspaper cross-ownership rule further prohibited the common ownership of a broadcast television station and a daily newspaper in the same local market. The FCC's radio/television cross-ownership rule also restricted the common ownership of television and radio stations in the same market. Under the previous rules, one entity could own up to two television stations and six radio stations in the same market provided that:

  •
  20 independent media voices, including certain newspapers and a single cable system, would remain in the relevant market following consummation of the proposed transaction, and

  •
  the proposed combination would be consistent with the television duopoly and local radio ownership rules.

        If fewer than 20 but more than 9 independent media voices would remain in a market following a proposed transaction, and the proposed combination was otherwise consistent with the FCC's rules, a single entity could hold attributable interests in up to two television stations and up to four radio stations. If neither of these "independent media voice" tests was met, a party generally could have an attributable interest in no more than one television station and one radio station in a market.

        The FCC revised its cross-ownership rules in the media ownership order. The new cross-media ownership rules, which limit the number and type of media outlets a single entity may own in a local market, replace both the prior broadcast/newspaper cross-ownership rule and the prior radio/television cross-ownership rule. The new cross-media ownership rules permit cross-media combinations according to the number of television stations within a market. In markets with nine or more television stations, there are no cross-media ownership limits. In markets with between four and eight television stations, one of the following combinations is permitted:

  •
  a daily newspaper, one television station, and up to half of the radio station limit for that market;

  •
  a daily newspaper and up to the radio station limit for that market; or

  •
  two television stations and up to the radio station limit for that market.

        In markets with three or fewer television stations, no cross-ownership among television, radio, and newspapers is permitted; however, an entity may obtain a waiver of this ban by showing that the television station and the cross-owned media do not serve the same area. In addition, the new rule defines the local market according to the number of television stations within the area, not independent voices.

        The FCC's new cross-ownership rules are subject to the appeal currently before the Third Circuit. Pursuant to a stay issued September 3, 2003, the FCC's previous cross-ownership rules remain in effect while this appeal is pending. We cannot predict the eventual outcome or effect of the Third Circuit's review of the media ownership order.

  Antitrust Review

        The Department of Justice and the Federal Trade Commission have the authority to determine that a transaction presents antitrust concerns. These agencies have increased their scrutiny of the television and radio industries, and have indicated their intention to review matters related to the concentration of ownership within markets, including local marketing agreements, even when the ownership or local market agreement in question is permitted under the regulations of the FCC. In March 2002, the Department of Justice and Federal Trade Commission reached an agreement through which the Department of Justice would assume primary control over all merger reviews in the media and entertainment industries, however, the Senate Commerce committee has stated an intention to formally review this decision to assign media mergers to the Department of Justice. There can be no assurance that future policy and rulemaking activities of the Antitrust Agencies will not impact our operations.

  Alien Ownership

        Foreign governments, representatives of foreign governments, non-citizens, representatives of non-citizens, and corporations or partnerships organized under the laws of a foreign nation are barred from holding broadcast licenses. Non-citizens, however, may own up to 20% of the capital stock of a licensee and up to 25% of the capital stock of a United States corporation that, in turn, owns a controlling interest in a licensee. A broadcast license may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation of which more than one-fourth of the capital stock is owned or voted by non-citizens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations, if the FCC finds that the public interest will be served by the refusal or revocation of such license. Non-citizens may serve as officers and directors of a broadcast licensee and any corporation controlling, directly or indirectly, such licensee. As a result, we are restricted by the Communications Act from having more than one-fourth of our capital stock owned by non-citizens, foreign governments or foreign corporations, but not from having an officer or director who is a non-citizen.

  Equal Employment Opportunity

        On November 20, 2002, the FCC released a new set of equal employment opportunity rules which became effective on March 10, 2003. The new rules require us to comply with certain recruiting, outreach, record keeping and reporting requirements in addition to complying with the general prohibition against employment discrimination. On February 6, 2003, interested parties filed a joint petition for partial reconsideration of the FCC's new rules. We are unable to predict the resolution of the petition for reconsideration. The new rules remain in effect pending the resolution of this petition for reconsideration.

  Must Carry/Retransmission Consent

        The Cable Television Consumer Protection and Competition Act of 1992, or Cable Act, and the FCC's implementing regulations give television stations the right to control the use of their signals on cable television systems. Under the Cable Act, at three year intervals beginning in June 1993, every qualified television station is required to elect whether it wants to avail itself of must-carry rights or, alternatively, to grant retransmission consent. Whether a station is qualified depends on factors such as the number of activated channels on a cable system, the location and size of a cable system, the amount of duplicative programming on a broadcast station and the signal quality of the station at the cable system's head end. If a television station elects retransmission consent, cable systems are required to obtain the consent of that television station for the use of its signal and could be required to pay the television station for such use. The Cable Act further requires mandatory cable carriage of all qualified local television stations electing their must-carry rights or not exercising their retransmission rights. Under the FCC's rules, television stations were required to make their latest periodic election between must-carry and retransmission consent status by October 1, 2002, for the period from January 1, 2003 through December 31, 2005. Television stations that failed to make an election by the specified deadline are deemed to have elected must-carry status for the relevant three-year period. For the three year period beginning January 1, 2003, each of our stations has either elected its must-carry rights, entered into retransmission consent agreements, or obtained an extension to permit us to continue negotiating a retransmission consent agreement with substantially all cable systems in its designated market area.

        The FCC currently is conducting a rulemaking proceeding to determine the scope of the cable systems' carriage obligations with respect to digital broadcast signals during and following the transition from analog to digital television, or DTV, service. In its initial order, the FCC tentatively concluded that broadcasters would not be entitled to mandatory carriage of both their analog and DTV signals and that broadcasters with multiple DTV video programming streams would be required to designate a single primary video stream eligible for mandatory carriage. Alternatively, a broadcaster may negotiate with cable systems for carriage of its DTV signal in addition to its analog signal, or for carriage of multiple programming streams within its DTV signal, under retransmission consent. The FCC is expected to reexamine these carriage issues in its next order, which we expect to be issued this year. We are not able to predict whether the FCC will require cable systems to: (i) carry all programming streams within a station's DTV signal and/or (ii) to carry a station's analog and DTV signals simultaneously.

  Satellite Home Viewer Improvement Act

        Under the Satellite Home Viewer Improvement Act, or SHVIA, a satellite carrier generally must obtain retransmission consent before carrying a television station's signal. Specifically, SHVIA:

  •
  provides a statutory copyright license to enable satellite carriers to retransmit a local television broadcast station into the station's local market;

  •
  permits the continued importation of network signals that originate outside of a satellite subscriber's local television market or designated market areas for certain existing subscribers;

  •
  provides broadcast stations with retransmission consent rights in their local markets; and

  •
  mandates carriage of broadcast signals in their local markets after a phase-in period.

        Local markets are defined to include both a station's designated market area and its county of license.

        SHVIA permits satellite carriers to provide distant or nationally broadcast programming to subscribers in "unserved" households. Households are unserved by a particular network if they do not receive a signal of at least a specified intensity from a station affiliated with that network or may qualify as unserved pursuant to other limited circumstances. However, satellite television providers can retransmit the distant signals of no more than two stations per day for each television network. As of January 1, 2002, a satellite carrier retransmitting the signal of any local broadcast station into the station's local market generally must carry all stations licensed to the carried station's local market upon request. The portion of SHVIA that grants satellite carriers a compulsory copyright license to provide distant network signals to unserved households is set to expire at the end of 2004. In January 2004, legislation was introduced in the Senate which would extend the term of this provision to December 31, 2009. Absent an extension of the compulsory copyright license, a satellite carrier may not deliver a distant network signal to households unless it first obtains the agreement of the copyright owners of the copyrighted programming broadcast by the station.

        Pursuant to SHVIA, satellite carriers are beginning to offer local broadcast signals to subscribers in some of the nation's large and mid-sized television markets. As of May 24, 2004, satellite carrier DirecTV carries the signals of our stations KBWB, WDWB and WKBW and announced plans to carry KSEE, and KBJR in the second quarter of 2004 and WPTA and WTVH sometime in 2004 (DirecTV subscribers currently must acquire a "DirecTV Multi-Satellite System" in order to receive WKBW). EchoStar currently carries KBWB, WDWB, WKBW, KBJR, WPTA, WTVH, WEEK and KSEE (EchoStar subscribers currently must acquire a "SuperDISH" from EchoStar in order to receive WPTA, WEEK and WTVH).

  Digital Television

        Pursuant to the Telecommunications Act of 1996, the FCC has adopted rules authorizing and implementing digital television, or DTV, service, technology that should improve the quality of both the audio and video signals of television stations. The FCC has "set aside" channels within the existing television spectrum for DTV and limited initial DTV eligibility to existing television stations and certain applicants for new television stations. The FCC has adopted a DTV table of allotments as well as service and licensing rules to implement DTV service. The DTV allotment table provides a channel for DTV operations for each existing broadcaster and is intended to enable existing broadcasters to replicate their existing analog service areas. The affiliates of CBS, NBC, ABC and Fox in the ten largest U.S. television markets were required to initiate commercial DTV service with a digital signal by May 1, 1999. Affiliates of these networks located in the 11th through the 30th largest U.S. television markets were required to begin DTV operation by November 1, 1999. All other commercial stations were required to construct DTV facilities by May 1, 2002. In November 2001, the FCC modified its digital television transition rules in an effort to ease the burden of the required build out. Among other changes, the FCC relaxed its initial build out requirement. Under the new rules, a station will not have to replicate its entire analog service area until a date to be set in a proceeding initiated in February 2003. The FCC has not established a date by which stations must replicate their analog service area.

        Congress has generally required broadcasters to convert to DTV service, terminate their existing analog service and surrender one of their two television channels to the FCC, on or before December 31, 2006. This 2006 transition date may be extended, however, upon the request of a station, in the event that:

  •
  one or more of the stations in the station's market licensed to or affiliated with one of the top four largest national television networks are not broadcasting a digital television signal, and the FCC finds that each such station has exercised due diligence and satisfies the conditions for an extension of the applicable construction deadlines for digital television service in that market;

  •
  digital-to-analog converter technology is not generally available in such market; or

  •
  15% or more of the television households in the station's market either, do not subscribe to a multi-channel video programming distributor that carries the DTV channels offered in that market; or do not have either at least one television receiver capable of receiving DTV service or at least one television receiver of analog service signals equipped with digital-to-analog converter technology.

        The FCC also has adopted rules that permit DTV licensees to offer ancillary or supplementary services on their DTV channels under certain circumstances. The FCC rules further require DTV licensees to pay a fee of 5% of the gross revenues received from any ancillary or supplemental uses of the DTV spectrum for which the company charges subscription fees or other specified compensation. No fees will be due for commercial advertising revenues received from free over-the-air broadcasting services. The FCC recently adopted rules intended to protect digital television transmissions from unauthorized redistribution. Specifically, the FCC adopted use of a mechanism known as the "broadcast flag" to protect digital transmissions from unauthorized redistribution and also established rules to ensure that equipment on both the transmission and reception side is capable of giving effect to the broadcast flag. The FCC also has initiated a notice of inquiry to examine whether additional public interest obligations should be imposed on DTV licensees. Various proposals in this proceeding would require DTV stations to increase their program diversity, focus more programming and resources on addressing local issues and political discourse, increase access for disabled viewers and improve emergency warning systems.

        KBWB, WEEK and KSEE have initiated full power operation of their DTV facilities pursuant to an FCC license. WPTA and WDWB have constructed their facilities, begun full-power operation pursuant to automatic program test authority, and filed applications for licenses to cover these operations, which applications remains pending.

        KBJR and WTVH completed construction of their DTV facilities and operate their DTV facilities pursuant to special temporary authorizations for limited build-out operation. The term of KBJR's special temporary authorization expired on April 22, 2004, however, KBJR filed a timely request for extension of this special temporary authorization. The term of WTVH's special temporary authorization expires June 15, 2004. As indicated above, the FCC expressly authorized limited buildout of DTV facilities in order to facilitate the DTV transition, and DTV operation pursuant to a special temporary authorization automatically extends a station's DTV construction permit indefinitely. We may request additional six-month extensions of KBJR's and WTVH's special temporary authorizations as necessary, which we predict will be approved under the FCC's current rules.

        WKBW completed construction of its DTV facilities in March 2004 and operates its DTV facilities pursuant to a special temporary authorization for limited buildout operation, the initial term of which expires August 17, 2004.

        The FCC had previously denied WKBW's request for a third extension of its DTV construction permit on October 16, 2003, and admonished WKBW for failure to complete construction of its DTV facilities before the required deadline. As a result of this denial, WKBW was required to submit regular progress reports documenting its construction efforts. WKBW has petitioned the FCC for reconsideration of the admonishment and predicts that its DTV construction permit will be extended indefinitely by virtue of its limited buildout operation pursuant to a special temporary authorization.

        The FCC has not yet addressed the DTV requirements applicable to satellite stations like KRII.

  Class A Television Stations

        In November 1999, Congress enacted the Community Broadcasters Protection Act, which created a new Class A status for low power television stations. Under this statute, low power television stations which previously had secondary status to full power television stations are eligible for Class A status and are entitled to protection from future displacement by modifications to full-power television stations under certain circumstances. The FCC has adopted rules governing the extent of interference protection that must be afforded to Class A stations and the eligibility criteria for these stations. Because Class A stations are required to provide interference protection to previously authorized full-power television stations, these new facilities are not expected to adversely affect the operations of our television stations.

  Proposed Legislation and Regulations

        The FCC currently has under consideration, and the Congress and the FCC may in the future consider and adopt, new or modified laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership, and profitability of our broadcast properties, result in the loss of audience share and advertising revenues for our stations, or affect our ability to acquire additional stations or finance acquisitions. Such matters include but are not limited to:

  •
  extension of the SHVIA compulsory copyright license for satellite carriers' delivery of local stations;

  •
  penalties for the broadcast of indecent programming;

  •
  broadcast ownership limits;

  •
  expediting the digital television transition;

  •
  minority and female involvement in the broadcasting industry;

  •
  public interest obligations of broadcasters;

  •
  technical and frequency allocation matters;

  •
  changes to broadcast technical requirements;

  •
  an examination of whether the cable must-carry requirement mandates carriage of both analog and digital television signals.

        We cannot predict whether such changes will be adopted or, if adopted, the effect that such changes would have on our business.

Employees

        As of March 31, 2004, we employed 714 persons, of whom 263 are represented by three unions pursuant to agreements expiring in 2004, 2005, 2007 and 2008. We believe our relations with our employees are good.

Properties

        Our principal executive offices are located in New York, New York. The lease agreement, for approximately 9,500 square feet of office space in New York, expires January 31, 2011.

        The types of properties required to support each of our stations include offices, studios, transmitter sites and antenna sites. A station's studios are generally housed with its offices in downtown or business districts. The transmitter sites and antenna sites are generally located so as to provide maximum market coverage. The following table contains certain information describing the general character of our properties:

Station	Metropolitan area and use	Owned or leased	Approximate size (square feet)	Expiration of lease
WTVH	Syracuse, New York Office and Studio	Owned	41,500	—
	Onondaga, New York Tower Site	Owned	2,300	—
KSEE	Fresno, California Office and Studio	Owned	32,000	—
	Bear Mountain, Fresno County, California Tower Site	Leased	9,300	3/22/51
	Meadow Lake, California Tower Site	Leased	1,000	5/16/13
WPTA	Fort Wayne, Indiana Office, Studio and Tower Site	Owned	18,240	—
WEEK	Peoria, Illinois Office, Studio and Tower Site	Owned	20,000	—
KBJR	Duluth, Minnesota, Superior, Wisconsin Office and Studio	Owned	20,000	—
	Tower Site	Owned	3,300	—
KBWB	San Francisco, California Office and Studio	Leased	25,777	8/31/12
	Tower Site	Leased	2,750	2/28/05
WKBW	Buffalo, New York Office and Studio	Owned	32,000	—
	Colden, New York Tower Site	Owned	3,406	—
WDWB	Southfield, Michigan Office	Leased	8,850	12/31/05
	Studio and Tower Site	Leased(1)	30,000	9/30/06
KRII	Chisolm, Minnesota Tower Site	Owned	1,250	—

(1)
We own a 3,400 square foot building on the property.

Legal proceedings

        We are from time to time involved in various claims and lawsuits that are incidental to its business. We are not aware of any pending or threatened litigation, arbitration or administrative proceedings involving claims or amounts that, individually or in the aggregate, we believe are likely to materially harm our business, financial condition or future results of operations. Any litigation, however, involves risk and potentially significant litigation costs, and therefore we cannot give any assurance that any litigation which may arise in the future will not materially harm our business, financial condition or future results of operations.

MANAGEMENT

        The following table sets forth information concerning our executive officers and directors as of March 31, 2004:

Name	Age	Position
W. Don Cornwell(1)	56	Chairman of the Board, Chief Executive Officer and Director
Stuart J. Beck(1)	57	President, Secretary and Director
Robert E. Selwyn, Jr.	60	Senior Operating Advisor and Director
Lawrence I. Wills	43	Senior Vice President—Chief Administrative Officer
Ellen McClain	39	Senior Vice President—Chief Financial Officer
John Deushane	47	Chief Operating Officer
James L. Greenwald(2)	76	Director
Martin F. Beck	86	Director
Edward Dugger, III	54	Director
Thomas R. Settle(1)(3)(4)	63	Director
Charles J. Hamilton, Jr.(2)(3)(4)	56	Director
M. Fred Brown(2)	57	Director
Jon E. Barfield(3)	52	Director
Veronica Pollard(3)	58	Director

(1)
Member of the Stock Option Committee. The stock option committee is only authorized to grant stock options to employees other than executive officers.
(2)
Member of the Audit Committee.
(3)
Member of the Compensation Committee.
(4)
Member of the Management Stock Plan Committee.

        Mr. Cornwell is a founder of our company and has been Chairman of our Board of Directors and our Chief Executive Officer since February 1988. Mr. Cornwell served as our President, which office then included the duties of chief executive officer, until September 1991 when he was elected to the newly created office of Chief Executive Officer. Prior to founding Granite, Mr. Cornwell served as a Vice President in the Investment Banking Division of Goldman, Sachs & Co. from May 1976 to July 1988. In addition, Mr. Cornwell was the Chief Operating Officer of the Corporate Finance Department of Goldman, Sachs & Co. from January 1980 to August 1987. Mr. Cornwell is a director of Avon Products, Inc., Pfizer, Inc. and CVS Corporation. Mr. Cornwell received a Bachelor of Arts degree from Occidental College in 1969 and a Masters degree in Business Administration from Harvard Business School in 1971.

        Mr. Stuart Beck is a founder of our company and has been a member of our Board of Directors and our Secretary since February 1988 and our President since September 1991. Prior to founding Granite, Mr. Beck was an attorney in private practice of law in New York, New York and Washington, DC. Mr. Beck received a Bachelor of Arts degree from Harvard College in 1968 and a Juris Doctor degree from Yale Law School in 1971. Mr. Beck is the son of Martin F. Beck.

        Mr. Selwyn has been our Senior Operating Advisor since January 1, 2003 and a member of our Board of Directors since May 11, 1998. In addition, Mr. Selwyn served as our Chief Operating Officer from 1996 to 2002. Prior to joining Granite, Mr. Selwyn was employed by New World Communications, Inc. from May 1993 to June 1996 serving as Chairman and Chief Executive Officer of the New World Television Station Group. Mr. Selwyn received a Bachelor of Science degree from the University of Tennessee in 1968. From 1990 until 1993, Mr. Selwyn was the President of Broadcasting for SCI Television, Inc.

        Mr. Wills has been our Senior Vice President-Chief Administrative Officer since February 2001. In addition, Mr. Wills served as our Vice President—Finance and Controller from 1990 to 2001. Prior to joining Granite, Mr. Wills was employed by Ernst & Young LLP from 1982 to 1990 in various capacities, the most recent of which was as senior audit manager responsible for managing and supervising audit engagements. Mr. Wills is a director of Junior Achievement of New York, Inc. Mr. Wills received a bachelor's degree in Business Administration from Iona College in 1982.

        Ms. McClain has been our Senior Vice President-Chief Financial Officer since February 2001. In addition, Ms. McClain served as our Vice President—Corporate Development and Treasurer from 1994 to 2001. Prior to joining Granite, Ms. McClain attended Harvard Business School, where she received a Masters degree in Business Administration in June 1993. From 1990 to 1991, Ms. McClain was an Assistant Vice President with Canadian Imperial Bank of Commerce, where she served as a lender in the Bank's Media Group and from 1986 to 1990 was employed by Bank of New England, N.A. in various capacities including as a lender in the Communications Group. Ms. McClain is a director of the National Association of Black Owned Broadcasters. Ms. McClain received a Bachelor of Arts Degree in Economics from Brown University in 1986.

        Mr. Deushane has been our Chief Operating Officer since January 1, 2003. Mr. Deushane served as our Regional Vice President—Midwest from 1998 to 2002. Prior to his position as Regional Vice President—Midwest, Mr. Deushane served as President and General Manager of KSEE-TV during 1997 and President and General Manager of WEEK-TV from 1991 to 1996. Mr. Deushane is a director of the New York State Broadcasters Association. Mr. Deushane graduated magna cum laude from Bradley University with a Bachelor of Science degree in broadcast management and journalism.

        Mr. Greenwald has been a member of our Board of Directors since December 1988. Mr. Greenwald was the Chairman and Chief Executive Officer of Katz Communications, Inc. from May 1975 to August 1994 and has been Chairman Emeritus since August 1994. Mr. Greenwald has served as President of the Station Representatives Association and the International Radio and Television Society and Vice President of the Broadcast Pioneers. Mr. Greenwald is a director of Paxson Communications Corp. and Source Media Inc. Mr. Greenwald received a Bachelor of Arts degree from Columbia University in 1949 and an Honorary Doctorate Degree in Commercial Science from St. Johns University in 1980.

        Mr. Martin Beck has been a member of our Board of Directors since December 1988. Mr. Beck has served as Chairman of Beck-Ross Communications, Inc., a New York-based group owner of FM radio stations, from June 1966 until April 1995, at which time he retired. Mr. Beck has served as President of the New York State Broadcasters Association, the Long Island Broadcasters Association and the National Association of Broadcasters Radio Board. Mr. Beck received a Bachelor of Arts degree from Cornell University in 1938. Mr. Beck is the father of Stuart J. Beck.

        Mr. Dugger has been a member of our Board of Directors since December 1988. Mr. Dugger has been President and Chief Executive Officer of UNC Ventures, Inc., a Boston-based venture capital firm, since January 1978, and its investment management company, UNC Partners, Inc., since June 1990. Mr. Dugger is a former director of the Federal Reserve Bank of Boston. Mr. Dugger received a Bachelor of Arts degree from Harvard College in 1971 and a Masters degree in Public Administration and Urban Planning from Princeton University in 1973.

        Mr. Hamilton has been a member of our Board of Directors since July 1992. Mr. Hamilton was a partner in the New York law firm of Battle Fowler LLP from 1983 to 2000. On June 8, 2000 Battle Fowler LLP merged with the law firm Paul, Hastings, Janofsky & Walker LLP, where he is a partner. Mr. Hamilton received a Bachelor of Arts degree from Harvard College in 1969, a Juris Doctor degree from Harvard Law School in 1975 and a Masters degree in City Planning (MCP) from the Massachusetts Institute of Technology in 1975. Mr. Hamilton is a member of the Board of Directors of the Environmental Defense Fund and Phoenix House Foundation, Inc.

        Mr. Settle has been a member of our Board of Directors since July 1992. Mr. Settle founded and is currently a director of The Winchester Group, Inc., an investment advisory firm, since 1990. Mr. Settle was the chief investment officer at Bernhard Management Corporation from 1985 to 1989. He was a Managing Director of Furman Selz Capital Management from 1979 until 1985. Mr. Settle received a Bachelor of Arts Degree from Muskingum College in 1963 and a Masters degree in Business Administration from Wharton Graduate School in 1965.

        Mr. Brown has been a member of our Board of Directors since April 1999. Mr. Brown founded and has been President of Aerodyne Capital, Inc., a California company specializing in the trading and leasing of commercial jet aircraft and high-bypass jet engines since 1993. Prior to founding Aerodyne, Mr. Brown was Senior Vice-President and Managing Director of Marketing for Blenhiem Aviation from 1989-1993. In addition, Mr. Brown served as Vice-President at Goldman Sachs & Co. While at Goldman Sachs & Co., Mr. Brown was seconded to Freedom National Bank NA as its Senior Vice-President and Chief Financial Officer. Mr. Brown is Chairman of the Board of Directors of San Francisco Jazz Organization. Mr. Brown received a Bachelor of Arts degree from Middlebury College in 1969. He received a Juris Doctor degree and a Masters degree in Business Administration from the University of California at Berkeley in 1973.

        Mr. Barfield has been a member of our Board of Directors since April 1999. Mr. Barfield has been Chairman, President and Chief Executive Officer of The Bartech Group, an engineering staffing and information technology firm, since 1997. In addition, Mr. Barfield served as Chairman and Chief Executive Officer of the Bartech Group from 1995 to 1997, and as President of The Bartech Group from 1981 to 1995. Prior to joining The Bartech Group, Mr. Barfield practiced corporate and securities law with the Chicago based law firm of Sidley, Austin, Brown and Wood from 1977 to 1981. Mr. Barfield is a director of National City Corporation, BMC Software, Inc., Tecumseh Products Company, Pantellos Group Limited Partnership, Inc., Blue Cross Blue Shield of Michigan and Reading is Fundamental. He is also a Trustee Emeritus of Princeton University and a Trustee of The Henry Ford and of Kettering University. Mr. Barfield received a Bachelor of Arts degree from Princeton University in 1974 and received a Juris Doctor degree from Harvard Law School in 1977.

        Ms. Pollard has been a member of our Board of Directors since January 2000. Ms. Pollard is Group Vice President, Corporate Communications, Toyota Motor North America, Inc. She had been Vice President-External Affairs for Toyota Motor North America (formerly Toyota Motor Corporate Services of North America, Inc.) since joining Toyota in 1998. Prior to joining Toyota Motor Corporate Services of North America, Inc., Ms. Pollard was Vice President-Corporate Public Relations for ABC, Inc. from 1994 to 1998. Ms. Pollard is a trustee of the Museum for African Art in New York, a director of The Doe Fund and a member of the Individual Investor Advisory Committee of the New York Stock Exchange. Ms. Pollard attended the University of Wisconsin for two years, received a Bachelor's degree from Boston University in 1966, and a Master's degree from Columbia University, Teachers College, in 1968.

        Each member of our Board of Directors hold office until the next annual meeting of our shareholders, unless such director resigns or is removed before then, or until such director's successor is duly elected and qualified. All officers are elected annually and serve at the discretion of the Board of Directors.

        Directors are separately reimbursed by us for their travel expenses incurred in attending Board or committee meetings and receive securities under each of our Non-Employee Directors Stock Plan and Director Stock Option Plan, together referred to herein as the Director Plans.

Board Committees and Membership

        Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee, excluding the Stock Option Committee, meets the applicable laws and regulations regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment.

        Audit Committee.    The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. The Audit Committee's role includes discussing with management our processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation, and oversight of the independent auditor engaged to prepare and issue audit reports on our financial statements. The Audit Committee relies on the expertise and knowledge of management, the internal auditors, and the independent auditor in carrying out its oversight responsibilities. The specific responsibilities and functions of the Audit Committee are delineated in the Audit Committee Charter. The Audit Committee Charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidance, and evolving practices. The Board of Directors has determined that each Audit Committee member is independent and has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The Audit Committee held four meetings during 2003. The members of the Audit Committee are Messrs. Hamilton (Chairman), Greenwald and Brown. The Board has determined that Mr. Brown is an audit committee financial expert within the meaning of applicable regulations of the U.S. Securities and Exchange Commission.

        Compensation Committee.    The Compensation Committee consists of four members of our Board of Directors that are independent directors. The primary responsibilities of the Compensation Committee are to (a) review and recommend to the Board the compensation of the Chief Executive Officer and other officers of our company, (b) review executive bonus plan allocations, (c) oversee and advise the Board on the adoption of policies that govern our compensation programs, (d) oversee the administration of our equity-based compensation and other benefit plans, and (e) approve grants of stock options and stock awards to our officers and employees under our equity plans, subject to certain limitations. The Compensation Committee's role includes producing the report on executive compensation required by SEC rules and regulations. The specific responsibilities and functions of the Compensation Committee are delineated in the Compensation Committee Charter. The Compensation Committee Charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidance, and evolving practices. The Compensation Committee held four meetings during 2003. The members of the Compensation Committee are Ms. Pollard and Messrs. Settle (Chairman), Hamilton and Barfield.

        Management Stock Plan Committee.    The responsibility of the Management Stock Plan Committee is to administer our Management Stock Plan. The Management Stock Plan Committee is appointed by our Board of Directors and consists of two members of the Board of Directors that are non-employee directors. The Management Stock Plan Committee, from time to time, selects eligible employees to receive a discretionary bonus of Bonus Shares or a Performance Award based upon such employee's position, responsibilities, contributions and value to us and such other factors as the Management Stock Plan Committee deems appropriate. The Management Stock Plan Committee has discretion to determine the date on which the Bonus Shares or Performance Awards allocated to an employee will be issued to such employee. The Management Stock Plan Committee may, in its sole discretion, determine what part of an award of Bonus Shares or Performance Awards is paid in cash and what part of an award is paid in the form of Common Stock (Nonvoting). The Management Stock Plan Committee held two meetings during 2003. The members of the Management Stock Plan Committee are Messrs. Settle and Hamilton.

        Stock Option Committee.    The Stock Option Committee consists of three members of the Board of Directors appointed by the Board. The Stock Option Committee is only authorized to grant Options to persons who are not then "covered employees" within the meaning of Section 162(m) of the Internal

Revenue Code or who are not then our officers or holders of 10% or more of the Voting Common Stock. The Stock Option Committee held two meetings during 2003. The members of the Stock Option Committee are Messrs. Cornwell, S. Beck and Settle.

Section 16(a) Beneficial Ownership Reporting Compliance

        Each of our director and officer who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, is required to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of, or certain transactions in, our securities. Except as set forth below, based solely upon a review of such reports, we believe that all filing requirements under Section 16 were complied with on a timely basis.

        For fiscal year 2003, Messrs. Barfield, M. Beck, Brown, Deushane, Dugger, Greenwald, Hamilton, Selwyn, Settle and Wills, Ms. McClain and Ms. Pollard did not report, on a timely basis, one transaction on one Form 4, Mr. S. Beck did not report on a timely basis one transaction on two Form 4s, and Mr. Cornwell did not report, on a timely basis, one transaction on three Form 4s. All of the reports referred to above have been filed.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer and the independent Board of Directors. A copy of this code is available on our Web site at www.granitetv.com. We intend to disclose any changes in or waivers from our code of conduct that are required to be publicly disclosed by posting such information on our Web site or by filing a Form 8-K.

Executive compensation

        The following table presents the cash compensation paid by us to our Chief Executive Officer and each of our four other most highly compensated executive officers whose total cash compensation exceeded $100,000 for each of the three years in the period ended December 31, 2003:

Long-term compensation awards
Annual compensation
Securities underlying options/ SARs (#)
Name and principal position				Restricted stock awards				All other compensation(2)
	Year	Salary	Bonus(1)
W. Don Cornwell Chief Executive Officer	2003 2002 2001	$672,000 600,000 600,000	$679,000 553,191 420,000		$96,000 297,500 210,000	(3) (4) (5)	— 160,000 —	$6,000 5,500 5,250
Stuart J. Beck President	2003 2002 2001	$672,000 600,000 600,000	$656,829 391,319 302,000		$179,500 238,000 288,750	(6) (7) (8)	— 213,000 —	$15,600 15,100 14,850
Robert E. Selwyn, Jr. Senior Operating Advisor	2003 2002 2001	$400,000 396,250 386,250	$75,000 119,000 57,938	$	— 17,850 54,375	(9) (10)	— — —	$15,600 15,100 14,850
Lawrence I. Wills Senior Vice President — Chief Administrative Officer	2003 2002 2001	$242,500 206,000 200,000	$200,000 175,000 100,000	$	— 23,800 —	(11)	— 10,000 —	$24,000 23,500 17,250
Ellen McClain Senior Vice President — Chief Financial Officer	2003 2002 2001	$242,500 206,000 200,000	$200,000 175,000 100,000	$	— 23,800 —	(11)	— 10,000 —	$24,000 23,500 17,250

(1)
Represents cash bonuses for service rendered in 2001, 2002 and 2003 that were paid in the following year.

(2)
The amounts shown in this column consists of a matching contribution by us under our Employees' Profit Sharing and Savings (401(k)) Plan and an annual perquisite allowance for Messrs. Beck and Selwyn of $9,600 each and $18,000 each for Mr. Wills and Ms. McClain in 2002 and $12,000 each for Mr. Wills and Ms. McClain in 2002 and 2003.

(3)
Represents the market value on the date of award of 24,752 Bonus Shares awarded under our Management Stock Plan on January 9, 2003 for services rendered during the year-ended December 31, 2002 and 25,000 Bonus Shares awarded under the Management Stock Plan on January 5, 2004 for services rendered during the year-ended December 31, 2003.

(4)
Represents the market value on the date of award of 125,000 Bonus Shares awarded under our Management Stock Plan on April 23, 2002 for services rendered during the year-ended December 31, 2001. Mr. Cornwell deferred receipt of these shares to December 31, 2003.

(5)
Represents the market value on the date of award of 80,000 Bonus Shares awarded under our Management Stock Plan on January 26, 2001 for services rendered during the year-ended December 31, 2000.

(6)
Represents the market value on the date of award of 88,861 Bonus Shares awarded under our Management Stock Plan on January 9, 2003 for services rendered during the year-ended December 31, 2002.

(7)
Represents the market value on the date of award of 100,000 Bonus Shares awarded under our Management Stock Plan on April 23, 2002 for services rendered during the year ended December 31, 2001.

(8)
Represents the market value on the date of award of 110,000 Bonus Shares awarded under our Management Stock Plan on January 26, 2001 for services rendered during the year-ended December 31, 2000.

(9)
Represents the market value on the date of award of 7,500 Bonus Shares awarded under our Management Stock Plan on April 23, 2002.

(10)
Represents the market value on the date of award of 30,000 Bonus Shares awarded under our Management Stock Plan on January 5, 2001.

(11)
Represents the market value on the date of award of 10,000 Bonus Shares awarded under our Management Stock Plan on April 23, 2002.

Employment Agreements and Compensation Arrangements

        Mr. Cornwell and Mr. Stuart Beck each have an employment agreement with us. The agreements provide for a two-year employment term, which is automatically renewed for subsequent two-year terms unless advance notice of nonrenewal is given (the current term under such agreements, which were renewed in 2003, expires September 19, 2005). The agreements stipulate that Mr. Cornwell and Mr. Beck will devote their full time and efforts to our company and will not engage in any business activities outside the scope of their employment with us unless approved by a majority of our independent directors. Under the agreements, Mr. Cornwell and Mr. Beck are permitted to exchange any or all of their shares of Voting Common Stock for shares of Common Stock (Nonvoting), provided that such exchange does not jeopardize our status as a minority-controlled entity under FCC regulations and that, after such exchange is effected, there will continue to be shares of our voting stock outstanding.

        The Compensation Committee of our Board of Directors annually develops a compensation model to determine salary and incentive compensation for Mr. Cornwell and Mr. Beck. The base salary was $600,000 for each of 2001 and 2002 and $672,000 for 2003. Messrs Cornwell and Beck were eligible to receive a salary increase for 2004 and incentive compensation for 2003 if certain corporate objectives were achieved. Those objectives included the attainment of broadcast cash flow targets, restructuring of our company's capital structure and growth through acquisitions or other structures permitted by the FCC. Incentive compensation can include cash bonuses, stock options, shares of Common Stock (Nonvoting) or a combination thereof. Based on the objectives set forth by the Compensation Committee, Mr. Cornwell and Mr. Beck did not receive a salary increase for 2004. Incentive compensation for 2003 totaling $725,000 was awarded to Mr. Cornwell on January 5, 2004, consisting of $679,000 in cash and $46,000 in shares of Common Stock (Nonvoting). Incentive compensation for 2003 totaling $656,879 was awarded to Mr. Beck on January 5, 2004, which was paid entirely in cash.

        Mr. Selwyn has an employment agreement with us. The current employment term expires on December 31, 2005. The agreement stipulates that Mr. Selwyn will devote his full time and effort to our company and will not engage in any business activities outside of the scope of his employment with us other than permitted under the agreement. In addition to his base salary, Mr. Selwyn is eligible to receive a cash bonus if certain quantitative and qualitative goals are achieved. He has been granted options to purchase shares of Common Stock (Nonvoting) under our stock option plans and is eligible to participate in our Employee Stock Purchase Plan. The annual base salary determined by the Compensation Committee of the Board of Directors was $386,250 for 2001, $396,000 for 2002 and $400,000 for 2003. Mr. Selwyn's base salary for 2004 is $325,000. (See "—Employee Stock Purchase Plan," "—Stock Option Plan" and "—Management Stock Plan.")

        Under an employment arrangement with us, Mr. Wills is eligible to receive an annual cash bonus based upon our financial performance and the achievement of certain qualitative and strategic goals during that year, such bonus to be determined by Messrs. Cornwell and Beck. Mr. Wills' 2003 base salary was fixed at $242,500 and his base salary for 2004 is $250,000.

        Under an employment arrangement with us, Ms. McClain is eligible to receive an annual cash bonus based upon our financial performance and the achievement of certain qualitative and strategic goals during that year, such bonus to be determined by Messrs. Cornwell and Beck. Ms. McClain's 2003 base salary was fixed at $242,500 and her base salary for 2004 is $250,000.

  401(k) Profit Sharing and Savings Plan

        Effective January 1990, we adopted the Granite Broadcasting Corporation Employees' Profit Sharing and Savings (401(k)) Plan, or the 401(k) Plan for the purpose of providing retirement benefits for substantially all of our employees. We and our employees both make contributions to the 401(k) Plan. We match 50% of that part of an employee's deferred compensation that does not exceed 5% of such employee's salary. Company-matched contributions vest at a rate of 20% for each year of an employee's service to our company.

        We made an aggregate contribution to the 401(k) Plan of $451,645 during 2003.

  Employee Stock Purchase Plan

        On February 28, 1995, we adopted the Granite Broadcasting Corporation Employee Stock Purchase Plan, or the Stock Purchase Plan, for the purpose of enabling our employees to acquire ownership of shares of Common Stock (Nonvoting) at a discount, thereby providing an additional incentive to promote the growth and profitability of our company. The Stock Purchase Plan enables our employees to purchase up to an aggregate of 1,000,000 shares of Common Stock (Nonvoting) at 85% of the then current market price through application of regularly made payroll deductions. A Committee consisting of not less than two directors who are ineligible to participate in the Stock Purchase Plan administers the Stock Purchase Plan. The members of the Committee are currently Mr. Cornwell and Mr. Stuart J. Beck. At the discretion of the Committee, purchases under the Stock Purchase Plan may be effected through issuance of authorized but previously unissued shares, treasury shares or through open market purchases. The Committee has engaged a brokerage company to administer the day-to-day functions of the Stock Purchase Plan. Purchases under the Stock Purchase Plan commenced on June 1, 1995.

  Stock Option Plan

        In April 1990, we adopted a Stock Option Plan, or the Stock Option Plan, providing for the grant, from time to time, of Options to key employees and officers of our company or its affiliates to purchase shares of Common Stock (Nonvoting). The Stock Option Plan terminated on April 1, 2000. As of March 5, 2004, options granted under the Stock Option Plan were outstanding for the purchase of 4,232,700 shares of Common Stock (Nonvoting).

  2000 Stock Option Plan

        On April 27, 2000, we adopted a new stock option plan, which provides for the grant to employees, officers, directors and consultants of our company or its affiliates, collectively known as Participating Persons, to purchase an aggregate of 4,000,000 shares of Common Stock (Nonvoting) of the following:

  •
  Options intended to qualify as Incentive Stock Options, or ISOs, as defined in Section 422 of the Code and

  •
  Options which do not qualify as ISOs, or NQSOs.

        On April 23, 2002, the Director Participants were granted an option to purchase 50,000 shares Common Stock (Nonvoting) as additional compensation for attendance at regular quarterly meetings during the period beginning on July 1, 2002 and ending on October 31, 2005 in lieu of additional cash compensation. Of each such grant, Options to purchase 5,000 shares of Common Stock (Nonvoting) become exercisable on the date of attendance in person or by telephonic means, of a Director Participant at each regular quarterly meeting of the Board of Directors.

        No Participating Person may be granted ISOs which, when first exercisable in any calendar year (combined with ISOs under all incentive stock option plans of our company and its affiliates) will permit such person to purchase stock of our company having an aggregate fair market value (determined as of the time the ISO was granted) of more than $100,000.

        The 2000 Stock Option Plan is administered by both the Stock Option Committee which consists of not less than three members of the Board of Directors appointed by the Board, and our Compensation Committee, which consists of not less than two members all of whom are non-employee directors. We refer to the Stock Option Committee and the Compensation Committee collectively as the Committee. The Stock Option Committee is only authorized to grant Options to persons who are not then "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code or who are not then our officers or holders of 10% or more of the Voting Common Stock. The Compensation Committee is authorized to make determinations with respect to all other persons. Subject to the provisions of the 2000 Stock Option Plan, the Committee is empowered to, among other things, grant Options under the 2000 Stock Option Plan; determine which participating persons may be granted Options under the 2000 Stock Option Plan, the type of Option granted (ISO or NQSO), the number of shares subject to each Option, the time or times at which Options may be granted and exercised and the exercise price thereof; construe and interpret the 2000 Stock Option Plan; determine the terms of any option agreement pursuant to which Options are granted, and amend any option agreement with the consent of the recipient of Options, or Optionee.

        The Board of Directors may amend or terminate the 2000 Stock Option Plan at any time, except that approval of the holders of a majority of our outstanding Voting Common Stock is required for amendments that:

  •
  decrease the minimum option price for ISOs;

  •
  extend the term of the 2000 Stock Option Plan beyond 10 years or the maximum term of the Options granted beyond 10 years;

  •
  withdraw the administration of the 2000 Stock Option Plan from the Committee;

  •
  change the class of eligible employees, officers or directors; or

  •
  increase the aggregate number of shares which may be issued pursuant to the provisions of the 2000 Stock Option Plan.

        Notwithstanding the foregoing, our Board of Directors may, without the need for shareholder approval, amend the 2000 Stock Option Plan in any respect to qualify ISOs as Incentive Stock Options under Section 422 of the Code.

        The exercise price per share for all ISOs may not be less than 100% of the fair market value of a share of Common Stock (Nonvoting) on the date on which the Option is granted (or 110% of the fair market value on the date of grant of an ISO if the Optionee owns more than 10% of the total combined voting power of all classes of voting stock of our company or any of its affiliates, who we refer to as a 10% Holder). The exercise price per share for NQSOs may be less than, equal to or greater than the fair market value of a share of Common Stock (Nonvoting) on the date such NQSO is granted. Options are not assignable or transferable other than by will or the laws of descent and distribution.

        The Committee may provide, at or subsequent to the date of grant of any Option, that in the event the Optionee pays the exercise price for the Option by tendering shares of Common Stock (Nonvoting) previously owned by the Optionee, the Optionee will automatically be granted a "reload option" for the number of shares of Common Stock (Nonvoting) used to pay the exercise price plus the number of shares withheld to pay for taxes associated with the Option exercise (a "Reload Option"). The Reload Option has an exercise price equal to the fair market value of the Common Stock (Nonvoting) on the date of grant of the Reload Option and remains exercisable for the remainder of the term of the Option to which it relates.

        Unless sooner terminated by the Board of Directors, the 2000 Stock Option Plan will terminate on April 27, 2010, 10 years after its effective date. Unless otherwise specifically provided in an Optionee's Option Agreement, each Option granted under the 2000 Stock Option Plan expires no later than 10 years after the date such Option is granted (5 years for ISO's granted to 10% Holders). Options may be exercised only during the period that the original Optionee has a relationship with us which confers eligibility to be granted Options and for:

  •
  a period of 30 days after termination of such relationship;

  •
  a period of 3 months after retirement by the Optionee with our consent; or

  •
  a period of 12 months after the death or disability of the Optionee.

        As of March 5, 2004, options granted under the 2000 Stock Option Plan were outstanding for the purchase of 1,760,500 shares of Common Stock (Nonvoting).

  Management Stock Plan

        In April 1993, we adopted a Management Stock Plan, which provides for the grant to all our salaried executive employees (including officers and directors, except for persons serving as directors only) from time to time of the following:

  •
  awards denominated in shares of Common Stock (Nonvoting), which were refer to as Bonus Shares, which may be settled in shares of Common Stock (Nonvoting) or cash; and

  •
  stock or cash awards based on achievement of performance goals, which we refer to as Performance Awards.

        The purpose of the Management Stock Plan is to keep senior executives in our employ and to compensate such executives for their contributions to the growth and profits of our company and its subsidiaries.

        The Management Stock Plan is administered by a committee appointed by the Board of Directors which consists of not less than two members of the Board of Directors, which we refer to as the Management Stock Plan Committee. The Management Stock Plan Committee, from time to time, selects eligible employees to receive a discretionary bonus of Bonus Shares or a Performance Award based upon such employee's position, responsibilities, contributions and value to our company and such other factors as the Management Stock Plan Committee deems appropriate. Receipt of awards granted under the Management Stock Plan may be deferred. The Management Stock Plan Committee has discretion to determine the date on which the Bonus Shares or Performance Awards allocated to an employee will be issued to such employee. The Management Stock Plan Committee may, in its sole discretion, determine what part of an award of Bonus Shares or Performance Awards is paid in cash and what part of an award is paid in the form of Common Stock (Nonvoting). Any cash settlement of an award denominated in shares of Common Stock (Nonvoting) will be made to such employee as of the date the corresponding shares of Common Stock (Nonvoting) would otherwise be issued to such employee and shall be in an amount equal to the fair market value of such shares of Common Stock (Nonvoting) on that date.

        The aggregate number of shares of Common Stock (Nonvoting) that may be granted under the Management Stock Plan is 2,000,000.

        As of March 5, 2004, we had allocated a total of 1,758,425 shares of Common Stock (Nonvoting) pursuant to the Management Stock Plan, 1,470,025 of which had vested through March 5 2004.

  Directors Stock Option Plan

        On March 1, 1994, we adopted a Director Stock Option Plan, providing for the grant, from time to time, of Options that are NQSOs to our non-employee directors, who we refer to as Director Participants, to purchase shares of Common Stock (Nonvoting). Non-employee directors may also receive grants of Options under the 2000 Stock Option Plan. All such grants vest in increments in connection with attendance by Director Participants at board or committee meetings, as applicable.

Under the Directors Stock Option Plan, the exercise price per share of all Options is the fair market value on the date of grant.

        The following grants have been made under the Directors Stock Option Plan that are still subject to vesting:

  •
  On April 27, 1999, the Directors Stock Option Plan was amended to provide that all Director Participants automatically receive on April 27, 1999 (and on each five year anniversary thereafter) an option to purchase 62,500 shares of Common Stock (Nonvoting) as compensation for attendance at regular quarterly meetings during the five year period beginning on February 25, 2000 (or each five year anniversary thereof, as the case may be) in lieu of cash compensation. Of each such grant, Options to purchase 3,125 shares of Common Stock (Nonvoting) become exercisable on the date of attendance, in person or by telephonic means, of a Director Participant at each regular quarterly meeting of the Board of Directors.

  •
  In addition, non-employee directors who serve on the Audit Committee or Compensation Committee receive additional automatic grants of Options under the Directors Stock Option Plan. Since February 25, 2000, of each such grant, Options to purchase 625 shares of Common Stock (Nonvoting) (875 in the case of Committee chairs) become exercisable upon the date of attendance, in person or by telephonic means, at each regular meeting of the Audit Committee and the Compensation Committee of any Director Participant who is a member of such committees.

        Non-employee directors elected or appointed during the course of a three-year or five year option period receive Options, in lieu of a cash compensation, for the remaining portion of such period.

        The Board of Directors may provide, at or subsequent to the date of grant of any Option, that in the event the Director Participant pays the exercise price for the Option by tendering shares of Common Stock (Nonvoting) previously owned by the Director Participant, the Director Participant will automatically be granted a Reload Option for the number of shares of Common Stock (Nonvoting) used to pay the exercise price plus the number of shares withheld to pay for taxes associated with the Option exercise. The Reload Option has an exercise price equal to the fair market value of the Common Stock (Nonvoting) on the date of grant of the Reload Option and remains exercisable for the remainder of the term of the Option to which it relates.

        Unless otherwise specifically provided in a Director Participant's Option Agreement and except in the case of Reload Options as described above, each Option granted under the Directors Stock Option Plan expires no later than 10 years after the date the Option is granted. Options may be exercised only during the period that the original optionee is a non-employee director and (i) for a period of 6 months after the death or disability of the Director Participant or (ii) for a period of 2 years after termination of the Director Participant's directorship for any other reason.

        The aggregate number of shares of Common Stock (Nonvoting) allocated for grant under the Directors Stock Option Plan is 1,500,000. As of March 6, 2003, Options granted under the Directors Stock Option Plan were outstanding for the purchase of 808,435 shares of Common Stock (Nonvoting).

  Non-Employee Directors Stock Plan

        On April 29, 1997, we adopted a Non-Employee Directors Stock Plan for the purpose of providing a means to attract and retain highly qualified persons to serve as our non-employee directors and to enable such persons to acquire or increase a proprietary interest in our company. The Non-Employee Directors Stock Plan currently provides that on January 1st of each calendar year during the term of the Non-Employee Directors Stock Plan, our non-employee directors, who we refer to as Directors Stock Plan Participants, shall receive a number of shares of Common Stock (Nonvoting) equal to $50,000 divided by the fair market value per share on the date of grant; provided, that, any Directors Stock

Plan Participant may elect prior to the grant date to be paid up to $30,000 of such grant in cash in lieu of shares having an aggregate fair market value equal to the amount of such cash payment. If a person first becomes a non-employee director after January 1st of any calendar year, such a person receives a prorated grant based on the number of regular board meetings scheduled from the date of his or her commencement of service as a director until December 31st of that year. Each Directors Stock Plan Participant may elect to defer the payment of shares of Common Stock (Nonvoting) by filing an irrevocable written election with our Secretary.

        The Non-Employee Directors Stock Plan, unless earlier terminated by action of the Board of Directors, will terminate at such time as no shares remain available for issuance under the Non-Employee Directors Stock Plan and our company and the Directors Stock Plan Participants have no further rights or obligations under the Non-Employee Directors Stock Plan. The aggregate number of shares of Common Stock (Nonvoting) issuable under the Non-Employee Directors Stock Plan is 600,000. As of March 5, 2004, 532,698 shares had been granted under the Non-Employee Directors Stock Plan.

        There were no Options granted to our executive officers during 2003.

        The following table sets forth, as of December 31, 2003, the number of options and the value of unexercised options held by our executive officers that held options as of that date, and the options exercised and the consideration received therefore by such persons during fiscal 2003:

Aggregate Option/SAR exercises in last fiscal year and FY-end option/SAR values

			Number of securities underlying unexercised options at December 31, 2003
					Value of unexercised in-the-money options at December 31, 2003($)
	Shares Acquired on Exercise(#)
Name		Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Don Cornwell	—	—	1,266,000	736,000	—	—
Stuart J. Beck	—	—	1,145,900	642,200	—	—
Robert E. Selwyn, Jr	—	—	330,000	20,000	4,500	3,000
Lawrence I. Wills	—	—	131,750	49,500	10,013	6,675
Ellen McClain	—	—	134,000	116,800	10,350	10,350

Compensation committee interlocks and insider participation

        During 2003, Thomas R. Settle, Charles J. Hamilton, Jr., Veronica Pollard and Jon E. Barfield served as members of the Compensation Committee of our Board of Directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information, as of March 5, 2004, regarding beneficial ownership of our (i) Voting Common Stock by each shareholder who is known by us to own beneficially more than 5% of the outstanding Voting Common Stock, each director, each executive officer and all directors and officers as a group, and (ii) Common Stock (Nonvoting) (assuming exercise of all options for the purchase of Common Stock (Nonvoting), which exercise is at the option of the holder within sixty (60) days) by each director, each executive officer and all directors and officers as a group. We also have 200,375 shares of our 12 3/4% Cumulative Exchangeable Preferred Stock outstanding, none of which are owned by any of our officers or directors. Except as set forth in the footnotes to the table, each shareholder listed below has informed us that such shareholder has (i) sole voting and investment power with respect to such shareholder's shares of stock, except to the extent that authority is shared by spouses under applicable law and (ii) record and beneficial ownership with respect to such shareholder's shares of stock.

	Voting common stock shares beneficially owned		Common stock (nonvoting) shares beneficially owned
	Number	Percent	Number		Percent(1)
W. Don Cornwell	98,250	55.0%	1,954,252	(2)	9.5%
Stuart J. Beck	80,250	45.0%	1,662,353	(3)	8.2%
Robert E. Selwyn, Jr			445,781	(4)	2.3%
Lawrence I. Wills			175,446	(5)	*
Ellen McClain			167,644	(6)	*
Martin F. Beck			379,113	(7)	2.0%
James L. Greenwald			268,709	(8)	1.4%
Edward Dugger III			162,155	(9)	*
Thomas R. Settle			361,340	(10)	1.9%
Charles J. Hamilton, Jr			228,730	(11)	1.2%
M. Fred Brown			158,113	(12)	*
Jon E. Barfield			163,044	(13)	*
Veronica Pollard			147,686	(14)	*

All directors and officers as a group (13 persons)	178,500	100.0%	6,248,366		27.0%

*
Less than 1%.

(1)
Percentage figures assume the exercise of options for the purchase of Common Stock (Nonvoting) held by such shareholder, which conversion or exercise is at the option of the holder within sixty days.

(2)
Includes 1,322,600 shares issuable upon exercise of options granted to Mr. Cornwell under the Stock Option Plan that are exercisable at the option of the holder within sixty days and a total of 29,200 shares held by Mr. Cornwell's immediate family. Mr. Cornwell disclaims beneficial ownership with respect to such 29,200 shares. The business address of Mr. Cornwell is Granite Broadcasting Corporation, 767 Third Avenue, 34th Floor, New York, New York, 10017.

(3)
Includes 1,191,600 shares issuable upon exercise of options granted to Stuart J. Beck under the Stock Option Plan which are exercisable at the option of the holder within sixty days and a total of 8,000 shares held in trust for Mr. Beck's children. Mr. Beck disclaims beneficial ownership with respect to such 8,000 shares. The business address of Mr. Stuart Beck is Granite Broadcasting Corporation, 767 Third Avenue, 34th Floor, New York, New York, 10017.

(4)
Includes 330,000 shares issuable upon exercise of options granted to Mr. Selwyn under the Stock Option Plan that are exercisable at the option of the holder within sixty days.

(5)
Includes 129,250 shares issuable upon the exercise of options granted to Mr. Wills under the Stock Option Plan that are exercisable at the option of the holder within sixty days.

(6)
Includes 134,000 shares issuable upon exercise of options granted to Ms. McClain under the Stock Option Plan that are exercisable at the option of the holder within sixty days.

(7)
Includes 8,250 shares held by Mr. Beck's wife, 29,264 shares held by the Martin F. Beck Family Foundation and 112,975 issuable upon exercise of options granted under the Directors' Stock Option Plan that are exercisable at the option of the holder within sixty days. Mr. Beck disclaims beneficial ownership with respect to shares held by his spouse and by the Martin F. Beck Family Foundation.

(8)
Includes 136,875 shares issuable upon exercise of options granted to Mr. Greenwald under the Directors' Stock Option Plan that are exercisable at the option of the holder within sixty days.

(9)
Includes 107,875 shares issuable upon exercise of Options granted to Mr. Dugger under the Directors' Stock Option Plan that are exercisable at the option of the holder within sixty days.

(10)
Includes 3,000 shares held by Mr. Settle's wife as custodian for his children and 144,475 shares issuable upon exercise of options granted to Mr. Settle under the Directors' Stock Option Plan that are exercisable at the option of the holder within sixty days. Mr. Settle disclaims beneficial ownership with respect to the shares held by his spouse.

(11)
Includes 2,800 shares held by Mr. Hamilton's wife as custodian for their minor children under the UGMA and 156,800 shares issuable upon exercise of options granted to Mr. Hamilton under the Directors' Stock Option Plan, which are exercisable at the option of the holder within sixty days. Mr. Hamilton disclaims beneficial ownership with respect to the shares held by his spouse.

(12)
Includes 200 shares held by Mr. Brown's children and 109,625 issuable upon exercise of options granted to Mr. Brown under the Directors' Stock Option Plan that are exercisable at the option of the holder within sixty days.

(13)
Includes 51,586 shares held in trust and 107,500 shares issuable upon exercise of options granted to Mr. Barfield under the Directors' Stock Option Plan that are exercisable at the option of the holder within sixty days.

(14)
Includes 93,125 shares issuable upon exercise of options granted to Ms. Pollard under the Directors' Stock Option Plan that are exercisable at the option of the holder within sixty days.

RELATED PARTY TRANSACTIONS

        Between 1995 and 1998, we loaned Mr. Cornwell, Chief Executive Officer and Chairman of the Board of Directors, $2,911,000 in four separate transactions to pay the exercise price on stock options exercises and certain personal income taxes. On January 1, 2001, we loaned Mr. Cornwell an additional $375,000. On February 15, 2001, we agreed to consolidate the five loans into one loan in the amount of $3,286,000. The new promissory note matures on January 25, 2006 or, if earlier, 30 days after the officer's termination of employment. The new promissory note does not bear interest, but interest at an annual rate of 6.75% will be imputed as additional compensation to the officer. The new promissory note allows for the loan to be forgiven in one-third increments if our Common Stock (Nonvoting) trades for ten consecutive trading days at $15, $20, and $25, respectively, or if the per share consideration received by our common stockholders in certain events constituting a change of control of the company equals at least $15, $20 or $25, respectively. In addition, on February 15, 2001 we forgave $232,247 of interest accrued on Mr. Cornwell's loans during the year ended December 31, 2000.

        In 1995, we loaned Mr. Stuart Beck, President and a member of the Board of Directors, $221,200 to pay for certain personal taxes. On February 15, 2001, we agreed to cancel this loan and issue a new loan in the same amount. The new promissory note matures on January 25, 2006 or, if earlier, 30 days after the officer's termination of employment. The new promissory note does not bear interest, but interest at an annual rate of 6.75% will be imputed as additional compensation to the officer. The new promissory note allows for the loan to be forgiven in one-third increments if our Common Stock (Nonvoting) trades for ten consecutive trading days at $15, $20, and $25, respectively, or if the per share consideration received by our common stockholders in a Change of Control (as defined in the Indentures that governed tour senior subordinated notes) equals at least $15, $20 or $25, respectively. In addition, on February 15, 2001 we forgave $19,908 of interest accrued on Mr. Beck's loan during the year-ended December 31, 2000.

        On February 25, 2003, the Compensation Committee recommended, and the Board of Directors approved, an incentive award of $3,286,065 to each of Mr. Cornwell and Mr. Beck to be paid, subject to vesting terms, only upon the occurrence of the refinancing with a maturity of at least two years of the senior debt due April 15, 2004. On December 22, 2003, we issued $405 million aggregate principal amount of 9 3/4% Senior Secured Notes, the proceeds of which we used in part to repay all outstanding borrowings (plus accrued interest) under our senior credit agreement, which satisfied the performance objective of the awards. Mr. Cornwell's award, which vests evenly over three years from December 22, 2003, will be used to repay in full his outstanding loan from us of $3,286,065 due January 25, 2006. Mr. Cornwell has irrevocably elected to defer all payments otherwise due until January 25, 2006 when his loan will be repaid. A portion of Mr. Beck's award will be used to repay in full his outstanding loan from us of $221,200 due January 25, 2006, and the remaining amount of Mr. Beck's incentive award will be paid, at the discretion of the Board of Directors, in the form of cash or shares of our Common Stock (Nonvoting). Mr. Beck has irrevocably elected to defer all payments otherwise due until January 25, 2006 and thereafter all payments but $221,200 until the first to occur of January 31, 2011, a change of control of our company or the termination of his employment. Mr. Beck's award vests evenly over three years from the refinancing date, and the amount of any Common Stock (Nonvoting) to be received will be valued on the date of payment.

DESCRIPTION OF THE EXCHANGE NOTES

        The old notes were, and the exchange notes will be, issued under an indenture (the "Indenture") dated as of December 22, 2003 by and among Granite, the subsidiary guarantors and The Bank if New York, as Trustee (the "Trustee"). The definitions of most of the initially capitalized terms used in the following summary are set forth below under "—Certain Definitions."

        On December 22, 2003, we issued $405 million aggregate principal amount of old notes under the Indenture. The terms of the exchange notes will be identical in all material respects to the old notes, except that the exchange notes will not contain transfer restrictions and holders of exchange notes will no longer have any registration rights or be entitled to any additional interest. The Trustee will authenticate and deliver exchange notes for original issue only in exchange for a like principal amount of old notes. Any old notes that remain outstanding after the consummation of the exchange offer, together with the exchange notes, will be treated as a single class of securities under the Indenture. Accordingly, all references in this section to the "Notes" or "notes" refer collectively to the old notes and exchange notes, and all references in this section to specified percentages in aggregate principal amount of the old notes will be deemed, at any time after the exchange offer is consummated, to be the same percentage in aggregate principal amount of the old notes and exchange notes then outstanding.

        The initial guarantors of the old notes are, and of the exchange notes will be, the following Subsidiaries of the Company, which constituted at the Issue Date all of our existing wholly-owned domestic subsidiaries:

  Channel 11 License, Inc.
  Granite Response Television, Inc.
  KBJR License, Inc.
  KBJR, Inc.
  KBWB License, Inc.
  KBWB, Inc.
  KSEE License, Inc.
  KSEE Television, Inc.
  Queen City Broadcasting of New York, Inc.
  WEEK-TV License, Inc.
  WKBW-TV License, Inc.
  WPTA-TV License, Inc.
  WPTA-TV, Inc.
  WTVH, LLC
  WTVH License, Inc.
  WXON License, Inc.
  WXON, INC.

The Company's future restricted domestic subsidiaries will be required to guarantee the notes other than an LSAE if Permitted Indebtedness of such LSAE would preclude such Guarantee.

        The exchange notes, like the old notes, will be general senior obligations of the Company, ranking equal in right of payment with all existing and future unsubordinated indebtedness of the Company. The notes will be unconditionally guaranteed by the Guarantors as described below under the caption "—Ranking—Subsidiary guarantees." The notes and the Guarantees will be secured by a first priority lien, subject to permitted exceptions, on the Collateral as described below under the caption "—Collateral." The Collateral Documents referred to below under the caption "—Collateral" define the terms of the liens and security interests that secure the notes and the Guarantees. The following description is a summary of the material provisions of the Indenture and the Collateral Documents and does not include all of the information included in the Indenture and the Collateral Documents and may not include all of the information that you would consider important. This summary is qualified by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture and the Collateral Documents may be obtained from us upon your request.

Brief Description of the Notes and the Guarantees

The Notes

        The notes will be:

  •
  senior obligations of the Company, ranked equally in right of payment with all existing and future senior obligations of the Company;

  •
  ranked senior in right of payment to all subordinated obligations of the Company;

  •
  secured by a first priority lien on substantially all of the assets of the Company (subject to no other liens except Permitted Collateral Liens, including senior Liens securing Cash Collateralized LSAE Guarantees);

  •
  effectively senior in right of payment to all existing and future obligations of the Company that are unsecured or secured by Liens on the Collateral junior to the Liens securing the Notes, to the extent of the value, priority and validity of the Liens on the Collateral securing the Notes; and

  •
  unconditionally guaranteed on a senior basis by each of the Guarantors, with such Guarantees being secured by a first priority lien on substantially all of the assets of such Guarantors (subject to no other liens except Permitted Collateral Liens, including senior Liens securing Cash Collateralized LSAE Guarantees).

        The notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Trustee will initially act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent and Registrar without notice to holders of the Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders.

The guarantees

        The Notes will be guaranteed by the Guarantors, which currently include all of the Company's direct and indirect domestic Restricted Subsidiaries. The Notes will not be required to be guaranteed by an LSAE if Permitted Indebtedness of such LSAE would preclude such Guarantee. The Guarantees will be:

  •
  senior obligations of each Guarantor, ranked equally in right of payment with all existing and future senior obligations of the Guarantors;

  •
  ranked senior in right of payment to all subordinated obligations of the Guarantors;

  •
  secured by a first priority lien on substantially all of the assets of the Guarantors (subject to no other liens except Permitted Collateral Liens, including senior Liens securing Cash Collateralized LSAE Guarantees); and

  •
  effectively senior in right of payment to all existing and future obligations of the Guarantors that are unsecured or secured by Liens on the Collateral junior to the Liens securing the Guarantees, to the extent of the value, priority and validity of the Liens on the Collateral securing the Guarantees.

Principal, maturity and interest

        The Notes will be issued in an initial aggregate principal amount of $405,000,000. The Notes will mature on December 1, 2010. Additional Notes may be issued from time to time, subject to the limitations set forth under "—Certain covenants—Limitation on incurrence of additional indebtedness" and in clause (16) of the definition of "Permitted Liens." The Notes offered hereby and any Additional Notes subsequently issued will be treated as a single class for all purposes under the Indenture. Any Additional Notes subsequently issued will be secured, equally and ratably with the Notes, by the Liens on the Collateral described below under the caption "—Security." Interest on the Notes will accrue at the rate of 9 3/4% per annum and will be payable semiannually in cash on each December 1 and June 1, commencing on June 1, 2004, to the persons who are registered Holders at the close of business on the November 15 and May 15 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

        Optional redemption.    Except as described below, the Notes are not redeemable before December 1, 2006. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 1 of the year set forth below:

Year	Percentage
2006	109.750%
2007	104.875%
2008	102.438%
2009 and thereafter	100.000%

In addition, the Company must pay accrued and unpaid interest on the Notes redeemed to the date of redemption.

        Optional redemption upon equity offerings.    At any time, or from time to time, on or prior to December 1, 2005, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes at a redemption price of 109.750% of the principal amount thereof plus accrued and unpaid interest (and Additional Interest, if any) thereon, if any, to the date of redemption; provided, however, that:

  (1)
  at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and

  (2)
  the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering.

"Equity Offering" means one or more public or private sales of Qualified Capital Stock of the Company pursuant to which the Company receives, in any one such offering, net cash proceeds of at least $5.0 million.

Selection and notice of redemption

        In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

  (1)
  in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

  (2)
  on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

        No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, then the notice of redemption that relates to such Note must state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Ranking and guarantees

        The Notes are senior obligations of the Company, ranking pari passu in right of payment with all other senior obligations of the Company, including obligations under other unsubordinated Indebtedness of the Company. The Notes effectively rank senior in right of payment to all existing and future obligations of the Company that are unsecured or secured by Liens on the Collateral junior to the Liens securing the Notes, to the extent of the value, priority and validity of the Liens on the Collateral securing the Notes. The Notes also rank senior in right of payment to all existing and future obligations of the Company that are, by their terms, subordinated in right of payment to the Notes. The Notes will be effectively subordinated to any obligations of the Company which are secured by Liens on the Collateral that are senior to the Liens securing the Notes or are secured by property or assets that do not secure the Notes. See "—Security" and "Risk Factors—Risks Relating to the Notes—We have a substantial amount of debt and other obligations, which could adversely affect our financial condition, liquidity and results of operations, reduce our operating flexibility and put us at greater risk for default and acceleration of our debt."

        The Company's obligations under the Notes, the Indenture and the Security Documents will be guaranteed, jointly and severally, by each present and future Restricted Subsidiary of the Company; provided, however, that no such guarantee shall be required from (A) an LSAE if (but only so long as) (i) such LSAE has outstanding Indebtedness incurred pursuant to clause (4) of the definition of "Permitted Indebtedness" and (ii) the terms of such Indebtedness preclude such LSAE from providing such a guarantee for any Senior Secured Indebtedness or (B) a Foreign Subsidiary. The Guarantors will guarantee the Notes on the terms and conditions set forth in the Indenture. However, if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture, the Guarantee of such Guarantor will be released. Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture.

        Each Guarantee is a senior obligation of the respective Guarantor, ranking pari passu in right of payment with all other senior obligations of such Guarantor, including obligations under other unsubordinated Indebtedness of such Guarantor. Each Guarantee effectively ranks senior in right of payment to all existing and future obligations of the respective Guarantor that are unsecured or secured by Liens on the Collateral junior to the Liens securing the Notes, to the extent of the value, priority and validity of the Liens on the Collateral held by such Guarantor. Each Guarantee also ranks senior in right of payment to all existing and future unsecured obligations of the respective Guarantor that are, by their terms, subordinated in right of payment to such Guarantee. Each Guarantee will be effectively subordinated to any obligations of the respective Guarantor which are secured by Liens on the Collateral that are senior to the Liens securing the Guarantees or are secured by property or assets that do not secure the Guarantees. See "—Security."

        The Guarantee of a Guarantor will be automatically and unconditionally released and discharged upon repayment in full of the Notes and upon any of the following:

  •
  if, in the case of an LSAE, such LSAE has refinanced Indebtedness incurred, or has incurred additional Indebtedness (other than with respect to the acquisition of an additional station), under clause (14) or (15) of the definition of "Permitted Indebtedness" with Indebtedness incurred pursuant to clause (4) of the definition of "Permitted Indebtedness" and such LSAE would not be required to provide a Guarantee pursuant to the proviso of the second paragraph of this Section;

  •
  a sale, exchange, transfer or other disposition (including, without limitation, by way of merger, consolidation or otherwise), directly or indirectly, of all or substantially all of the assets of such Guarantor to any Person that is not a Restricted Subsidiary of the Company; provided that such sale, exchange, transfer or other disposition is made in accordance with the provisions of the Indenture;

  •
  a sale, exchange, transfer or other disposition (including, without limitation, by way of merger, consolidation or otherwise), directly or indirectly, of Capital Stock of such Guarantor to any Person that is not a Restricted Subsidiary of the Company, or an issuance by such Guarantor of its Capital Stock, in each case as a result of which such Guarantor ceases to be a Subsidiary of the Company; provided that (i) such transaction is made in accordance with the provisions of the Indenture and (ii) such Guarantor is also released from all of its obligations, if any, in respect of all other Indebtedness of the Company and each other Guarantor, including any Senior Secured Indebtedness; or

  •
  the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture; provided that such Guarantor is also released from all of its obligations, if any, (i) in respect of other Indebtedness of the Company and each other Guarantor and (ii) under all other Senior Secured Indebtedness.

        The Indenture and the Security Documents will provide that, upon the release of the Guarantee of a Guarantor under the Indenture, the Liens on the Collateral held by such Guarantor will also be released.

        No Guarantee of a Guarantor will be released (i) if any payment Default or Event of Default shall have occurred and be continuing under the Indenture as of the time of such proposed release and discharge (or would occur as a result thereof) until such time as such payment Default or Event of Default is cured or waived and (ii) until the Company shall have delivered to the Trustee an officers' certificate stating that all conditions precedent provided for in the Indenture relating to such release and discharge have been complied with and that such release and discharge is authorized and permitted under the Indenture. At the request of the Company, the Trustee will execute and deliver an instrument evidencing such release and discharge.

        By its terms, the Guarantee of each Guarantor will limit the liability of such Guarantor to the maximum amount it can pay without its Guarantee being deemed a fraudulent transfer. See "Risk factors—Risks Related to the Notes—If the subsidiary guarantees are deemed fraudulent conveyances or preferential transfers, a court may subordinate or void them."

Security

        The Collateral currently consists of the following property and assets whether now owned or hereafter acquired:

  (1)
  substantially all real property, equipment, receivables and Investments of the Company and its Restricted Subsidiaries;

  (2)
  pledges of the Capital Stock of each of the Restricted Subsidiaries (other than LSAEs) of the Company; and

  (3)
  all contract rights, general intangibles, intellectual property, cash and other assets (including Local Services Agreements and all other agreements governing or with respect to Local Services Agreements or LSAEs), collectively referred to herein as the "Collateral." The Collateral will also include any additional collateral that at any time secures any obligations of the Company or the Guarantors under any other Senior Secured Indebtedness.

        The Collateral does not to include:

  (1)
  the assets of an LSAE to the extent that the grant of a Lien in favor of holders of Senior Secured Indebtedness would not be permitted under the terms of any Indebtedness of such LSAE permitted to be outstanding under the Indenture;

  (2)
  the grant of a Lien in favor of holders of Senior Secured Indebtedness to the extent that such Lien is precluded by applicable FCC law (such as with respect to broadcast licenses or permits issued by the FCC);

  (3)
  those assets for which there has been incurred and remains outstanding permitted Purchase Money Indebtedness or Acquired Indebtedness (and permitted refinancings of either thereof) under the Indenture, or cash or Cash Equivalents to the extent the Company is permitted under the Indenture to incur (and there are outstanding) Liens on such cash or Cash Equivalents to finance, directly or indirectly, Permitted Business Acquisitions, but only if (and for so long as) the terms of such Indebtedness preclude those assets from being Collateral;

  (4)
  certain daily balances of cash in accounts other than Control Accounts, provided that there are in place standing instructions to sweep all such deposits, on a daily basis, into a Control Account of the Company or its Restricted Subsidiaries and certain balances in payroll accounts; and

  (5)
  programming agreements or network affiliation agreements but only to the extent they contain provisions precluding the grant of a Lien in favor of Senior Secured Indebtedness; provided that in the event such provisions are rendered ineffective by the Uniform Commercial Code or other applicable law, such agreements shall not be so excluded;

but only if no other holder of Indebtedness of the Company or its Restricted Subsidiaries (other than those Liens specifically provided in clauses (1), (16) or (17) of the definition of Permitted Liens) has a Lien on any such asset.

        The Liens on the Collateral securing the Notes and the Guarantees were granted to the Trustee as Collateral Agent for the benefit of the Trustee and the Holders. See "—Intercreditor Agreement."

        No appraisals of the Collateral were prepared by or on behalf of the Company in connection with the offering of the Notes or this exchange offer. There can be no assurance that the proceeds of any sale of the Collateral, in whole or in part, pursuant to the Indenture and the Security Documents, or otherwise, would be sufficient to satisfy amounts due on the Notes. See "Risk Factors—Risks Relating to the Notes—The value of our collateral may not be sufficient to cover all secured claims." By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral would be sold in a timely manner or at all. All funds distributed under the Security Documents and received by the Collateral Agent for the benefit of the Senior Secured Parties will be distributed by the Collateral Agent in accordance with the provisions of the Interest Swap Intercreditor Agreement, if any. See "—Intercreditor Agreement."

        The Indenture and the Security Documents (i) permit additional Senior Secured Indebtedness which under certain circumstances may be senior to the Liens in favor of the Trustee and the Holders (which may dilute the value of the security interest in the Collateral for the then outstanding Notes) and (ii) permit or require the release of Collateral without substitution of new Collateral in certain circumstances. See "—Intercreditor Agreement." Collateral held by a Guarantor will be released upon the release and discharge of the Guarantee of such Guarantor. See "—Ranking and Guarantees."

        To the extent that third parties enjoy Liens on the Collateral, such third parties will have, and may exercise, rights and remedies with respect to the assets subject to such Liens that could adversely affect the value of the Collateral and the ability of the Collateral Agent, acting on behalf of the Senior Secured Parties, to realize or foreclose on the Collateral. In addition, the ability of the Collateral Agent, acting on behalf of the Senior Secured Parties, to realize or foreclose on the Collateral may be subject to certain limitations imposed by applicable bankruptcy laws in the event of a bankruptcy.

        The Collateral Agent may need to evaluate the impact of the potential liabilities before determining to foreclose on certain Collateral because creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened releases of hazardous substances at the real property. In this regard, the Collateral Agent may decline to foreclose on the Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the Senior Secured Parties. In addition, the Collateral Agent's ability to foreclose on the Collateral on behalf of the Senior Secured Parties may be subject to lack of perfection, the consent of third parties, prior Liens and practical problems associated with the realization of the Collateral Agent's Liens on the Collateral.

Intercreditor Agreement

        If the Company incurs secured Indebtedness in connection with Interest Swap Obligations, the Trustee on behalf of the Holders of the Notes shall enter into a customary Intercreditor Agreement (the "Interest Swap Intercreditor Agreement"), whereby the Trustee will have the exclusive right to manage, perform and enforce the liens on the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such collateral and to hold, prepare for sale, process, sell, lease, dispose of or liquidate such collateral, including, without limitation, following the occurrence of a Default or Event of Default under the Indenture.

        Each Interest Swap Intercreditor Agreement will also provide that the Collateral Agent shall have no liability to any of the Senior Secured Parties as a consequence of its performance or non-performance under the Interest Swap Intercreditor Agreement, except for gross negligence or willful misconduct. The Interest Swap Intercreditor Agreement will also contain other provisions customarily found in intercreditor agreements.

Additional Collateral; Acquisition of Assets or Property

        Concurrently with (i) a Person becoming a Guarantor, (ii) the acquisition by the Company or any Restricted Subsidiary of any assets or property of the type which constitutes Collateral with a fair market value (as determined by the Board of Directors of the Company) in excess of $100,000 individually or in the aggregate or (iii) a Lien on any asset of the Company or its Restricted Subsidiaries being granted in favor of Senior Secured Indebtedness, the Company shall, or shall cause the applicable Restricted Subsidiary (other than an LSAE which is not a Guarantor) to, among other things:

  (1)
  in the case of personal property, execute and deliver to the Trustee or Collateral Agent, as the case may be, such Uniform Commercial Code financing statements or take such other actions as shall be necessary or desirable to perfect and protect the Trustee's lien on and security interest in such assets or property and the first priority thereof (subject only to Permitted Collateral Liens);

  (2)
  in the case of real property, execute and deliver to the Trustee or Collateral Agent, as the case may be:

  (a)
  a mortgage, deed of trust or deed to secure debt or a leasehold mortgage, deed of trust or deed to secure debt, as appropriate, under which the Company or such Restricted Subsidiary shall grant to the Trustee or Collateral Agent, as the case may be, a first priority lien on and security interest in such real property and any related fixtures (subject only to Permitted Collateral Liens); and

  (b)
  survey and title insurance (in form and substance as required by the Indenture) covering any such real property that is owned by such Restricted Subsidiary in an amount at least equal to the purchase price of such real property; and

  (3)
  promptly deliver to the Trustee opinions of counsel as to the enforceability and perfection of such Liens and security interests.

Possession, Use and Release of Collateral

        Unless and until a payment Default or Event of Default shall have occurred and be continuing or the maturity of the Notes has been accelerated, or the Notes are otherwise due and payable, the Company or the relevant Restricted Subsidiary will have the right to remain in possession and retain exclusive control of the Collateral (other than as set forth in the Security Documents), and, subject to the covenants contained in the Indenture and described herein, to freely operate the Collateral and to collect, invest and dispose of any income thereon.

        Release of collateral.    The Company and the Guarantors, as the case may be, will have the right to obtain a release of items of Collateral (the "Released Collateral") subject to a sale or other disposition, and the Trustee will release the Released Collateral to the Company or any such Guarantor upon compliance with the condition that the Company deliver to the Trustee, among other things, the following:

  (1)
  a notice from the Company requesting the release of the Released Collateral, (i) specifically describing the proposed Released Collateral, (ii) certifying that (x) the sale of such Released Collateral complies with the terms and conditions of the Indenture, including, without limitation, the provisions set forth in "—Certain covenants—Limitation on asset sales," if the sale of such Released Collateral constitutes an Asset Sale and/or (y) that the cash and/or Cash Equivalents to be released will be applied in accordance with the provisions of clause (15) of the definition of "Permitted Indebtedness" and (iii) if there is to be a substitution of property for the Released Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Released Collateral to be disposed of;

  (2)
  an officers' certificate of the Company stating that (i) such sale or application covers only the Released Collateral, (ii) such sale complies with the terms and conditions of the Indenture, including, without limitation, the provisions set forth in "—Certain covenants—Limitation on asset sales," (iii) all Net Cash Proceeds, if any, from the sale of any of the Released Collateral will be applied pursuant to the provisions of the Indenture in respect of Asset Sales, (iv) all cash and/or Cash Equivalents, if any, to be applied pursuant to clause (15) of the definition of "Permitted Indebtedness" will be applied in accordance with such section, (v) there is no payment Default or Event of Default in effect or continuing on the date thereof, (vi) the release of the Collateral will not result in a Default or Event of Default under the Indenture and (vii) all conditions precedent in the Indenture relating to the release have been complied with;

  (3)
  the Net Cash Proceeds and other property received as consideration from the Asset Sale, together with such instruments of conveyance, assignment and transfer, if any, as may be necessary to subject to the Lien of the Indenture and the Security Documents all the right, title and interest of the Company in and to such property (to the extent required by the Indenture and the Security Documents); and

  (4)
  all documentation required by the Trust Indenture Act, if any, prior to the release of the Released Collateral by the Trustee and, if there is to be a concurrent substitution of property for the Released Collateral subject to the Asset Sale, all documentation necessary to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Security Documents.

        The Company is also be entitled, subject to compliance with the conditions set forth therein, to obtain release of Collateral which has been taken by eminent domain, condemnation or in similar circumstances.

        The Company is also be entitled to obtain a full release of all of the Collateral following legal defeasance or covenant defeasance of the Indenture as described above under "—Legal defeasance and covenant defeasance."

        Notwithstanding any other provision in the Indenture or in the Security Documents, prior to an acceleration of the Notes by the holders thereof in accordance with the Indenture, the Company and the Guarantors shall also be entitled to obtain a release of the Trustee to use cash or Cash Equivalents to pay operating expenses and to pay interest on the Notes.

        Disposition of collateral without release.    Notwithstanding the provisions of "—Release of collateral" above, so long as no payment Default or Event of Default shall have occurred and be continuing or the maturity of the Notes has been accelerated, or the Notes are otherwise due and payable or would result therefrom, the Company and the Guarantors may, among other things, without any release or consent by the Trustee, dispose of Permitted Investments and conduct ordinary course activities with respect to Collateral in accordance with the provisions of the Indenture, including selling or otherwise disposing of, in any transaction or series of related transactions, Collateral not constituting an Asset Sale by virtue of clauses (a), (b), (d), (e) and (g) of the proviso contained in the definition thereof; abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases, agreements, instruments or contracts subject to the Lien of the Indenture or any of the Security Documents which it may own or under which it may be operating; altering repairing, replacing, changing the location or position of and adding to it structures, machinery, systems, equipment, fixtures and appurtenances; demolishing, dismantling, tearing down, scrapping or abandoning any Collateral if, in the good faith opinion of the Board of Directors of the Company, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of the Company; granting a nonexclusive license of intellectual property; and abandoning intellectual property which has become obsolete and not used in the business.

        Notwithstanding any other provision in the Indenture or in the Security Documents, prior to an acceleration of the Notes by the holders thereof in accordance with the Indenture, the Company and the Guarantors shall also be entitled, without any release or consent of the Trustee, to use cash or Cash Equivalents to pay operating expenses and to pay interest on the Notes.

        The disposition of assets and rights and the releases of Permitted Investments and other collateral referred to in the second preceding paragraph in the ordinary course of the Company's and Guarantors' businesses, as applicable, may be made without delivery to the Trustee of certificates required by the TIA. However, in lieu thereof, the Company will be required to deliver semi-annual officers' certificates to the effect that all such dispositions have been made in the ordinary course of the Company's or applicable Guarantors' business and that the proceeds therefrom have been applied in a manner permitted by the Indenture. The Trustee shall, in the absence of negligence or bad faith on its part, be entitled to rely on certificates of officers and opinions of counsel with respect to the Company's and the Guarantors' compliance with the Collateral release provisions of the Indenture and the Security Documents.

        The release of any Collateral from the terms of the Security Documents, or the release, in whole or in part, of the Liens created by the Security Documents, will not be deemed to impair the security under the Indenture in contravention of the provisions thereof and of the Security Documents if and to the extent that the Collateral is released pursuant to the Indenture and the Security Documents. In connection with the release of Collateral, the Trustee shall determine whether it has received all documentation required by Section 314(d) of the TIA.

Change of Control

        Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest (and Additional Interest, if any) to the date of purchase.

        Within 5 business days following the date upon which the Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 nor later than 60 days from the date such notice is required to be mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

        Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of either of the Company or any of its respective Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "change of control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "change of control" provisions of the Indenture by virtue thereof.

Certain covenants

        The Indenture contains, among others, the following covenants:

        Limitation on incurrence of additional indebtedness.    (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Capital Stock and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Leverage Ratio of the Company shall not be greater than 7.5 to 1.0; provided, however, that any Indebtedness of a Person existing at the time such Person becomes or ceases to be a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred at the time it becomes or ceases to be a Restricted Subsidiary.

        (b)   The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) of the definition of "Permitted Indebtedness" or is entitled to be incurred pursuant to clause (a) above, the Company may, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this covenant (but such amounts that constitute Indebtedness shall be included for purposes of determining the ratio pursuant to clause (a) above). A guarantee otherwise permitted by the Indenture to be incurred by the Company or any of its Restricted Subsidiaries of Indebtedness incurred by the Company or a Restricted Subsidiary in compliance with the terms of the Indenture shall not constitute a separate incurrence of Indebtedness.

        Limitation on asset acquisitions for cash.    The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Acquisition if any part of the consideration therefor is cash or Cash Equivalents unless:

  (i)
  the Consolidated EBITDA of the Person or assets so acquired in the Asset Acquisition was greater than zero for its most recently completed Four Quarter Period (it being understood that in making such determination the Company can rely, in good faith, on the representations and warranties of the seller of such Person or assets and its principal officers); and

  (ii)
  the total consideration paid by or on behalf of the Company in such Asset Acquisition does not exceed 14.0x the increase in the Broadcast Cash Flow of the Company resulting from such Asset Acquisition, such Consolidated EBITDA or increase in the Broadcast Cash Flow of the Company to be determined by the Company in good faith on a pro forma basis consistent with the pro forma adjustments described under the definition of "Consolidated Leverage Ratio," but also after giving effect to incremental revenue or expense and cost reductions determined in good faith by the Company to be reasonably achievable during the four fiscal quarter period succeeding such Asset Acquisition regardless of whether such incremental revenue or cost savings could be reflected in pro forma financial statements under GAAP or Regulation S-X under the Securities Act, and in each case evidenced by an officers' certificate of the Company setting forth such calculation.

        Limitation on restricted payments.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

  (2)
  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

  (3)
  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness of the Company or the Guarantors; or

  (4)
  make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) (being referred to as a "Restricted Payment") if at the time of such Restricted Payment or immediately after giving effect thereto,

  (i)
  a Default or an Event of Default shall have occurred and be continuing; or

  (ii)
  the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on incurrence of additional indebtedness" covenant; or

  (iii)
  the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

  (w)
  (1) 100% of the cumulative Consolidated EBITDA (or if cumulative Consolidated EBITDA shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period) less (2) 140% of the Consolidated Interest Expense of the Company for such period; plus

  (x)
  100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

  (y)
  without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate net cash proceeds of any common equity contribution received by the Company subsequent to the Issue Date and on or prior to the Reference Date (excluding, in the case of clauses (3)(b) and (c), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under "Redemption—Optional redemption upon equity offerings"); plus

  (z)
  without duplication of any amounts included in clause (w), (x) or (y), the sum of:

  (1)
  the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

  (2)
  the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

  (3)
  upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary;

  provided, however, that the sum of clauses (1), (2) and (3) immediately above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

  (2)
  if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or (iii) a combination thereof;

  (3)
  if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Subordinated Indebtedness either (i) in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net cash proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness or (iii) a combination thereof;

  (4)
  so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from officers, directors and employees of the Company or any of its Subsidiaries (other than officers, directors or employees that are Permitted Holders or any Affiliates thereof) in an amount not to exceed $1.0 million in any twelve month period;

  (5)
  so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of the Company issued after the Issue Date in accordance with the covenant described under "Limitation on incurrence of additional indebtedness" and otherwise in accordance the terms of the Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense" but excluding the declaration and payment of dividends with respect to the Company's 12 3/4% Cumulative Exchangeable Preferred Stock and any Refinancing thereof; provided, that the payment of such dividends permitted by this clause (5) will be excluded from subsequent calculations of the amount of Restricted Payments;

  (6)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

  (7)
  any purchase or redemption of subordinated obligations from Net Cash Proceeds to the extent permitted by the covenant described under "Limitation on asset sales"; provided, however, that such purchase or redemption will be excluded from the calculation of the amount of Restricted Payments or as otherwise contemplated by subclause (i) of clause (14) of the definition of "Permitted Indebtedness";

  (8)
  any purchase or redemption of subordinated obligations as a result of a Change of Control, provided that the offer to purchase contemplated by "—Change of control" shall have been consummated prior to any such purchase; provided further, that such purchase shall be excluded from the calculation of the amount of Restricted Payments; or

  (9)
  any purchase or redemption of, and payment of the consent fee with respect to, the 8 7/8% Notes pursuant to the 8 7/8% Notes Tender Offer, provided that such purchase shall be excluded from the calculation of the amount of Restricted Payments.

        In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended (without duplication) pursuant to clauses (1), (2)(ii) and (3)(ii)(a) above shall be included in such calculation.

        Limitation on asset sales.    The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

  (2)
  at least 90% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents and/or Replacement Assets (as defined below) and is received at the time of such disposition; provided, however, that the amount of any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are within 30 days converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed, to the extent of cash so received, to be cash for purposes of this provision; provided further that any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee, and excluding Indebtedness other than Indebtedness under clause (3) of the definition of "Indebtedness" or Purchase Money Indebtedness) that are assumed by the transferee and are not otherwise thereafter required to be reflected on the Company's consolidated balance sheet shall be deemed to be cash for purposes of this provision;

  (3)
  upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds in excess of $5.0 million for any one Asset Sale (or series of related Asset Sales) relating to such Asset Sale (i) as contemplated by subclause (i) of clause (14) of the definition of "Permitted Indebtedness" or (ii) within 270 days of receipt thereof to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (excluding Capital Stock other than Capital Stock of an entity that is (or will immediately become) a Guarantor) that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets") or to finance, directly or indirectly, a Permitted Business Acquisition or enter into a definitive agreement to effectuate such acquisition, subject only to customary conditions, including FCC approval, within 90 days of receipt of the Net Cash Proceeds of such Asset Sale and consummate such acquisition within 360 days of receipt thereof; provided that (A) the primary purpose of such acquisition of Replacement Assets or Permitted Business Acquisition is to acquire, and there is acquired, a television station with a Big-4 (ABC, CBS, NBC or Fox) network affiliation agreement in place or the creation (through ownership by the Company and its Restricted Subsidiaries) of a "duopoly" in a market and (B) that the Company shall use all reasonable best efforts to promptly dispose of any other assets acquired in such acquisition or Permitted Business Acquisition; provided further that to the extent such Net Cash Proceeds were received from an Asset Sale of assets or property that constituted Collateral, such Replacement Assets so acquired shall be owned by the Company or a Guarantor, shall not be subject to any Liens other than Permitted Collateral Liens and the Company shall execute and deliver to the Trustee such Security Documents or other instruments as shall be reasonably necessary to cause such property or assets to become Collateral subject to the Lien of the applicable Security Documents (subject to the release provisions described above); and

  (4)
  if such Asset Sale consists, in whole or in part, of the sale of any Capital Stock of any Restricted Subsidiary, Capital Stock of such Restricted Subsidiary shall be sold or otherwise disposed of in the same transaction or series of related transactions such that such Person is no longer a Subsidiary.

        Pending the final application of such Net Cash Proceeds, the Company shall deposit such proceeds in a separate Collateral Account. Any such Net Cash Proceeds so deposited shall be promptly disbursed by the Trustee in accordance with the provisions of the Indenture upon notice from the Company such that the Company may apply such Net Cash Proceeds in accordance with the provisions of this "Limitation on asset sales" covenant. On the 271st day after an Asset Sale, or the 30th day after the termination of the acquisition agreement referred to in clause (3) above, as applicable, or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") to all Holders and the holders of any Senior Secured Indebtedness the terms of which require that an offer be made to all holders of such Senior Secured Indebtedness and, to the extent that such Net Proceeds Offer Amount relates to an Asset Sale of assets or property that did not constitute Collateral at the time of such Asset Sale and the terms of any pari passu Indebtedness require that an offer to purchase be made to all holders of such pari passu Indebtedness, to all holders of such Senior Secured Indebtedness and pari passu Indebtedness on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of such Senior Secured Indebtedness and pari passu Indebtedness) on a pro rata basis, that amount of Notes (and pari passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Senior Secured Indebtedness and pari passu Indebtedness) to be purchased, plus accrued and unpaid interest (and Additional Interest, if any) thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

        The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the previous paragraph).

        In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "—Merger, consolidation and sale of assets," which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

        Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use those Net Cash Proceeds for any purpose not otherwise prohibited by the Indenture. Upon completion of each Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero.

        The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, engage in any Asset Swaps, unless:

  (1)
  at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

  (2)
  in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value in excess of $5 million, either (i) the terms of such Asset Swap shall be approved by the Board of Directors, which shall have determined that the Company or the applicable Restricted Subsidiary is receiving consideration in the Asset Swap at least equal to the fair market value of the assets swapped or (ii) the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Asset Swap to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee; and

  (3)
  to the extent such Asset Swap consists of assets or property that constituted Collateral, the assets received in such Asset Swap shall be owned by the Company or a Restricted Subsidiary that is a Guarantor, shall not (subject to the release provisions described above) be subject to any Liens other than Permitted Collateral Liens and the Company shall execute and deliver to the Trustee such Security Documents or other instruments as shall be reasonably necessary to cause such property or assets to become Collateral subject to the Lien of the applicable Security Documents.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

        Events of loss.    In the event of an Event of Loss with respect to any Collateral, the Company or the affected Guarantor, as the case may be, will apply the Net Loss Proceeds from such Event of Loss, within 90 days after receipt, at its option:

  (1)
  to the rebuilding, repair, replacement or construction of improvements to the affected property (the "Subject Property"); or

  (2)
  to make capital expenditures with respect to Collateral or to acquire properties or assets that will constitute Collateral and be used or useful in the Permitted Business of the Company or any of its Restricted Subsidiaries;

provided that if during such 90-day period the Company or a Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Loss Proceeds in accordance with the requirements of clause (1) or (2) or if the application of such Net Loss Proceeds is part of a project authorized by the Board of Directors of the Company in good faith that will take longer than 90 days (but in no event longer than 270 days in the aggregate) to complete, and such project has begun, such 90-day period will be extended with respect to the amount of Net Loss Proceeds so committed until required to be paid in accordance with such agreement (or, if earlier, until termination of such agreement) or until completion of such project, as the case may be. Pending the final application of any Net Loss Proceeds, the Company or any Restricted Subsidiary shall deposit such Net Loss Proceeds in the Collateral Account.

        Any Net Loss Proceeds from an Event of Loss that are not applied or invested as provided in the first sentence of the preceding paragraph will be deemed to constitute "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Company will make an offer to all Holders and the holders of any Senior Secured Indebtedness the terms of which require that an offer be made to all holders of such Senior Secured Indebtedness (a "Loss Proceeds Offer") to purchase the maximum principal amount of Notes (and Senior Secured Indebtedness) that may be purchased out of such Excess Loss Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest and Additional Interest, if any, on the relevant interest payment date in accordance with the procedures set forth in the Indenture).

        If the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Loss Proceeds to be used to purchase Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. Notwithstanding anything to the contrary in the foregoing, the Company may commence a Loss Proceeds Offer prior to the expiration of 270 days after the occurrence of an Event of Loss. If any Excess Loss Proceeds remain after the consummation of any Loss Proceeds Offer, the Company may use those Excess Loss Proceeds for any purpose not otherwise prohibited by the Indenture.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Loss Proceeds Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with such securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        Limitation on dividend and other payment restrictions affecting restricted subsidiaries.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

  (1)
  pay dividends or make any other distributions on or in respect of its Capital Stock;

  (2)
  make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness or other Obligation owed to the Company or any other Restricted Subsidiary of the Company; or

  (3)
  transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company;

except in each case for such encumbrances or restrictions existing under or by reason of:

  (a)
  applicable law, rule or regulation; the Indenture;

  (b)
  customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

  (c)
  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

  (d)
  agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

  (e)
  the Security Documents;

  (f)
  restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

  (g)
  restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

  (h)
  customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business and not otherwise in violation of any other provisions of the Indenture;

  (i)
  an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (d), (e) and (g) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (d), (e) and (g);

  (j)
  in the case of clause (3) of this covenant, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

  (k)
  any agreement or instrument governing Indebtedness permitted to be incurred under the Indenture, provided that (x) the terms and conditions of any such restrictions and encumbrances, taken as a whole, are not more restrictive than those contained in the Indenture or (y) in the case of an agreement or instrument governing Indebtedness described in clause (4) of the definition of "Permitted Indebtedness," the terms and conditions do not materially restrict the benefits to the Company and its Restricted Subsidiaries that are Guarantors described under the definition of "Local Services Agreement" and not otherwise in violation of any other provisions of the Indenture; and

  (l)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

        Limitation on preferred stock, etc. of restricted subsidiaries.    The Company will not permit any of its Restricted Subsidiaries (other than an LSAE) to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary (other than an LSAE) of the Company.

        Limitation on liens.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom other than (i) with respect to Collateral, Permitted Collateral Liens and (ii) with respect to non-Collateral, Permitted Liens.

        Merger, consolidation and sale of assets.    The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets whether as an entirety or substantially as an entirety to any Person unless:

  (1)
  either:

  (a)
  the Company shall be the surviving or continuing corporation; or

  (b)
  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

  (x)
  shall be a corporation, limited liability company or limited partnership organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

  (y)
  shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed and shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Surviving Entity, including, but not limited to, such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

  (2)
  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "—Limitation on incurrence of additional indebtedness" covenant;

  (3)
  immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

  (4)
  the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, (i) the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company; and (ii) any Collateral transferred to the Surviving Entity shall (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to the Lien in favor of the Trustee for the benefit of the Holders (or in favor of the Collateral Agent for the benefit of the Trustee and the Holders), and (c) not be subject to any Lien other than Permitted Collateral Liens.

        Notwithstanding the foregoing clauses (1), (2) and (3), the Company may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Company in another jurisdiction.

        The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

        Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "—Limitation on asset sales") will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

    (1)
    the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia;

    (2)
    such entity (if other than the Guarantors) assumes by supplemental indenture all of the Obligations of the Guarantor on the Guarantee, and such entity shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such entity, if any, including, but not limited to, such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states; and

    (3)
    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

        Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (4) of the first paragraph of this covenant, provided that the Collateral owned by such Guarantor or surviving Person, as the case may be, if any, (a) shall be subject to a Lien in favor of the Trustee for the benefit of the Holders (or in favor of the Collateral Agent for the benefit of the Trustee and the Holders) and (b) shall not be subject to any Liens other than Permitted Collateral Liens.

        Limitations on transactions with affiliates.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under the second succeeding paragraph below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

        All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by a majority of the Independent Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Independent Directors have determined that such transaction complies with the foregoing provisions. If the Company or any

Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

        The restrictions set forth in this covenant shall not apply to:

    (1)
    issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to employment agreements, stock options or stock ownership and other employee benefit plans approved in good faith by the Board of Directors of the Company and reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors;

    (2)
    transactions exclusively between or among the Company and any of its Restricted Subsidiaries that are Guarantors or LSAEs or exclusively between or among such Restricted Subsidiaries that are Guarantors or LSAEs, provided such transactions are not otherwise prohibited by the Indenture and with respect to a transaction with an LSAE that is not a Guarantor, if the transaction (or series of related transactions) is in excess of $1 million, such transaction has been determined by the Board of Directors of the Company to be fair to the Company;

    (3)
    any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

    (4)
    loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries; and

    (5)
    Restricted Payments permitted by the Indenture.

        Additional subsidiary guarantees.    If the Company or any of its Restricted Subsidiaries, directly or indirectly, transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall, directly or indirectly, organize, acquire or otherwise invest in or own another Restricted Subsidiary which is not then a Guarantor having total assets (either individually or together with all other Restricted Subsidiaries, other than those excluded by the proviso next below, that are not then Guarantors) with a book value or fair value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall:

    (1)
    execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms set forth in the Indenture; and

    (2)
    deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture;

provided, however, that no such Guarantee shall be required from (A) an LSAE if (but only so long as) (i) such LSAE has outstanding Indebtedness incurred pursuant to clause (4) of the definition of

"Permitted Indebtedness" and (ii) the terms of such Indebtedness preclude such LSAE from providing such a Guarantee for any Indebtedness or (B) a Foreign Subsidiary.

        Conduct of business.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business; provided, however, that the Company may continue the business of any Restricted Subsidiary.

        Payments for consent.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

        Reports to holders.    The Indenture will provide that the Company shall file with the Trustee and, if such filings are not made available by the Commission free of charge over the internet, mail to each Holder of Notes, within 15 days after filing with the Commission, copies of the annual, quarterly and current reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company is not required by law to remain subject to the periodic reporting requirements of the Exchange Act, it will nonetheless continue to file with the Commission (so long as the Commission accepts such filings) and deliver to the Trustee, and, if such filings are not made available by the Commission free of charge over the internet, to each Holder of Notes such annual, quarterly and current reports which are specified in Section 13 or 15(d) of the Exchange Act. In addition, the Company shall, at its cost, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required under the Exchange Act.

        The Company will, for so long as any Notes remain outstanding, furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on officers' certificates).

Events of default

        The following events are defined in the Indenture as "Events of Default":

    (1)
    the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

    (2)
    the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes properly tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

    (3)
    a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, consolidation and sale of assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

    (4)
    the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $2.0 million or more at any time;

    (5)
    one or more judgments in an aggregate amount in excess of $2.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

    (6)
    certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries;

    (7)
    any Guarantee of a Significant Subsidiary ceases to be in force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture); and

    (8)
    (A) the failure of the Company or any Guarantor to comply with any covenant or agreement contained in any of the Security Documents (after the lapse of any applicable grace periods) which adversely affects the value of the Collateral or the enforceability, validity, perfection or priority of any Lien on the Collateral in favor of the Trustee on any portion or portions of the Collateral with an aggregate fair market value in excess of $2.0 million, (B) the repudiation or disaffirmation by the Company or a Guarantor of its obligations under the Security Documents or the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Guarantor for any reason or (C) except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Indenture, any Security Document shall cease to be in force and effect or cease to be effective in all material respects to grant a perfected Lien with the priority purported to be created thereby on any portion or portions of the Collateral with an aggregate fair market value in excess of $2.0 million if, in either case, such default continues for 10 days after notice.

        If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest (and Additional Interest, if any) on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

        If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest (and Additional Interest, if any) on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

    (1)
    if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

    (2)
    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

    (3)
    if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

    (4)
    in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal (including premium, if any) of or interest on any Notes.

        Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal defeasance and covenant defeasance

        The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes, the Indenture and the Security Documents ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

    (1)
    the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Additional Interest, if any) on the Notes when such payments are due;

    (2)
    the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

    (3)
    the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

    (4)
    the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to (i) have the Obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes and (ii) have the Liens on the Collateral released. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1)
    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

    (2)
    in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

    (a)
    the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

    (b)
    since the date of the Indenture, there has been a change in the applicable federal income tax law,

    in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3)
    in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (4)
    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

    (5)
    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

    (6)
    the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

    (7)
    the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

    (8)
    the Company shall have delivered to the Trustee an opinion of counsel to the effect that assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Satisfaction and discharge

        The Indenture (and all Liens on Collateral for the benefit of the Holders of Notes created pursuant to the Security Documents) will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

    (1)
    either:

    (a)
    all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

    (b)
    all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

    (2)
    the Company has paid all other sums payable under the Indenture by the Company; and

    (3)
    the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the indenture

        From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture and the Security Documents for certain specified purposes, including curing ambiguities, defects or inconsistencies, to provide for the issuance of Additional Notes and to enter into any Interest Swap Intercreditor Agreement. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

    (1)
    reduce the amount of Notes whose Holders must consent to an amendment;

    (2)
    reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes;

    (3)
    reduce the principal of or change the stated fixed maturity of any Notes, or change the fixed date on which any Notes may be subject to redemption or reduce the redemption price therefor;

    (4)
    make any Notes payable in money other than that stated in the Notes;

    (5)
    make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

    (6)
    after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or make and consummate a Loss Proceeds Offer in the event of an Event of Loss or, after such Change of Control or Event of Loss has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

    (7)
    modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; provided, however, that the ranking of the Notes shall not be deemed to be affected solely by virtue of any change to or release of the Collateral as permitted under the Indenture and the Security Documents;

    (8)
    release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

    (9)
    release all or substantially all of the Collateral from the Liens under the Indenture and the Security Documents (except as specifically provided therein or in the Indenture).

Governing Law

        The Indenture provides that it, the Notes, the Guarantees and the Security Documents are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

        The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided, however, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For so long as any individual or entity that is a Permitted Holder is an Affiliate of such Person, all Permitted Holders shall be deemed to be Affiliates of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

        "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any business unit, division or line of business of such Person or any broadcast station.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of:

    (1)
    any Capital Stock of any Restricted Subsidiary of the Company; or

    (2)
    any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business (including a television station or license);

provided, however, that asset sales or other dispositions shall not include:

    (a)
    a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

    (b)
    the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, consolidation and sale of assets";

    (c)
    any Restricted Payment permitted by the "Limitation on restricted payments" covenant or that constitutes a Permitted Investment and the disposition of an Investment constituting a Restricted Payment;

    (d)
    the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

    (e)
    disposals or replacements of obsolete or worn out equipment;

    (f)
    an Asset Swap permitted by the "Limitation on asset sales" covenant;

    (g)
    Cash and Cash Equivalents; or

    (h)
    any transaction constituting a Change of Control.

        "Asset Swap" means a concurrent purchase and sale or exchange of Permitted Business Assets between the Company or any of its Restricted Subsidiaries and another Person (including an LSAE so long as such assets are subject to a Local Services Agreement); it being understood that an Asset Swap may include a cash equalization payment made in connection therewith provided, that such cash payment, if received by the Company or its Subsidiaries, shall be deemed to be proceeds received from an Asset Sale and shall be applied in accordance with "Limitation on asset sales."

        "Authority" means any national, federal, state, municipal or local government or quasi-governmental agency or authority.

        "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

        "Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Broadcast Cash Flow" means, with respect to any Person for any period, operating income or loss plus depreciation and amortization, corporate expense, non-cash compensation and program amortization, less program payments, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Capital Stock" means:

    (1)
    with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

    (2)
    with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing;

but excluding, for purposes of "—Certain covenants—Limitation or restricted payments," any debt securities convertible into any of the foregoing.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means:

    (1)
    marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

    (2)
    marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

    (3)
    commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

    (4)
    certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

    (5)
    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

    (6)
    investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

        "Casualty" means, with respect to any Collateral, any loss of, damage to or destruction of all or any material part of such Collateral.

        "Change of Control" means the occurrence of one or more of the following events:

    (1)
    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any "person" or "group" of related "persons" as defined in Rules 13d-3 and 13d-5 under the Exchange Act (whether or not otherwise in compliance with the provisions of the Indenture), other than to the Permitted Holders;

    (2)
    the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

    (3)
    any "person" or "group" of related "persons" as defined in Rules 13d-3 and 13d-5 under the Exchange Act (other than the Permitted Holders and any entity formed solely for the purpose of owning Capital Stock of the Company) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company;

    (4)
    the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or

    (5)
    any event, the occurrence of which constitutes a change of control of the Company for purposes of any Indebtedness of the Company or any of its Restricted Subsidiaries.

        "Collateral Account" means one or more collateral accounts established pursuant to the Indenture.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Condemnation" means any taking of the Collateral or any material part thereof, in or by condemnation, expropriation or similar proceeding, eminent domain proceedings, seizure or forfeiture, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Collateral, or any part thereof, by any Authority.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

    (1)
    Consolidated Net Income; and

    (2)
    to the extent Consolidated Net Income has been reduced thereby:

    (a)
    all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

    (b)
    Consolidated Interest Expense; and

    (c)
    Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

    (1)
    the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation:

    (a)
    any amortization of debt discount and amortization or write-off of deferred financing costs;

    (b)
    the net costs under Interest Swap Obligations;

    (c)
    all capitalized interest; and

    (d)
    the interest portion of any deferred payment obligation;

    (2)
    the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

    (3)
    an amount equal to the product of (i) the aggregate dividends paid on Disqualified Capital Stock of such Person (other than the Company's 12 3/4% Cumulative Exchangeable Preferred Stock and any Refinancing thereof with Disqualified Capital Stock) plus the aggregate dividends paid on Preferred Stock of Subsidiaries of such Person during such period and (ii) a fraction, the numerator of which is one and the denominator of which is one minus such Person's then effective combined tax rate, to the extent paid.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Swap Obligations are outstanding applicable to such Indebtedness if such agreement under which such Interest Swap Obligations are outstanding has a remaining term as at the date of determination in excess of twelve months); provided, however, that the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness incurred under a revolving credit facility shall be computed upon the average daily balance of such Indebtedness during the Four Quarter Period.

        "Consolidated Leverage Ratio" means, with respect to any Person, the ratio of (a) the aggregate outstanding consolidated Indebtedness of such Person and its consolidated Subsidiaries as of the date of the transaction giving rise to the need to calculate the Leverage Ratio (the "Transaction Date") on a consolidated basis in accordance with GAAP to (b) the Consolidated EBITDA of such Person during the last four full fiscal quarters (the "Four Quarter Period") ending on or prior to the Transaction Date for which financial statements are available. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

    (1)
    the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities not involving a permanent reduction of a commitment, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

    (2)
    any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) or the making of any material Investment occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) or material Investment occurred on the first day of the Four Quarter Period. If since the beginning of such period the Company shall have received the proceeds of an Equity Offering, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such receipt of proceeds of such Equity Offering for such period. Whenever pro forma effect is to be given to under this clause (2), the amount of income, earnings or expense and cost reductions relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in accordance with Regulation S-X under the Securities Act as in effect on the date of such calculation. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness; provided that a guarantee otherwise permitted by the Indenture to be incurred by the Company or any of its Restricted Subsidiaries of Indebtedness incurred by the Company or a Restricted Subsidiary in compliance with the terms of the Indenture shall not constitute a separate incurrence of Indebtedness.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (to the extent otherwise not excluded therefrom):

    (1)
    after-tax gains from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

    (2)
    after-tax items classified as extraordinary gains or losses;

    (3)
    the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

    (4)
    the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

    (5)
    the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

    (6)
    any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

    (7)
    income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

    (8)
    in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

        "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses or losses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

        "8 7/8% Notes" means the 8 7/8% senior subordinated notes due May 15, 2008 of the Company.

        "8 7/8% Notes Tender Offer" means the tender offer pursuant to which holders of the 8 7/8% Notes will be offered by the Company to sell their 8 7/8% Notes to the Company at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, with a portion equal to 3% of the principal amount thereof being a consent payment in exchange for the holders' consent to the removal of certain covenants from the indenture governing the 8 7/8% Notes. The 8 7/8% Notes Tender Offer is expected to expire on January 8, 2004 (such date, as such may be extended, the "8 7/8% Notes Tender Offer Expiration Date").

        "Event of Loss" means, with respect to any Collateral, any (1) Casualty with respect to such Collateral, (2) Condemnation of such Collateral, or (3) settlement in lieu of clause (2) above.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. If the fair market value is reasonably believed to exceed $3 million, fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

        "Foreign Subsidiary" means a Subsidiary of the Company organized under the laws of, and conducting substantially all of its business in, a jurisdiction other than the United States or any state, territory or possession thereof.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date, provided that any LSAE that is a Restricted Subsidiary of the Company shall be treated as a consolidated wholly-owned Subsidiary for purposes of this definition.

        "Guarantee" means each guarantee of the Notes by each Guarantor.

        "Guarantor" means: (1) each Restricted Subsidiary of the Company as of the Issue Date; and (2) each of the Company's Restricted Subsidiaries (other than Foreign Subsidiaries) that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture; provided further that no LSAE shall be a Guarantor so long as it is not required to provide a Guarantee pursuant to the proviso of the covenant "Additional subsidiary guarantees."

        "Indebtedness" means with respect to any Person, without duplication:

    (1)
    all Obligations of such Person for borrowed money;

    (2)
    all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

    (3)
    all Capitalized Lease Obligations of such Person;

    (4)
    all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 150 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

    (5)
    all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

    (6)
    guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

    (7)
    all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

    (8)
    all Obligations under interest swap agreements of such Person; and

    (9)
    all Disqualified Capital Stock issued by such Person and all Preferred Stock of Subsidiaries of such Person (other than Qualified Capital Stock of an LSAE which Preferred Stock has no requirements for payment of dividends or other distributions other than in the form of Qualified Capital Stock of such LSAE) with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

    For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        "Independent Director" of any Person means a member of the Board of Directors of such Person that is "Independent" within the meaning of the New York Stock Exchange Listed Company Manual.

        "Independent Financial Advisor" means a firm of national status:

    (1)
    which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and

    (2)
    which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, a majority of the outstanding voting Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

        "Issue Date" means the date of original issuance of the Notes.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

        "Local Services Agreement" means a local services arrangement, joint sales agreement, time brokerage agreement, shared services agreement, management agreement or similar arrangement between the Company and a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor, on the one hand, and an LSAE, on the other hand, pursuant to which the Company or a Wholly Owned Restricted Subsidiary that is a Guarantor (subject only to preemption rights and other limitations required, in the good faith judgment of the Company, to meet then applicable FCC approval requirements), (i) obtains the right to sell substantially all of the advertising inventory of a television station of which the LSAE is the licensee, (ii) obtains the right to supply up to fifteen percent of such station's total weekly broadcast programming hours, or such greater amount as may be permitted by the FCC, and sell advertising time during substantially all of such programming on its television station or (iii) provides assistance to such LSAE with respect to substantially all of the operations of such station.

        "LSAE" means a Person (i) whose assets principally consist of licenses and related assets to operate a television station or stations in a market where the Company or a Restricted Subsidiary of the Company that is a Guarantor also owns and operates a television station, (ii) to which the Company provides assistance with respect to substantially all of the operations of such television station or stations pursuant to one or more Local Services Agreements, in return for periodic payments (but in no event less frequently than quarterly) equal to substantially all of such entity's cash flow (net of operating cash expenses plus cash principal and interest payments and other finance charges and expenses), (iii) all of whose assets and certain of whose liabilities (and all of the equity interests in such Person) are subject to transferable call options held by the Company (the exercise of which is subject only to compliance with applicable FCC rules and policies and approvals required by law, such as FCC approval) with an exercise price not to exceed the outstanding Indebtedness of such LSAE and (iv) none of whose direct and indirect owners, or any other Person who receives any economic benefit from the LSAE, is a Permitted Holder or an Affiliate of the Company or of an Affiliate of any Permitted Holder (in each case, other than the Company or a Restricted Subsidiary of the Company); provided that the limitations contained in clauses (i), (ii) (with respect to the amount of such periodic payments) and (iii) (with respect to the exercise price and the option for the equity interests of such Persons) may be modified if and to the extent determined by the Company in good faith as necessary to obtain FCC approval of such arrangements with respect to such LSAE and its Local Services Agreements.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

    (1)
    reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

    (2)
    taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

    (3)
    repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

    (4)
    appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "Net Loss Proceeds" means, with respect to any Event of Loss, the proceeds in the form of (a) cash or Cash Equivalents and (b) insurance proceeds, condemnation awards or damages awarded by any judgment, in each case received by the Company from such Event of Loss net of:

    (1)
    reasonable out-of-pocket expenses and fees relating to such Event of Loss (including, without limitation, legal, accounting and appraisal and insurance adjuster fees);

    (2)
    all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such Event of Loss;

    (3)
    repayment of Indebtedness (other than indebtedness evidenced by the Notes) that is secured by the property or assets that are the subject of such Event of Loss; and

    (4)
    appropriate amounts to be provided by the Company as a reserve, in accordance with GAAP, against any liabilities associated with such Event of Loss and retained by the Company after such Event of Loss, including, without limitation, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means the ownership and operation of broadcast television stations and other businesses reasonably ancillary or related thereto.

        "Permitted Business Acquisition" means the acquisition of a television station or stations either (x) directly by the Company or a Restricted Subsidiary of the Company that is a Guarantor or (y) by an LSAE as long as such assets are all subject to a Local Services Agreement; provided that any such acquisition described in clause (x) or (y) results in there being at least two television stations owned by the Company and its Restricted Subsidiaries (including the LSAE) in a single market.

        "Permitted Business Assets" means assets used or useful in a Permitted Business.

        "Permitted Collateral Liens" means (i) Liens securing the Notes issued pursuant to the Indenture (and the related Guarantees) and Senior Secured Refinancing Indebtedness, (ii) Liens securing Indebtedness incurred pursuant to and in accordance with clause (13) of the definition of "Permitted Indebtedness", (iii) with respect to real property Collateral, the prior Liens or encumbrances permitted under the applicable mortgage or deed of trust encumbering the same and Liens of the type described in (and as limited by) clauses (1),(2), (3), (5), (6), (12), (13), (14) and (15) of the definition of "Permitted Liens" and (iv) with respect to personal property Collateral, Liens of the type described in (and as limited by) clauses (1), (2), (3), (4), (5), (7), (8), (10), (11), (12), (13), (14), (15) and (17) of the definition of "Permitted Liens"; provided that, in each case of clauses (2), (3) and (5) of the definition of "Permitted Liens," (x) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien and (y) upon the request of the Trustee or the Collateral Agent, as the case may be, the Company or the applicable Restricted Subsidiary shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Trustee's or the Collateral Agent's, as the case may be, reasonable estimate of all interest and penalties related thereto.

        "Permitted Holders" means (i) W. Don Cornwell and Stuart J. Beck, (ii) the members of the immediate family of either of the persons referred to in Clause (i) above, (iii) any trust created for the benefit of the persons described in Clause (i) or (ii) above or any of their estates or (iv) any Person that is controlled by any Person described in Clause (i), (ii) or (iii) above.

        "Permitted Indebtedness" means, without duplication, each of the following:

    (1)
    Indebtedness under the Notes issued on the Issue Date in an aggregate principal amount not to exceed $405 million;

    (2)
    other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

    (3)
    Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates (and not for speculative purposes);

    (4)
    Purchase Money Indebtedness of an LSAE to acquire assets described in clause (i) of the definition of LSAE and which are subject to the option described in clause (iii) of the definition of LSAE and guarantees of such Indebtedness by the Company or any Restricted Subsidiary that is a Guarantor; provided that at no time may the Indebtedness incurred and then outstanding under this clause (4) and clause (14), plus refinancings of Indebtedness incurred under this clause (4) and clause (14), exceed $30 million in aggregate principal amount;

    (5)
    Indebtedness of a Restricted Subsidiary of the Company to the Company, to a Guarantor or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company, a Guarantor or a Wholly Owned Restricted Subsidiary of the Company or the holder of Indebtedness secured by a Lien permitted under the Indenture, in each case subject to no Lien held by a Person other than the Company, a Guarantor or a Wholly Owned Restricted Subsidiary of the Company or the holder of Indebtedness secured by a Lien permitted under the Indenture; provided, however, that if as of any date any Person other than the Company, a Guarantor or a Wholly Owned Restricted Subsidiary of the Company or the holder of Indebtedness secured by a Lien permitted under the Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of

      Indebtedness not constituting Permitted Indebtedness under this clause (5) by the issuer of such Indebtedness;

    (6)
    Indebtedness of the Company to a Guarantor that is a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Guarantor that is a Restricted Subsidiary of the Company or the holder of Indebtedness secured by a Lien permitted under the Indenture, in each case subject to no Lien other than a Lien permitted under the Indenture; provided, however, that if as of any date any Person other than a Guarantor that is a Restricted Subsidiary of the Company or the holder of Indebtedness secured by a Lien permitted under the Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the Company;

    (7)
    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

    (8)
    Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts in the ordinary course of business (and letters of credit in respect thereof in the ordinary course of business or in respect of the obligations referred to in clause (4)), provided that no instrument permitted hereunder is in favor of, or otherwise supports Indebtedness otherwise permitted by clause (4);

    (9)
    Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries that are Guarantors in aggregate principal amount not to exceed $5.0 million at any one time outstanding;

    (10)
    Refinancing Indebtedness;

    (11)
    Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by the Company or its Restricted Subsidiaries (other than an LSAE) under the Indenture;

    (12)
    Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by the Company or its Restricted Subsidiaries, provided that no instrument permitted hereunder is in favor of, or otherwise supports Indebtedness otherwise permitted by clause (4);

    (13)
    additional Indebtedness (including Purchase Money Indebtedness) or Disqualified Capital Stock of the Company or additional Indebtedness of its Restricted Subsidiaries that are Guarantors in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

    (14)
    Indebtedness, the proceeds of which are used to finance, directly or indirectly, a Permitted Business Acquisition (or the Refinancing of any of such Indebtedness); provided that such Indebtedness shall (i) have asset sale, change of control, events of defaults, financial and other covenants no less advantageous to the Company than those in the 8 7/8% Note prior to the commencement of the 8 7/8% Notes Tender Offer except that such Indebtedness may provide that it can be repaid at 100% of its principal amount, plus accrued and unpaid interest, from an Asset Sale that otherwise complies with the

      Indenture, provided that such Asset Sale is consummated within 180 days of the incurrence of such Indebtedness, (ii) shall be subordinated to the Notes to the same or greater extent than the 8 7/8% Notes and (iii) shall have no scheduled interest or principal payments prior to the date that is 30 days following the scheduled maturity of the Notes (other than payment of interest in-kind); provided that (x) at no time may the Indebtedness incurred and then outstanding under this clause (14) and clause (4), plus refinancings of Indebtedness under this clause (14) and clause (4), exceed $30 million in the aggregate, (y) after giving effect to such incurrence (other than an incurrence solely consisting of Refinancing Indebtedness) on a pro forma basis, the ratio of the aggregate amount of such incremental Indebtedness to the aggregate amount of incremental EBITDA resulting from the transaction which is funded, in whole or in part, by such incremental Indebtedness shall not be greater than 6.5 to 1.0, such incremental EBITDA to be determined by the Company in good faith on a pro forma basis consistent with that described under the definition of "Consolidated Leverage Ratio," but also giving effect to incremental revenue or expense and cost reductions determined in good faith by the Company to be reasonably achievable during the Four Quarter Period succeeding such acquisition (regardless of whether such incremental revenue or cost savings could be reflected in pro forma financial statements under GAAP or Regulation S-X under the Securities Act) and evidenced by an officers' certificate of the Company setting forth such calculation and (z) the terms of the instrument governing such Indebtedness or guarantee shall provide that the holders thereof shall have waived any right to and agree not to (i) challenge the validity of the Notes and the Guarantees and the Liens in favor of the Trustee and the Holders of the Notes in respect of the Notes and the Guarantees or (ii) assert any claim with respect to post-petition interest or penalties; and

    (15)
    Indebtedness (including, but not limited to, guarantees) incurred to finance, directly or indirectly, a Permitted Business Acquisition, plus refinancings thereof, provided that an amount equal to 101% of the principal amount of such Indebtedness, plus interest thereon for a one calendar quarter period (but in no event more than 105% of the principal amount thereof) is, and remains, secured with cash or Cash Equivalents (or a letter of credit or bond secured by cash or Cash Equivalents); provided further (and only to the extent) that such cash has been funded from (i) Net Cash Proceeds of an Asset Sale; (ii) net cash proceeds from the issuance and sale of Qualified Capital Stock of the Company, (iii) proceeds from Indebtedness incurred pursuant to clause (14); (iv) other cash and Cash Equivalents up to $25 million; or (v) any combination thereof.

        "Permitted Investments" means:

    (1)
    Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate into the Company or a Guarantor;

    (2)
    Investments in the Company by any Restricted Subsidiary of the Company; provided, however, that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under the Notes and the Indenture;

    (3)
    Investments in cash and Cash Equivalents (i) held in a Control Account (as defined in the Security Documents) with respect to which the Trustee, for the benefit of the Noteholders, has a first priority perfected Lien, (ii) held in collection accounts existing on the Issue Date other than Control Accounts, provided that there are in place standing instructions to sweep all such deposits, on a daily basis, into an account described in clause (i) and all such accounts are so swept on a daily basis, (iii) held in certain accounts other than Control Accounts, provided such funds are (x) used only to fund periodic payroll of the Company and its Subsidiaries, (y) deposited in such accounts no more than three business days prior to the date payroll checks are to be issued and (z) only to the extent of the payroll obligations as of such date or as otherwise set forth in the Security Agreement, (iv) held in the Collateral Account or (v) as otherwise permitted by clause (15) of the definition of "Permitted Indebtedness" or clause (10) of the definition of "Permitted Liens";

    (4)
    loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries (other than employees, directors and officers that are Permitted Holders or Affiliates thereof) in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding and incurred after the Issue Date;

    (5)
    Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture;

    (6)
    Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any of its Restricted Subsidiaries;

    (7)
    Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on asset sales" covenant;

    (8)
    Investments represented by Indebtedness (including guarantees) that are otherwise permitted under the Indenture;

    (9)
    Investments in a Permitted Business the payment for which is Qualified Capital Stock of the Company;

    (10)
    any Asset Swap made in accordance with the "Limitation on asset sales" covenant;

    (11)
    additional Investments in a Permitted Business not to exceed $1.0 million at any one time outstanding; such Investments to be valued at original cost less cash distributions or return thereon that are not otherwise reflected in Consolidated EBIDTDA of the Company; and

    (12)
    any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business.

        "Permitted Liens" means the following types of Liens:

    (1)
    Liens on (a) assets of a Person that merges with or into or consolidates with the Company or any of its Restricted Subsidiaries after the Issue Date, (b) assets of a Person that otherwise becomes a Restricted Subsidiary of the Company after the Issue Date or (c) assets acquired by the Company or any of its Restricted Subsidiaries after the Issue Date; provided that, in each case, (x) such Liens existed at the time of such event, (y) such Liens were not incurred in connection with, or in contemplation of, such event and (z) such Liens do not extend to any assets of the Company or any of its Restricted Subsidiaries (other than, in the case of clauses (a) and (b) above, the assets of such Person);

    (2)
    Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

    (3)
    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (4)
    Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (5)
    judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (6)
    easements, rights-of-way, zoning restrictions, minor defects and irregularities in title and other similar charges or encumbrances in respect of real property that do not, individually or in the aggregate, have a material adverse effect on the value of the real property encumbered thereby and do not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

    (7)
    Liens representing any interest or title of a lessor under any Capitalized Lease; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease and accessions and improvements thereto and proceeds thereof;

    (8)
    Liens upon specific items of inventory or other goods and proceeds thereof of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

    (9)
    Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (10)
    Liens encumbering deposits made to secure ordinary course business obligations arising from statutory, regulatory or contractual (other than with respect to Indebtedness) requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

    (11)
    Liens securing Indebtedness incurred pursuant to clause (9) of the definition of "Permitted Indebtedness"; provided, however, that (x) such Lien extends only to the property being financed with such Indebtedness and accessions and improvements thereto and proceeds thereof and (y) in the case of Purchase Money Indebtedness, the Lien securing such Indebtedness shall be created within 180 days of such acquisition, installation, construction or improvement or, in the case of a Refinancing of any Purchase Money Indebtedness, within 180 days of such Refinancing;

    (12)
    leases or subleases granted to others not interfering in any material respect with the business of the Company or any of the Company's Restricted Subsidiaries and any interest or title of a lessor under any lease permitted by the Indenture;

    (13)
    Liens securing Interest Swap Obligations pursuant to clause (3) of the definition of "Permitted Indebtedness"; provided that the Company shall have entered into an Interest Swap Intercreditor Agreement with each party holding any such Lien;

    (14)
    Liens securing Indebtedness incurred pursuant to clause (13) of the definition of "Permitted Indebtedness," provided that, if such Indebtedness is not Purchase Money Indebtedness or refinancing thereof, such Liens do not extend to any property or assets that are not Collateral;

    (15)
    Liens securing Indebtedness (other than Permitted Indebtedness) incurred pursuant to the "Limitation on incurrence of additional indebtedness" covenant, which Indebtedness was incurred solely for the purpose of acquiring assets that constitute Collateral plus related fees and expenses, but only if after giving effect to the initial grant of such Lien the Consolidated Leverage Ratio of the Company shall not be greater than 6.5 to 1.0, provided that such Liens do not extend to any property or assets that are not Collateral;

    (16)
    solely to the extent of any LSAE assets, Liens by an LSAE on its assets to secure Indebtedness incurred pursuant to clause (4) of the definition of "Permitted Indebtedness";

    (17)
    solely to the extent of cash (or Cash Equivalents), Liens on such cash (or Cash Equivalents) as contemplated by (and only to the extent contemplated by) clause (15) of the definition of "Permitted Indebtedness"; and

    (18)
    Liens on any interest or title of a lessor under any real property leased by the Company or any of the Company's Restricted Subsidiaries.

        "Person" means an individual, partnership, limited liability company, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Purchase Money Indebtedness" of a Person means Indebtedness of such Person incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of Permitted Business Assets.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on incurrence of additional indebtedness" covenant (other than pursuant to clause (3), (5), (6), (7), (8), (9), (11), (12) or (13) of the definition of "Permitted Indebtedness"), in each case that does not:

    (1)
    result in an increase in the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium or defeasance costs required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of accrued fees and expenses incurred in connection with such Refinancing); or

    (2)
    create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company or of an LSAE (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company or of such LSAE, as the case may be, and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Guarantee (or is Disqualified Capital Stock), then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee (or shall be Disqualified Capital Stock, as the case may be), as the case may be, at least to the same extent and in the same manner as the Indebtedness (or Disqualified Capital Stock) being Refinanced.

        "Registration Rights Agreement" means the Registration Rights Agreement described under "Exchange offer; registration rights."

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

        "Security Documents" means, collectively, each Interest Swap Intercreditor Agreement and all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Notes in any or all of the Collateral, in each case as amended from time to time in accordance with its terms.

        "Senior Secured Indebtedness" means (i) Indebtedness represented by the Notes and the Guarantees and Senior Secured Refinancing Indebtedness, (ii) senior Indebtedness (other than Permitted Indebtedness) incurred pursuant to the "Limitation on incurrence of additional indebtedness" covenant and secured pursuant to a Lien in accordance with clause (15) of the definition of "Permitted Liens" or (iv) any Refinancing of senior Indebtedness in clause (ii) above.

        "Senior Secured Parties" means the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes (including any Additional Notes subsequently issued under and in compliance with the terms of the Indenture) and the holders from time to time of any Senior Secured Indebtedness and the duly authorized representative of such holders, if any.

        "Senior Secured Refinancing Indebtedness" means Indebtedness that constitutes Refinancing Indebtedness for the Notes, which is secured by the Collateral on a pari passu basis with the Notes.

        "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act and shall in any event include each SPU.

        "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, including, without limitation, the 8 7/8% Notes.

        "Subsidiary," with respect to any Person, means:

    (1)
    any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

    (2)
    any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person;

    (3)
    and, with respect to the Company, Subsidiary, consolidated Subsidiary and Restricted Subsidiary shall each include each LSAE.

        "12 3/4% Cumulative Exchangeable Preferred Stock" means the 12 3/4% cumulative exchangeable preferred stock of the Company, issued pursuant to a Certificate of Designations dated January 30, 1997.

        "Unrestricted Subsidiary" of any Person means:

    (1)
    any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

    (2)
    any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary), other than any LSAE, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that:

    (1)
    the Company certifies to the Trustee that such designation complies with the "Limitation on restricted payments" covenant;

    (2)
    each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; and

    (3)
    immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with the "Limitation on restricted payments" covenant, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under the "Limitation on restricted payments" covenant.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

    (1)
    immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on incurrence of additional indebtedness" covenant; and

    (2)
    immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

        "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

 BOOK-ENTRY; DELIVERY AND FORM

Global Notes

        The exchange notes will be issued in the form of one or more global notes. The global notes will be deposited on the issue date with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee. Except as set forth below, the global notes may be transferred in whole, and not in part, solely to another nominee of DTC or a successor to DTC or its nominee. Ownership of beneficial interests in the global notes will be limited to persons that have accounts with DTC or persons that may hold interests through such participants. All interests in the global notes may be subject to the procedures and requirements of DTC and its direct and indirect participants.

        All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by DTC and may be changed at any time. We are not responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

        DTC has agreed to the above procedures to facilitate transfers of interests in the global notes among participants in its settlement system. However, DTC is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indenture should occur.

REGISTRATION RIGHTS AGREEMENT

        We and our subsidiary guarantors entered into a registration rights agreement with the initial purchasers pursuant to which we agreed for the benefit of the holders of the notes to use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the notes for an issue of SEC-registered notes with terms identical to the notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

        When the Commission declares the exchange offer registration statement effective, we will offer the exchange notes in return for the old notes. The exchange offer will remain open for at least 20 business days after the date we mail notice of the exchange offer to noteholders. For each old note surrendered to us under the exchange offer, the noteholder will receive an exchange note of equal principal amount. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the notes or, if no interest has been paid on the notes, from December 22, 2003.

        If applicable interpretations of the staff of the Commission do not permit us to effect the exchange offer, we will use our reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the notes and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold. We will, in the event of such a shelf registration, provide to each noteholder copies of the prospectus that is a part of the shelf registration statement, notify each noteholder when the shelf registration statement has become effective and take certain other actions to permit resales of the notes. A noteholder that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a noteholder (including certain indemnification obligations).

        If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is 270 days after the closing date, which we call the target registration date, the annual interest rate borne by the notes will be increased 0.50% per annum, with respect to the first 90 days after the target registration date, and, if the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) prior to the end of such 90-day period, by an additional 0.25% per annum, in each case until the exchange offer is completed or the shelf registration statement is declared effective.

        If we effect the exchange offer, we will be entitled to close the exchange offer 20 business days after its commencement, provided, however, that we have accepted all notes validly surrendered in accordance with the terms of the exchange offer. Notes not tendered in the exchange offer shall bear interest at the rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

        This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the exchange notes to holders of the old notes exchanging old notes for exchange notes in this exchange offer. It deals primarily with holders that acquire exchange notes at original issuance at their original issue price, and that acquire and hold the exchange notes as capital assets. This summary does not deal with special situations, such as those of dealers in securities or currencies, real estate investment trusts, regulated investment companies, tax exempt entities, financial institutions, insurance companies, persons holding the exchange notes as a part of a hedging or conversion transaction or a straddle, or investors whose "functional currency" is not the U.S. dollar. This summary is based on the Internal Revenue Code of 1986, as amended, which is commonly referred to as the Code, administrative pronouncements, judicial decisions and Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect. We have not sought, and do not intend to seek, any rulings from the Internal Revenue Service, or IRS, with respect to the tax consequences of the ownership or disposition of the exchange notes that are different from what is discussed in this summary; and we cannot assure you that any different position taken by the IRS will not be sustained. This discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to the exchange notes or the holders nor does it contain a description of any potentially applicable income tax treaty.

        Persons considering exchanging old notes for exchange notes should consult their own tax advisors concerning the federal income tax consequences of holding the exchange notes in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

        As used in this prospectus, the term "U.S. holder" means a beneficial owner of an exchange note that is, for United States federal income tax purposes, a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or any state thereof, including the District of Columbia, an estate the income of which is subject to United States federal income tax regardless of its source, or a trust, if (a) a court within the United States is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person under section 7701(a)(30) of the Code, taking into account certain effective dates and transition rules. The term "non-U.S. holder" means any beneficial owner of an exchange note that is an individual, corporation, trust or estate and not a U.S. holder. If a partnership holds old notes or exchange notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding an old note or an exchange note, and partners in a partnership holding an old note or an exchange note, should consult their tax advisors.

U.S. holders

  Exchange offer

        The exchange of an old note for an exchange note should not constitute a taxable exchange. As a result, (a) a U.S. holder should not recognize a taxable gain or loss as a result of exchanging the holder's old note for an exchange note, (b) the holding period for the exchange notes received should include the holding period of the old notes exchanged therefor and (c) the adjusted tax basis of the exchange notes received should be the same as the adjusted tax basis of the old notes exchanged therefor immediately before the exchange.

  Interest

        Interest on the exchange notes will be taxed to a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. holder's regular method of accounting for federal income tax purposes.

  Amortizable bond premium

        If a U.S. holder purchases an exchange note in a secondary market transaction for an amount in excess of, in general, the exchange note's principal amount, such U.S. holder will be considered to have purchased such exchange note with "amortizable bond premium" equal in amount to such excess. Generally, a U.S. holder may elect to amortize such premium as an offset to interest income, using a constant yield method. The premium is calculated assuming that we will exercise redemption rights in a manner that maximizes the U.S. holder's yield. A U.S. holder that elects to amortize bond premium must reduce its tax basis in the exchange note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations held during or after the taxable year for which the election is made and may be revoked only with the consent of the IRS.

  Market discount

        If a U.S. holder acquires an exchange note in a secondary market transaction for an amount that is less than, in general, the exchange note's principal amount, the amount of such difference is treated as "market discount" for United States federal income tax purposes, unless such difference is considered to be de minimis as described in section 1278(a)(2)(C) of the Code. Under the market discount rules of the Code, a U.S. holder is required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, an exchange note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In general, the amount of market discount that has accrued is determined on a ratable basis although in certain circumstances an election may be made to accrue market discount on a constant interest basis. A U.S. holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry exchange notes with market discount. A U.S. holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies and is irrevocable without the consent of the IRS. A U.S. holder's tax basis in an exchange note will be increased by the amount of market discount included in such U.S. holder's income under such election. U.S. holders of exchange notes with market discount are urged to consult their tax advisors as to the tax consequences of ownership and disposition of the exchange notes.

  Disposition of exchange notes

        A U.S. holder who disposes of an exchange note by sale, exchange for other property, or payment by us, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition, not including any amount attributable to accrued but unpaid interest, and the U.S. holder's adjusted tax basis in the exchange note. Any amount attributable to accrued but unpaid interest will be treated as a payment of interest and taxed in the manner described above under the caption "—U.S. holders—Interest." Any amount attributable to accrued market discount that has not previously been included in income will be taxed in the manner described above under the caption "—U.S. holders—Market discount." In general, the U.S. holder's adjusted tax basis in an exchange note will be equal to the purchase price of the old note which was tendered in the exchange offer to acquire the exchange note (or, if the exchange note was not acquired by exchanging an old note, the purchase price for the exchange note), increased by the amount of market discount previously included in the U.S. holder's income with respect to the old note and the exchange note and reduced by any bond premium used to offset interest income as described above under the caption "—U.S. holders—Amortizable bond premium."

        Gain or loss realized on the sale, exchange or retirement of an exchange note generally will be capital gain or loss, subject to the market discount rules described above under the caption "—U.S. holders—Market discount", and will be long-term capital gain or loss if at the time of sale, exchange or retirement the exchange note has been held for more than one year. For individuals, the excess of net long-term capital gains over net short-term capital losses generally is taxed at a lower rate than ordinary income. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

Non-U.S. holders

  Exchange offer

        The exchange of an old note for an exchange note should not constitute a taxable exchange. As a result, (a) a non-U.S. holder should not recognize a taxable gain or loss as a result of exchanging the holder's old notes for exchange notes, (b) the holding period for the exchange notes received should include the holding period of the old notes exchanged therefor and (c) the adjusted tax basis of the exchange notes received should be the same as the adjusted tax basis of the old notes exchanged therefor immediately before the exchange.

  Interest

        Subject to the discussion below concerning backup withholding, principal and interest payments made on, and gains from the sale, exchange or other disposition of, an exchange note will not be subject to the withholding of federal income tax, provided that, in the case of interest:

  •
  the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of voting stock of the issuer;

  •
  the non-U.S. holder is not a controlled foreign corporation related, directly or indirectly, to the issuer through stock ownership;

  •
  the non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and

  •
  the certification requirements under section 871(h) or section 881(c) of the Code and the Treasury Regulations thereunder, summarized below, are met.

        Sections 871(h) and 881(c) of the Code and related Treasury Regulations require that, in order to obtain the exemption from withholding described above, either:

  •
  the beneficial owner of the exchange note must certify, under penalties of perjury, to the withholding agent that such owner is a non-U.S. holder and must provide such owner's name, residential address and United States taxpayer identification number, if any and must otherwise satisfy documentary evidence requirements;

  •
  a financial institution that holds customers' securities in the ordinary course of business and holds an exchange note certifies to the withholding agent that appropriate certification has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and generally furnishes the withholding agent with a copy thereof; or

  •
  the non-U.S. holder must provide such certification to a "qualified intermediary" or a "withholding foreign partnership" and certain other conditions must be met.

        A non-U.S. holder may give the certification described above on IRS Form W-8BEN, which generally is effective for the remainder of the year of signature plus three full calendar years, unless a change in circumstances makes any information on the form incorrect. Special rules apply to foreign partnerships. In general, a foreign partnership will be required to provide a properly executed IRS Form W-8IMY and attach thereto an appropriate certification from each partner. Partners in foreign partnerships are urged to consult their tax advisors.

        Even if a non-U.S. holder does not meet the above requirements, interest payments will not be subject to the withholding of United States federal income tax, or will be subject to withholding at a reduced rate, if the non-U.S. holder certifies that either (i) an applicable tax treaty exempts, or provides for a reduction in, withholding or (ii) interest paid on an exchange note is effectively connected with the holder's trade or business in the U.S. and therefore is not subject to withholding, as described in greater detail below.

        If a non-U.S. holder is engaged in a trade or business in the United States, and if interest on an exchange note is effectively connected with the conduct of such trade or business, the non-U.S. holder, although exempt from withholding of federal income tax, will generally be subject to regular federal income tax on such interest in the same manner as if he or she were a U.S. holder. In lieu of providing a W-8BEN, such a non-U.S. holder will be required to provide the withholding agent with a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to branch profits tax equal to 30%, or such lower rate as may be provided by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

        A non-U.S. holder will not be subject to federal income tax on any gain realized on the sale, exchange or disposition of an exchange note, except, in certain cases, to the extent that such gain is attributable to accrued but unpaid interest, unless the gain is effectively connected with such holder's trade or business in the United States, or, if the holder is an individual, such holder is present in the United States for 183 days or more in the taxable year of the sale, exchange or disposition and certain other conditions are met. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to branch profits tax equal to 30%, or such lower rate as may be provided by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Backup withholding and information reporting

        A U.S. holder may be subject to backup withholding with respect to interest paid on the exchange notes and to proceeds from the sale, exchange, retirement or other taxable disposition of the exchange notes, unless the U.S. holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The backup withholding rate is currently 28%. A U.S. holder that does not provide us with the U.S. holder's correct taxpayer identification number may also be subject to penalties imposed by the IRS. In general, information reporting requirements will apply to payments of principal and interest on the exchange notes and proceeds from the taxable disposition of the exchange notes to non-corporate U.S. holders.

        In general, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to payments that we make on the exchange notes provided that we have received from the holder the statement described above under "—Non-U.S. holders—Interest," or the non-U.S. holder otherwise qualifies for an exemption (provided that we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, or that the conditions of any exemption are in fact not satisfied.)

        Information reporting requirements and backup withholding tax generally will not apply to any payment of the proceeds of the sale of an exchange note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), although certain information reporting requirements apply in respect of certain brokers who have certain connections with the U.S., as determined by applicable Treasury Regulations. A non-U.S. holder will be subject to backup withholding and information reporting with respect to the proceeds of the sale of an exchange note within the United States (for example, to a purchaser that is a U.S. person) or conducted through U.S.-related financial intermediaries, unless the payer receives the statement described above and does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person or that the non-U.S. holder does not otherwise qualify for an exemption.

        Backup withholding is not a separate U.S. federal income tax. Any amounts withheld under the backup withholding rules will be refunded or allowed as a credit against the holder's U.S. federal income tax, if any, provided the required information and appropriate claim for refund is filed with the IRS.

        THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. PERSONS CONSIDERING EXCHANGING OLD NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF EXCHANGE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION

        Until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes only where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the date on which the exchange offer is consummated, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes.

        Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The exchange notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for the exchange notes to be quoted on any quotation system. We cannot assure you that a liquid trading market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell will be favorable.

LEGAL MATTERS

        Certain matters related to the exchange offer will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP.

EXPERTS

        The consolidated financial statements and schedule of Granite Broadcasting Corporation at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set for in their report thereon appearing elsewhere herein, and are including in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
    Granite Broadcasting Corporation

        We have audited the accompanying consolidated balance sheets of Granite Broadcasting Corporation as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the financial statement schedule listed at Item 21(b). These financial statements and the schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Granite Broadcasting Corporation at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        As discussed in Note 2 to the consolidated financial statements, Granite Broadcasting Corporation has restated its financial statements as of and for the year ended December 31, 2002. Also, as discussed in Note 2 to the consolidated financial statements, on January 1, 2002 Granite Broadcasting Corporation adopted Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets. Further, as discussed in Note 2 to the consolidated financial statements, on January 1, 2003 Granite Broadcasting Corporation retroactively adopted Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections.

                      ERNST & YOUNG LLP

New York, New York
February 20, 2004

GRANITE BROADCASTING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2001	2002	2003
	(Restated)
Net revenues	$113,075,276	$135,344,151	$108,544,424
Station operating expenses	116,373,938	103,963,240	92,033,163
Depreciation	6,076,212	5,896,626	6,285,077
Amortization of intangible assets	26,735,547	21,964,771	9,976,310
Corporate expense	9,686,952	9,536,424	11,767,659
Non-cash compensation expense (1)	1,472,735	1,508,048	895,539

Operating loss	(47,270,108)	(7,524,958)	(12,413,324)

Other expenses (income):
Interest expense	47,481,899	34,889,378	31,305,297
Interest income	(1,559,321)	(1,077,327)	(1,281,251)
Non-cash interest expense	7,951,079	13,030,566	4,969,421
Non-cash preferred stock dividend	—	—	12,773,922
Gain on sale of assets	—	(192,406,138)	—
Loss on extinguishment of debt	2,011,801	15,096,641	3,214,524
Other	1,141,058	868,724	584,324

(Loss) income before income taxes and cumulative effect of a change in accounting principle	(104,296,624)	122,073,198	(63,979,561)
Provision (benefit) for income taxes:
Current	214,000	18,873,040	(16,110,412)
Deferred	(27,763,730)	34,288,913	(921,277)

Total (benefit) provision for income taxes	(27,549,730)	53,161,953	(17,031,689)

(Loss) income before cumulative effect of a change in accounting principle	(76,746,894)	68,911,245	(46,947,872)
Cumulative effect of a change in accounting principle, net of tax benefit of $58,350,946	—	(150,478,583)	—

Net loss	$(76,746,894)	$(81,567,338)	$(46,947,872)

Net loss attributable to common shareholders	$(109,310,870)	$(80,744,517)	$(59,899,430)

Per basic common share:
(Loss) income before cumulative effect of a change in accounting principle	$(5.89)	$3.72	$(3.15)
Cumulative effect of a change in accounting principle, net of tax benefit	—	(8.03)	—

Basic net loss per share	$(5.89)	$(4.31)	$(3.15)
Weighted average common shares outstanding	18,568,811	18,749,363	18,990,919
Per diluted common share:
(Loss) income before cumulative effect of a change in accounting principle	$(5.89)	$3.65	$(3.15)
Cumulative effect of a change in accounting principle, net of tax benefit	—	(7.88)	—

Diluted net loss per share	$(5.89)	$(4.23)	$(3.15)
Weighted average common shares outstanding — assuming dilution	18,568,811	19,098,326	18,990,919

(1)
Allocation of non-cash compensation expense to other operating expenses:

	For the Years Ended December 31,
	2001	2002	2003
Station operating expenses	$409,863	$295,652	$756,270
Corporate expense	1,062,872	1,212,396	139,269

Non-cash compensation expense	$1,472,735	$1,508,048	$895,539

See accompanying notes.

GRANITE BROADCASTING CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
	2002	2003
	(Restated)
Assets
Current assets:
Cash and cash equivalents (including $1,777,115 of restricted cash at December 31, 2002)	$54,319,597	$90,213,995
Accounts receivable, less allowance for doubtful accounts ($747,520 in 2002 and $1,319,238 in 2003)	23,211,637	21,464,965
Film contract rights	19,713,849	15,299,993
Income tax receivable	5,334,846	16,326,799
Other current assets	4,781,201	5,795,794

Total current assets	107,361,130	149,101,546
Property and equipment, net	41,813,349	48,449,586
Film contract rights	12,918,123	8,446,229
Other non current assets	3,461,975	7,891,335
Deferred financing fees, less accumulated amortization ($7,612,443 in 2002 and $50,902 in 2003)	5,630,704	13,373,623
Goodwill, net	83,051,302	78,049,529
Broadcast licenses, net	127,331,829	127,331,829
Network affiliations, net	87,365,957	86,379,757
Other intangibles, net	3,250,000	—

Total Assets	$472,184,369	$519,023,434

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$2,807,730	$2,903,728
Accrued interest	3,158,876	987,187
Other accrued liabilities	6,941,220	7,039,091
Film contract rights payable	26,601,355	27,314,160
Other current liabilities	3,581,243	2,951,001

Total current liabilities	43,090,424	41,195,167
Long-term debt	312,791,038	400,086,598
Film contract rights payable	33,379,694	24,616,575
Deferred tax liability	44,736,713	46,203,797
Redeemable preferred stock	—	198,480,586
Accrued dividends on redeemable preferred stock	19,160,885	44,708,729
Other non current liabilities	11,195,374	13,163,788
Redeemable preferred stock	198,125,314	—
Stockholders' deficit:
Common stock: 41,000,000 shares authorized consisting of 1,000,000 shares of Class A Common Stock, $.01 par value, and 40,000,000 shares of Common Stock (Nonvoting), $.01 par value; 178,500 shares of Class A Common Stock and 18,834,179 shares of Common Stock (Nonvoting) (18,581,510 shares at December 31, 2002) issued and outstanding at December 31, 2003	187,600	190,126
Accumulated deficit	(188,779,415)	(248,118,609)
Less:
Unearned compensation	(851,334)	(627,648)
Treasury stock, at cost	(851,924)	(875,675)

Total stockholders' deficit	(190,295,073)	(249,431,806)

Total liabilities and stockholders' deficit	$472,184,369	$519,023,434

See accompanying notes.

GRANITE BROADCASTING CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Years Ended December 31, 2001, 2002 and 2003

	Class A Common Stock	Common Stock (Nonvoting)	Additional Paid-in Capital	(Accumulated Deficit) Retained Earnings	Unearned Compensation	Note Receivable From Officer	Treasury Stock	Total Stockholder's Equity (Deficit)
Balance as of December 31, 2000	$1,785	$180,308	$2,295,136	$7,614,114	$(1,091,653)	$(886,875)	$(297,000)	$7,815,815
Dividends on redeemable preferred stock			(4,492,611)	(27,571,217)				(32,063,828)
Accretion of offering costs related to Cumulative Exchangeable Preferred Stock			(500,148)					(500,148)
Grant of stock award under stock plans			573,045		(573,045)			—
Issuance of Common Stock (Nonvoting)		4,171	(4,171)					—
Stock expense related to stock plans			63,990		1,141,713			1,205,703
Issuance of warrants			2,064,759					2,064,759
Discount on loans to officers					(806,194)			(806,194)
Repayment of Note Receivable from Officer						886,875		886,875
Net loss				(76,746,894)				(76,746,894)

Balance at December 31, 2001	1,785	184,479	—	(96,703,997)	(1,329,179)	—	(297,000)	(98,143,912)
Dividends on redeemable preferred stock			(18,560,342)	(10,508,080)				(29,068,422)
Gain on retirement of Cumulative Exchangeable Preferred Stock			30,299,037					30,299,037
Accretion of offering costs related to Cumulative Exchangeable Preferred Stock			(407,794)					(407,794)
Grant of stock award under stock plans			799,691		(799,691)			—
Exercise of stock options		20	2,980					3,000
Issuance of Common Stock (Nonvoting)		1,316	(1,316)					—
Repurchase of Common Stock (Nonvoting)							(554,924)	(554,924)
Stock expense related to stock plans			17,624		1,082,084			1,099,708
Cancellation of warrants			(12,149,880)					(12,149,880)
Discount on loans to officers					195,452			195,452
Net loss (Restated)				(81,567,338)				(81,567,338)

Balance at December 31, 2002 (Restated)	1,785	185,815	—	(188,779,415)	(851,334)	—	(851,924)	(190,295,073)
Dividends on redeemable preferred stock			(382,600)	(12,391,322)				(12,773,922)
Accretion of offering costs related to Cumulative Exchangeable Preferred Stock			(177,636)					(177,636)
Grant of stock award under stock plans			402,900		(402,900)			—
Exercise of stock options		175	26,075					26,250
Issuance of Common Stock (Nonvoting)		2,351	(2,351)					—
Repurchase of Common Stock (Nonvoting)							(23,751)	(23,751)
Stock expense related to stock plans			133,612		431,133			564,745
Discount on loans to officers					195,453			195,453
Net loss				(46,947,872)				(46,947,872)

Balance at December 31, 2003	$1,785	$188,341	$—	$(248,118,609)	$(627,648)	$—	$(875,675)	$(249,431,806)

See accompanying notes.

GRANITE BROADCASTING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2001	2002	2003
	(Restated)
Cash flows from operating activities:
Net loss	$(76,746,894)	$(81,567,338)	$(46,947,872)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible assets	26,735,547	21,964,771	9,976,310
Depreciation	6,076,212	5,896,626	6,285,077
Non-cash compensation expense	1,472,735	1,508,048	895,539
Non-cash interest expense	7,951,079	13,030,566	4,969,421
Non-cash preferred stock dividend	—	—	12,773,922
Deferred tax benefit	(26,959,263)	(24,060,838)	(921,277)
Loss on extinguishments of debt	2,011,801	15,096,641	3,214,524
Gain on sale of assets	—	(192,406,138)	—
Cumulative effect of a change in accounting principle	—	208,829,529	—
Change in assets and liabilities net of effects from sale of station:
Decrease (increase) in accounts receivable	4,335,909	(34,970,057)	1,746,672
Increase (decrease) in accrued liabilities	2,773,245	1,941,543	(2,073,818)
(Decrease) increase in accounts payable	(1,835,829)	1,131,254	95,998
NBC affiliation prepayment	(27,778,694)	—	—
WB affiliation payment	(4,523,428)	(4,523,428)	(2,096,753)
Increase in income tax receivable	—	(5,334,846)	(10,991,953)
Decrease (increase) in film contract rights and other assets	11,644,324	(5,692,854)	2,485,695
Increase (decrease) in film contract rights payable and other liabilities	17,892,764	5,746,953	(186,005)

Net cash used in operating activities	(56,950,492)	(73,409,568)	(20,774,520)

Cash flows from investing activities:
Proceeds from sale of station	—	265,018,849	—
Capital expenditures	(3,231,733)	(14,118,797)	(12,652,554)

Net cash (used in) provided by investing activities	(3,231,733)	250,900,052	(12,652,554)

Cash flows from financing activities:
Proceeds from senior credit facility	205,000,000	80,000,000	—
Proceed from senior secured notes	—	—	400,067,100
Repayment of bank debt	(113,672,428)	(170,000,000)	(316,677,910)
Payment of deferred financing fees	(10,927,740)	(8,778,814)	(14,070,217)
Repurchase of cumulative exchangeable preferred stock	—	(53,264,005)	—
Repurchase of common stock	—	(554,924)	(23,751)
Exercise of stock options	—	—	26,250

Net cash provided by (used in) financing activities	80,399,832	(152,597,743)	69,321,472
Net increase in cash and cash equivalents	20,217,607	24,892,741	35,894,398
Cash and cash equivalents, beginning of year	9,209,249	29,426,856	54,319,597

Cash and cash equivalents, end of year	$29,426,856	$54,319,597	$90,213,995

Supplemental information:
Restricted cash	$9,286,326	$1,777,115	$—
Cash paid for interest	41,386,874	40,634,741	33,473,446
Cash paid for income taxes	443,604	26,759,484	832,765
Non-cash capital expenditures	513,640	600,455	142,335
Cumulative exchangeable preferred stock dividend	32,063,828	27,679,733	25,547,844
Fair value of warrants issued	2,065,000	—	—
Cancellation of warrants	—	12,150,000	—

See accompanying notes.

GRANITE BROADCASTING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Operations of the Company

        The business operations of Granite Broadcasting Corporation and its wholly owned subsidiaries (the "Company") consist of eight network affiliated television stations (three with NBC, two with ABC, two with the WB Network and one with CBS). The Company's stations are located in New York, California, Michigan, Indiana, Illinois and Minnesota.

Note 2—Summary of Significant Accounting Policies

  Financial statement presentation

        The consolidated financial statements include the accounts of Granite Broadcasting Corporation and its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated. As discussed below, the Company changed its accounting policy with respect to the amortization of network affiliation agreements. Accordingly, the consolidated financial statements at and for the year ended December 31, 2002 have been restated.

  Restatement of Financial Results

        Upon the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("Statement 142"), the Company considered the value of its network affiliation agreements as indefinite live assets that should not be subject to amortization. In light of recently stated positions by the Securities and Exchange Commission regarding amortization of network affiliation agreements, the Company has changed its accounting policy to amortize these assets retroactive to January 1, 2002 using a 25 year useful life. As a result, the financial results for each of the quarters ended March 31, 2002 through September 30, 2003 are being restated. The total impact of the adjustment was an increase in amortization expense of $744,839 in each quarterly period, with a corresponding adjustment to (loss) income before cumulative effect of a change in accounting principle and net loss in each period of $484,145. Basic and diluted net loss per share increased by $0.02 in the quarter ended March 31, 2002, basic net income per share decreased by $0.02 and diluted net income per share decreased by $0.03 in the quarter ended June 30, 2002, basic and diluted net loss per share increased by $0.03 and $0.02 in the quarters ended September 30, 2002 and December 31, 2002, respectively. Basic and diluted net loss per share increased by $0.02, $0.03 and $0.02 in the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003, respectively.

  Revenue recognition

        The Company's primary source of revenue is the sale of television time to advertisers. Revenue is recorded when the advertisements are aired and collectibility is reasonably assured. Other sources of revenue are compensation from the networks, studio rental and commercial production activities. These revenues are recorded when the programs are aired and the services are performed.

  Allowance for Doubtful Accounts

        The Company makes estimates of the uncollectibility of accounts receivable and specifically reviews historical write-off activity by market, large customer concentrations, customer credit worthiness, and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. Historically, the level of customer defaults have been predictable and the allowance for doubtful accounts has been adequate to cover such defaults.

  Intangibles

        Intangible assets at December 31 are summarized as follows:

	2002	2003
	(Restated)
Goodwill	$111,252,372	$106,250,599
Covenant not to compete	30,000,000	30,000,000
Network affiliations	127,622,742	133,362,852
Broadcast licenses	159,647,594	159,647,594

	428,522,707	429,261,045
Accumulated amortization	(127,523,620)	(137,499,930)

Net intangible assets	$300,999,088	$291,761,115

        The Company adopted Statement 142 on January 1, 2002. Upon adoption of Statement 142, the Company recorded a one-time non-cash charge to reduce the carrying value of goodwill and other indefinite lived intangible assets by $95,000,000 and $114,000,000, respectively during 2002. The decline in the carrying value of goodwill and other-indefinite lived intangible assets relates solely to the Company's Warner Brothers affiliates. Such charge is non-operational in nature and is reflected as a cumulative effect of a change in accounting principle in the statement of operations. In calculating the impairment charge, the fair value was estimated using a discounted cash flow methodology. The Company completed its required annual impairment test as of December 31, 2003, and concluded that no additional write down to the carrying value of goodwill and other indefinite-lived intangible assets is required. The Company reduced goodwill during the year ended December 31, 2003 by $5,001,773 to reverse tax reserves established in connection with an acquisition that are no longer needed.

        As of December 31, 2002 and 2003, the Company's intangible assets and related accumulated amortization consisted of the following:

	December 31, 2002		December 31, 2003
	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization
	(Restated)
Intangible assets subject to amortization:
Network affiliation agreements	$127,622,742	$(40,256,785)	$133,362,852	$(46,983,095)
Covenant not to compete	30,000,000	(26,750,000)	30,000,000	(30,000,000)

	$157,622,742	$(67,006,785)	$163,362,852	$(76,983,095)

Intangible assets not subject to amortization:
Goodwill	$111,252,372	$(28,201,070)	$106,250,599	$(28,201,070)
Broadcast licenses	159,647,594	(32,315,765)	159,647,594	(32,315,765)

	$270,899,966	$(60,516,835)	$265,898,193	$(60,516,835)

        The Company recorded amortization expense of $21,965,000 and $9,976,000 during the years ended December 31, 2002 and 2003, respectively. Based on the current amount of intangible assets subject to amortization, the estimated amortization expense for each of the succeeding 5 years are as follows: 2004: $7,435,000; 2005: $7,409,000; 2006: $7,409,000; 2007: $7,409,000 and 2008: $3,091,000. As acquisitions and dispositions occur in the future, these amounts may vary.

        The 2001 results on a historical basis do not reflect the provisions of Statement 142. Had the Company adopted Statement 142 on January 1, 2001, the historical net loss and basic and diluted net loss per common share would have changed to the adjusted amounts indicated below:

	December 31, 2001
		Per basic and diluted common share
Net loss	$(76,746,894)	$(5.89)
Add: Goodwill amortization	5,898,800	0.32
Add: Intangible amortization	7.433.402	0.40

Adjusted net loss	$(63,414,692)	$(5.17)

  Long-Lived Assets

        Long-lived assets for impairment are reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset is not recoverable. At such time as an impairment in value of a long-lived asset is identified, except for goodwill and other intangible assets deemed to have indefinite lives as previously discussed, the impairment will be measured in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets, as the amount by which the carrying amount of a long-lived asset exceeds its fair value. A present value technique, which utilizes multiple cash flow scenarios that reflect the range of possible outcomes and an appropriate discount rate, is used to determine fair value. There were no impairments of long-lived assets at December 31, 2003.

  Deferred financing fees

        On December 22, 2003, the Company completed an offering of 9 3/4% Senior Secured Notes (the Notes). Proceeds from the Notes were used to (i) repay all outstanding borrowings, plus accrued interest, under the Senior Credit Agreement, (ii) to redeem at par, plus accrued interest, all of the 9 3/8% and 10 3/8% Senior Subordinated Notes due 2005 and (iii) to repurchase at par, plus accrued interest, all of the 8 7/8% Senior Subordinated Notes due 2008. The unamortized deferred financing fees related to the Company's senior credit agreement and the Company's senior subordinated notes of $3,215,000 were written off in 2003. The Company incurred fees of $13,425,000 in connection with the sale of the Senior Secured Notes. These fees are being amortized straight-line over seven years.

  Property and equipment

        Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives ranging from three to 35 years. Maintenance and repairs are charged to operations as incurred.

  Film contract rights

        Film contract rights are recorded as assets at gross value when the license period begins and the films are available for broadcasting. Film contract rights are amortized on an accelerated basis over the estimated usage of the films, and are classified as current or non-current on that basis. The Company's accounting for long-lived program assets requires judgment as to the likelihood that such assets will generate sufficient revenue to cover the associated expense. The Company reviews its program inventory for impairment by projecting the amount of revenue the program will generate over the remaining life of the contract and comparing it to the program's expense. The Company has written down the value of certain programs by $5,600,000 and $3,000,000 in the years ended December 31, 2002 and 2003, respectively. Film contract rights payable are classified as current or non-current in accordance with the payment terms of the various license agreements. Film contract rights are reflected in the consolidated balance sheet at the lower of unamortized cost or estimated net realizable value.

        At December 31, 2003, the obligation for programming that had not been recorded because the program rights were not available for broadcasting aggregated $38,353,000.

  Barter transactions

        Revenue from barter transactions is recognized when advertisements are broadcast and merchandise or services received are charged to expense when received or used. Barter revenue totaled $1,723,000, $1,922,000 and $1,894,000 for the years ended December 31, 2001, 2002 and 2003 respectively. Barter expense totaled $1,487,000, $1,090,000 and $1,572,000 for the years ended December 31, 2001, 2002 and 2003 respectively.

  Advertising

        The cost of advertising is expensed as incurred. Advertising expense was $2,028,000, $3,511,000 and $3,689,000 for the years ended December 31, 2001, 2002 and 2003 respectively.

  Use of estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Cash and cash equivalents

        Cash and cash equivalents include funds invested overnight in Eurodollar deposits and United States government obligations. Cash totaling $1,777,115 at December 31, 2002, was restricted in its use for the payment of interest on the then outstanding senior credit facility.

  Stock options

        The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). Accordingly, no compensation expense has been recognized for the stock option plans. For purposes of SFAS 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period; therefore, the impact on pro forma net loss in 2001, 2002 and 2003 may not be representative of the impact in future years. The Company's pro forma information for years ended December 31, follows:

	2001	2002	2003
	(Restated)
Net loss	$(76,746,894)	$(81,567,338)	$(46,947,872)
Pro forma compensation expense	2,113,526	2,300,977	1,381,366

Less: Option compensation expense, as reported	—	98,600	48,000

Pro forma net loss	$(78,860,420)	$(83,769,715)	$(48,281,238)

Basic net loss per share	$(5.89)	$(4.31)	$(3.15)
Pro forma compensation expense	(0.11)	(0.12)	(0.07)

Pro forma basic net loss per share	$(6.00)	$(4.43)	$(3.22)

Diluted net loss per share	$(5.89)	$(4.23)	$(3.15)
Pro forma compensation expense	(0.11)	(0.12)	(0.07)

Pro forma diluted net loss per share	$(6.00)	$(4.35)	$(3.22)

        The fair value for each option grant was estimated at the date of grant using the Black Scholes option pricing model with the following assumptions for the various grants made during 2001, 2002 and 2003:

	2001	2002	2003
Risk-free interest rate	4.08%	3.00%	2.93%-3.19%
Dividend yield	—	—	—
Expected volatility	86%	103%	59%-92%
Expected lives	5	4	5

        The Black Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The Company's employee stock options have characteristics significantly different from those of traded options and changes in the subjective input assumptions can materially affect the fair value estimate.

  Net income (loss) per common share

        The following table sets forth the computation of basic and diluted earnings per share:

	Years Ended December 31,
	2001	2002	2003
	(Restated)
(Loss) income before cumulative effect of a change in accounting principle	$(76,746,894)	$68,911,245	$(46,947,872)
Cumulative effect of a change in accounting principle, net of tax benefit	—	150,478,583	—

Net loss	(76,746,894)	(81,567,338)	(46,947,872)
Gain on retirement of cumulative exchangeable preferred stock	—	(30,299,037)	—
Cumulative exchangeable preferred stock dividends	32,063,828	29,068,422	12,773,922
Accretion of offering costs on cumulative exchangeable preferred stock	500,148	407,794	177,636

Net loss attributable to common shareholders	$(109,310,870)	$(80,744,517)	$(59,899,430)

Weighted average common shares outstanding for basic net loss per share	18,568,811	18,749,363	18,990,919

ADD:
Effect of dilutive securities:
Stock options	—	348,963	—
Adjusted weighted average common shares outstanding — assuming dilution	18,568,811	19,098,326	18,990,919
Per basic common share:
(Loss) income before cumulative effect of a change in accounting principle	$(5.89)	$3.72	$(3.15)
Cumulative effect of a change in accounting principle, net of tax benefit	—	(8.03)	—

Basic net loss per share	$(5.89)	$(4.31)	$(3.15)

Per diluted common share:
(Loss) income before cumulative effect of a change in accounting principle	$(5.89)	$3.65	$(3.15)
Cumulative effect of a change in accounting principle, net of tax benefit	—	(7.88)	—

Diluted net loss per share	$(5.89)	$(4.23)	$(3.15)

        Stock options totaling 210,070 and 45,565 for the years ended December 31, 2001 and 2003, respectively were excluded from the computation of diluted earnings per share due to their anti-dilutive effect.

  Recent Accounting Pronouncements

        On April 30, 2002, the FASB issued Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. ("Statement 145") Statement 145 updates, clarifies and simplifies existing accounting pronouncements. Statement 145 rescinds Statement 4, which required all gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. Statement 145 is effective for fiscal years beginning after June 15, 2002. All prior extraordinary items relating to the extinguishments of debt have been retroactively adjusted and reclassified to income from continuing operations. The impact of adopting Statement 145 reduced income from continuing operations by $2,012,000 and $15,097,000 for the years ended December 31, 2001 and 2002, respectively.

        In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("Statement 146"). Statement 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." The provisions of Statement 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of Statement 146 did not have a significant impact on the Company's financial position, results of operations, or cash flows.

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("Interpretation 46"). Interpretation 46 addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. The International No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company adopted Interpretation 46 in 2003 and the application of Interpretation 46 did not have an impact on the Company's financial position, results of operations or cash flows.

        In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("Statement 150"). Statement 150 establishes standards for classifying and measuring as liabilities certain financial instruments that have characteristics of both liabilities and equity. The provisions of Statement 150 are effective beginning with the first interim period after June 15, 2003. The Company adopted Statement 150 during the six months ended December 31, 2003. The Company's 12 3/4% Cumulative Exchangeable Preferred Stock has been reclassified on the Company's consolidated balance sheet as a long-term liability and the accrual of dividends for the six months ended December 31, 2003 has been recorded as a charge to expense on the consolidated statement of operations. The impact of adopting Statement 150 resulted in a reduction of income before income taxes by $12,774,000 for the year ended December 31, 2003.

Note 3—Asset Disposition

        On April 30, 2002, the Company completed the sale of KNTV to NBC. NBC paid the Company $230,000,000, plus a working capital and other adjustments of $14,545,000. In addition, NBC refunded the Company $20,473,000 of the January 1, 2002 affiliation payment due to NBC under the terms of the KNTV NBC affiliation agreement ("San Francisco Affiliation Agreement"), which the Company prepaid on March 6, 2001. The Company repaid $170,000,000 of outstanding senior debt and $14,763,000 of deferred interest and other fees associated with the senior credit facility and the amended credit agreement discussed in Note 8 upon consummation of the sale. The San Francisco Affiliation Agreement terminated upon the closing of the sale and the Company is not required to make any further affiliation payments to NBC. The 4,500,000 warrants issued to NBC as part of the San Francisco Affiliation Agreement have been returned to the Company. The Company's affiliation agreements for KSEE-TV, WEEK-TV, and KBJR-TV involve no payment obligations to NBC and have a contractual term through December 31, 2011.

Note 4—Property and Equipment

        The major classifications of property and equipment are as follows:

	December 31,
	2002	2003
Land	$1,546,960	$1,555,500
Buildings and improvements	14,900,395	15,222,913
Furniture and fixtures	7,983,447	8,326,326
Technical equipment and other	52,073,472	62,102,192

	76,504,274	87,206,931
Less: Accumulated depreciation	34,690,925	38,757,345

Net property and equipment	$41,813,349	$48,449,586

Note 5—Other Accrued Liabilities

        Other accrued liabilities are summarized below:

	December 31,
	2002	2003
Compensation and benefits	$1,933,272	$2,365,768
Severance and other costs related to the sale of KNTV	3,152,558	1,396,571
Professional fees	266,940	1,283,221
Other	1,588,450	1,993,531

Total	$6,941,220	$7,039,091

Note 6—Other Current Liabilities

        Other current liabilities are summarized below:

	December 31,
	2002	2003
WB affiliation payment, net	$2,073,070	$1,825,278
Barter payable	757,850	862,507
Other	750,323	263,216

Total	$3,581,243	$2,951,001

Note 7—Other Current Assets

        Other current assets are summarized below:

	December 31,
	2002	2003
Barter and other receivables	$2,882,538	$4,079,532
Prepaid film contract rights	24,854	—
Other	1,873,809	1,716,262

Total	$4,781,201	$5,795,794

Note 8—Long-term Debt

        The carrying amounts and fair values of the Company's long-term debt are as follows:

	December 31, 2002		December 31, 2003
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Senior Credit Agreement	$115,000,000	$115,000,000	$—	$—
9 3/4% Senior Secured Notes	—	—	400,086,598	401,287,365
9 3/8% Senior Subordinated Notes, net of unamortized discount	34,608,659	28,023,259	—	—
10 3/8% Senior Subordinated Notes	100,717,000	86,616,620	—	—
8 7/8% Senior Subordinated Notes, net of unamortized discount	62,465,379	50,578,029	—	—

Total	$312,791,038	$280,217,908	$400,086,598	$401,287,365

        The fair value of the Company's senior subordinated notes at December 31, 2002 and the senior secured notes at December 31, 2003 is estimated based on quoted market prices. The carrying amount of the Company's borrowings at December 31, 2002 under the Company's senior credit agreement approximated fair value.

  Senior Secured Notes

        On December 22, 2003, the Company completed a $405,000,000 offering of its 9 3/4% Senior Secured Notes (the "Notes") due December 1, 2010, at a discount, resulting in proceeds to the Company of $400,067,100. Interest on the Notes is payable on December 1 and June 1 of each year, beginning on June 1, 2004. The Notes are secured by substantially all of the assets of the Company. The Company used the net proceeds from the offering in part to (i) repay all outstanding borrowings, plus accrued interest, under the senior credit agreement, (ii) redeem at par, plus accrued interest, all of our 9 3/8% and 10 3/8% senior subordinated notes due May and December 2005, respectively, and (iii) to repurchase at par, plus accrued interest, all of our 8 7/8% senior subordinated notes due May 2008. The remaining proceeds will be used for general working capital purposes.

        The Indenture governing the Notes contain certain covenants that, among other things, limits the ability of the Company and its subsidiaries to incur debt, pay cash dividends on or repurchase capital stock, enter into agreements which create liens against the assets of the Company, restrict the ability of a subsidiary to pay money or transfer assets to the Company, enter into certain transactions with affiliates and to merge, consolidate or sell substantially all of the assets of the Company.

        The Notes are redeemable at any time on or after December 1, 2006, at the option of the Company, in whole or in part at certain prices declining annually to 100% of the principal amount on or after. The Company may redeem up to 35% of the aggregate principal amount of the Notes using proceeds of certain equity offerings completed on or before December 1, 2005. The Company is required to offer to purchase all outstanding Notes at 101% of the principal amount thereof plus accrued interest in the event of a Change of Control (as defined in the Indenture governing the Notes).

        On April 30, 2002, the Company entered into an amended and restated Senior Credit Agreement (the Credit Agreement). The Credit Agreement consisted of (i) a committed $60,000,000 Tranche A term loan facility, (ii) a committed $80,000,000 Tranche B term loan facility, and (iii) an uncommitted $10,000,000 Tranche C supplemental term loan facility. The obligations of the Company with respect to all of the loan facilities were secured by substantially all of the assets of the Company and its subsidiaries. As discussed above, the Credit Agreement was repaid in full with a portion of the proceeds of the 9 3/4% Senior Secured Notes.

  Senior Subordinated Notes

        The Company had outstanding $100,717,000 aggregate principal amount of its 10 3/8% Senior Subordinated Notes (the "10 3/8% Notes") due May 15, 2005 and $34,660,000 aggregate principal amount of its 9 3/8% Senior Subordinated Notes (the "9 3/8% Notes") due December 1, 2005. On December 22, 2003, the Company to redeemed in full the 10 3/8% and 9 3/8% Notes at par, plus accrued interest and repurchased all of the outstanding 8 7/8% Senior Subordinated Notes due May 15, 2008 at par, plus accrued interest. In connection with these transactions, the Company recognized a loss on the extinguishment of debt of $3,215,000 related to the write-off of unamortized deferred financing fees and 30-day holding period interest on the 9 3/8% Notes and 10 3/8% Notes from December 22, 2003 to January 21, 2004, the date of redemption.

        During 2001, the Company recognized a loss on the extinguishment of debt of $2,012,000 related to the repayment of all outstanding borrowings under the then existing bank credit agreement and the write-off of related deferred financing fees. During 2002, the Company recognized a loss on the extinguishment of debt of $15,097,000 related to the repayment of all outstanding borrowings under the then existing bank credit agreement and the write-off of related deferred financing fees.

        The scheduled principal maturities on all long-term debt for the five years subsequent to December 31, 2003, are as follows:

2004	$—
2005	—
2006	—
2007	—
2008	—
2009 and thereafter	405,000,000

$405,000,000

Note 9—Commitments

        Future minimum lease payments under long-term operating leases as of December 31, 2003 are as follows:

2004	$1,312,481
2005	1,359,241
2006	659,129
2007	622,545
2008	647,366
2009 and thereafter	11,067,990

$15,668,752

        Rent expense, including escalation charges, was approximately $1,412,000, $887,000 and $1,050,000 for the years ended December 31, 2001, 2002 and 2003, respectively.

        Future payments under film contract rights agreements as of December 31, 2003 are as follows:

2004	$29,166,733
2005	20,361,176
2006	16,043,513
2007	9,134,133
2008	6,060,945
2009 and thereafter	9,517,191

$90,283,711

Note 10—Redeemable Preferred Stock

  Series A Preferred Stock

        The Company authorized 100,000 shares of its Series A Convertible Preferred Stock ("Series A Stock"), par value $.01 per share, which were issued at an aggregate price of $1,210,000. All outstanding shares of the Series A Stock were converted into shares of the Company's Common Stock (Nonvoting), par value $.01 per share (the "Common Stock (Nonvoting)") in August 1995. Prior to conversion, dividends accrued on the Series A Stock at an annual rate of $.40 per share which accumulated, without interest, if unpaid. Accrued but unpaid dividends on the Series A Stock totaled $262,844 at December 31, 2002 and 2003 and are recorded in other non-current liabilities on the Company's balance sheet. Accrued dividends are due and payable on the date on which such dividends may be paid under the Company's debt instruments.

  12 3/4% Cumulative Exchangeable Preferred Stock

        In January 1997, the Company authorized the issuance of 400,000 shares of its 12 3/4% Cumulative Exchangeable Preferred Stock (the "12 3/4% Cumulative Exchangeable Preferred Stock"), par value $.01 per share. In connection with the Company's acquisition of WDWB-TV, 150,000 shares of the 12 3/4% Cumulative Exchangeable Preferred Stock were issued in January 1997 at a price of $1,000 per share.

        Holders of the 12 3/4% Cumulative Exchangeable Preferred Stock are entitled to receive dividends at an annual rate of 12 3/4% per share payable semi-annually on April 1 and October 1 of each year. The Company paid dividends on and prior to April 1, 2002 in additional shares of 12 3/4% Cumulative Exchangeable Preferred Stock. On and after October 1, 2002, the Company is required to pay such dividends in cash. However, the payment of cash dividends on the 12 3/4% Cumulative Exchangeable Preferred Stock was restricted by the terms of the indentures governing the Company's senior subordinated notes and was prohibited under the terms of the Senior Credit Agreement. Since three or more semi-annual dividend payments have not been paid, the holders of the Preferred Stock have the right to elect the lesser of two directors or that number of directors constituting 25% of the members of the Board of Directors. The right of the holders of the Preferred Stock to elect members of the Board of Directors as set forth above will continue until such time as all accumulated dividends that are required to be paid in cash and that are in arrears on the Preferred Stock are paid in full in cash. The Company is restricted by the terms of the indenture governing the Company's senior secured notes from paying cash dividends on the 12 3/4% Cumulative Exchangeable Preferred Stock. The Company does not anticipate paying cash dividends on the 12 3/4% Cumulative Exchangeable Preferred Stock in the foreseeable future. Dividends on the 12 3/4% Cumulative Exchangeable Preferred Stock are cumulative and accrue without interest, if unpaid. Accrued but unpaid dividends on the 12 3/4% Cumulative Exchangeable Preferred Stock totaled $44,709,000 as of December 31, 2003 are recorded in other non-current liabilities on the Company's balance sheet.

        The Company adopted Statement 150 during the three months ended September 30, 2003. The Company's 12 3/4% Cumulative Exchangeable Preferred Stock has been reclassified on the Company's consolidated balance sheet as a long-term liability and the accrual of dividends for the six months ended December 31, 2003 has been recorded as a charge to expense on the consolidated statement of operations. The impact of adopting Statement 150 resulted in a reduction of income before income taxes by $12,774,000 for the year ended December 31, 2003.

        During 2002, the Company repurchased and retired a total of 83,920 shares of its $1,000 face amount 12 3/4% Cumulative Exchangeable Preferred Stock for $53,264,000. The shares were repurchased at an average price of $634.70 per share, generating a gain, after transaction related expenses and the write off of a portion of the initial offering costs, of $30,299,000. The gain was recorded in additional paid in capital on the Company's consolidated balance sheet.

        The 12 3/4% Cumulative Exchangeable Preferred Stock is entitled to a preference of $1,000 per share initially, plus accumulated and unpaid dividends in the event of liquidation or winding up of the Company ($245,084,000 liquidation value at December 31, 2003). The Company is required, subject to certain conditions, to redeem all of the 12 3/4% Cumulative Exchangeable Preferred Stock outstanding on April 1, 2009, at a redemption price equal to 100% of the then effective liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption. Based on quoted market prices, the fair value of the 12 3/4% Cumulative Exchangeable Preferred Stock at December 31, 2003 is $128,240,248.

        Subject to certain conditions, each share of the 12 3/4% Cumulative Exchangeable Preferred Stock is exchangeable, in whole or in part, at the option of the Company, for the Company's 12 3/4% Exchange Debentures (the "12 3/4% Exchange Debentures") on any scheduled dividend payment date at the rate of $1,000 principal amount of 12 3/4% Exchange Debentures for each share of 12 3/4% Cumulative Exchangeable Preferred Stock outstanding at the time of the exchange.

Note 11—Stockholders' Equity (Deficit)

  Stock option plans

        In April 1990 the Company adopted a stock option plan (the "Stock Option Plan") for officers and certain key employees. The Stock Option Plan terminated on April 1, 2000. At December 31, 2002 and 2003, options granted under the Stock Option Plan were outstanding for the purchase of 4,285,500 and 4,232,700 shares of Common Stock (Nonvoting), respectively.

        On April 27, 2000, the Company adopted a new stock option plan (the "2000 Stock Option Plan") for officers and certain key employees. The number of shares of Common Stock (Nonvoting) subject to options available for grant is 4,000,000. Options may be granted under the 2000 Stock Option Plan at an exercise price (for tax-qualified incentive stock options) of not less than 100% of the fair market value of the Common Stock (Nonvoting) on the date the option is granted, or 110% of such fair market value for option recipients who hold 10% or more of the Company's voting stock. The exercise price for non-qualified stock options may be less than, equal to or greater than the fair market value of the Common Stock (Nonvoting) on the date the option is granted. At December 31, 2002 and 2003, options granted under the 2000 Stock Option Plan were outstanding for the purchase of 1,627,500 and 1,750,000 shares of Common Stock (Nonvoting) respectively.

        On March 1, 1994, the Company adopted a Director Stock Option Plan (the "Director Option Plan") providing for the grant, from time to time, of nonqualified stock options to non-employee directors of the Company to purchase shares of Common Stock (Nonvoting). On April 23, 2002, the Director Option Plan was amended to increase the shares of Common Stock (Nonvoting) subject to options available for grant to 1,500,000. As of December 31, 2002 and 2003, options granted under the Director Option Plan were outstanding for the purchase of 808,435 shares of Common Stock

(Nonvoting). The options granted under the Director Option Plan serve as compensation for attendance at regularly scheduled meetings and for service on certain committees of the Board of Directors.

        The Company's stock option information is as follows:

	2001		2002		2003
	Options	Weighted- Average Exercise price	Options	Weighted- Average Exercise price	Options	Weighted- Average Exercise price
Outstanding at beginning of year	6,115,785	$7.51	5,957,985	$6.98	6,721,435	$6.33
Granted	25,000	1.50	1,030,500	2.34	160,000	2.10
Exercised	—	—	(2,000)	1.50	(17,500)	1.50
Forfeited	(182,800)	9.23	(265,050)	5.52	(72,800)	9.29

Outstanding at end of year	5,957,985	6.98	6,721,435	6.33	6,791,135	6.21

Exercisable at end of year	3,221,910	6.68	3,980,210	6.35	4,637,535	5.96
Weighted-average fair value of options granted during the year	$1.01		$1.65		$1.36
	Options Outstanding			Options Exercisable
Range of Exercise Prices	at 12/31/03	Weighted-Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Outstanding at 12/31/03	Weighted- Average Exercise Price
$1.47 – $2.70	1,695,500	7.56 years	$2.05	900,600	$2.05
$3.00 – $5.50	301,300	1.34 years	3.12	301,300	3.12
$6.13 – $6.88	1,565,200	5.12 years	6.47	1,463,500	6.48
$7.00 – $9.75	2,022,635	4.06 years	7.61	1,875,135	7.61
$10.00 – $12.44	1,207,000	5.07 years	10.11	97,000	11.33

  Management Stock Plan

        In April 1993, the Company adopted a Management Stock Plan providing for the grant from time to time of awards denominated in shares of Common Stock (Nonvoting) (the "Bonus Shares") to salaried executive employees of the Company. On December 2, 2002 the Company increased the reserve of shares from 1,500,000 to 2,000,000. Shares generally vest over a five-year period. As of December 31, 2003, the Company has allocated a total of 1,634,425 Bonus Shares pursuant to the Management Stock Plan, 1,445,025 of which had vested through December 31, 2003. For the years ended December 31, 2002 and 2003, 391,000 and 187,613 shares, respectively, were granted pursuant to the Management Stock Plan. The weighted-average grant-date fair value of those shares is $2.27 and $2.15, respectively.

  Non-Employee Directors' Stock Plan

        In April 1997, the Company adopted a Non-Employee Directors' Stock Plan (the "Director Stock Plan"), providing an annual grant of shares of the Company's Common Stock (Nonvoting) to each eligible non-employee director. On December 2, 2002, the Company increased the reserve of shares of Common Stock (Nonvoting) for grant under the Director Stock Plan from 400,000 shares to 600,000 shares, and increased the compensation to be received by each eligible non-employee director on January 1st of each calendar year beginning January 1, 2003 to a number of shares of Common Stock (Nonvoting) equal to $50,000 divided by the fair market value per share on the date of grant; provided, that, any Directors Stock Plan Participant may elect prior to the grant date to be paid up to $30,000 of such grant in cash in lieu of shares having an aggregate fair market value equal to the amount of such cash payment. Shares granted vest immediately. For the years ended December 31, 2002 and 2003, 77,672 and 107,780 shares, respectively, were granted pursuant to the Director Stock Plan with weighted-average grant date fair values of $2.06 and $2.05, respectively.

  Employee Stock Purchase Plan

        On February 28, 1995, the Company adopted the Granite Broadcasting Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan") for the purpose of enabling its employees to acquire ownership of Common Stock (Nonvoting) at a discount, thereby providing an additional incentive to promote the growth and profitability of the Company. The Stock Purchase Plan enables employees of the Company to purchase up to an aggregate of 1,000,000 shares of Common Stock (Nonvoting) at 85% of the then current market price through application of regularly made payroll deductions.

        In March 2001, the Company issued 753,491 stock purchase warrants to its then senior lenders. The warrants were issued at an exercise price of $1.75 and are exercisable at any time prior to March 6, 2006.

        The total number of common shares outstanding at December 31, 2003 assuming the exercise of all outstanding stock options and warrants is as follows:

Class A Common Stock	178,500
Common Stock (Nonvoting)	18,834,179
Stock options	6,791,135
Warrants	753,491

26,557,305

Note 12—Income Taxes

        The Company records income taxes using a liability approach for financial accounting and reporting that results in the recognition and measurement of deferred tax assets based on the likelihood of realization of tax benefits in future years.

        The (benefit) provision for income taxes for the years ended December 31 consists of the following:

	2001	2002	2003
Current taxes:
Federal	$—	$15,593,922	$(16,326,799)
State	214,000	3,279,118	216,387

	214,000	18,873,040	(16,110,412)
Deferred taxes:
Federal	(26,014,730)	29,353,347	(1,303,162)
State	(1,749,000)	4,935,566	381,885

	(27,763,730)	34,288,913	(921,277)

(Benefit) provision for income taxes	$(27,549,730)	$53,161,953	$(17,031,689)

        Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Company's deferred tax asset and liability as of December 31 are as follows:

	December 31,
	2002	2003
Deferred tax liability:
Depreciation and amortization	$45,782,514	$48,492,558

Total deferred tax liability	45,782,514	48,492,558
Deferred tax assets:
Net operating loss carry forward	9,727,446	7,276,723
Other	1,045,801	2,172,886
Valuation allowance	(9,727,446)	(7,160,848)

Total deferred tax assets	1,045,801	2,288,761

Net deferred tax liability	$44,736,713	$46,203,797

        The difference between the U.S. federal statutory tax rate and the Company's effective tax rate for the years ended December 31 is as follows:

	2001	2002	2003
U.S. statutory rate	35.0%	35.0%	35.0%
Nondeductible amortization	(1.3)	—	—
State and local taxes	1.0	3.9	(0.6)
Increase (decrease) in valuation allowance	(8.6)	0.2	—
Accrued dividend on redeemable preferred stock	—	—	(7.0)
Other	—	(0.5)	(0.7)

Effective tax rate	26.1%	38.6%	26.7%

        At December 31, 2003, the Company had a net operating loss carry forward for federal tax purposes of approximately $11,000,000 almost all of which is subject to limitation and expires in 2004 through 2018.

        The valuation allowance decreased $2,567,000 during 2003, increased by $219,000 during 2002 and decreased by $8,770,000 during 2001.

        During 2002, new tax legislation was enacted that allowed for a five year carry back of alternative minimum tax net operating losses to fully offset alternative minimum taxable income. As such, during 2002, the Company filed for and received a refund of prior alternative minimum tax paid of approximately $2,900,000. The Company anticipates receiving a federal income tax refund of approximately $16,000,000 during 2004.

Note 13—Defined Contribution Plan

        The Company has a trusteed profit sharing and savings plan (the "Plan") covering substantially all of its employees. Contributions by the Company to the Plan are based on a percentage of the amount of employee contributions to the Plan and are made at the discretion of the Board of Directors. Company contributions, which are funded monthly, amounted to $847,494, $735,158 and $451,645 for the years ended December 31, 2001, 2002 and 2003 respectively.

Note 14—Related Party

        Between 1995 and 1998, the Company loaned W. Don Cornwell, the Company's Chief Executive Officer, $2,911,000 in four separate transactions. On January 1, 2001, the Company loaned Mr. Cornwell an additional $375,000. On February 15, 2001, the Company agreed to consolidate the five loans into one promissory note in the amount of $3,286,000. The new promissory note matures on January 25, 2006 or, if earlier, 30 days after Mr. Cornwell's termination of employment. The new promissory note does not bear interest, but interest at an annual rate of 6.75% will be imputed as additional compensation to the officer. The new promissory note allows for the loan to be forgiven in one-third increments if the Company's Common Stock (Nonvoting) trades for ten consecutive trading days at $15, $20, and $25, respectively, or if the per share consideration received by the Company's common stockholders in a Change of Control (as defined in the Indentures governing the Company's senior subordinated notes) equals at least $15, $20 or $25, respectively. In addition, on February 15, 2001 the Company forgave $232,247 of interest accrued on the old loans during the year-ended December 31, 2000. The Company took a charge for this amount in 2001.

        In 1995, the Company loaned Stuart Beck, the Company's President, $221,200. On February 15, 2001, the Company agreed to cancel this note and issue a new promissory note in the same amount. The new promissory note matures on January 25, 2006 or, if earlier, 30 days after Mr. Beck's termination of employment. The new promissory note does not bear interest, but interest at an annual rate of 6.75% will be imputed as additional compensation to the officer. The new promissory note allows for the loan to be forgiven in one-third increments if the Company's Common Stock (Nonvoting) trades for ten consecutive trading days at $15, $20, and $25, respectively, or if the per share consideration received by the Company's common stockholders in a Change of Control (as defined in the Indentures governing the Company's senior subordinated notes) equals at least $15, $20 or $25, respectively. In addition, on February 15, 2001 the Company forgave $19,908 of interest accrued on the old loan during the year-ended December 31, 2000. The Company took a charge for this amount in 2001.

        On February 25, 2003, the Compensation Committee recommended, and the Board of Directors approved, an incentive award of $3,286,065 to each of Mr. Cornwell and Mr. Beck to be paid, subject to vesting terms, only upon the occurrence of the refinancing with a maturity of at least two years, of the senior debt due April 15, 2004. On December 22, 2003, the Company issued $405 million aggregate principal amount of 9 3/4% Senior Secured Notes, the proceeds of which were used by the Company in part to repay all outstanding borrowings (plus accrued interest) under the Company's senior credit agreement, which satisfied the performance objective of the awards. Mr. Cornwell's award, which vests evenly over three years from the refinancing date, will be used to repay in full his outstanding loan from the Company of $3,286,065 due January 25, 2006. Mr. Cornwell has irrevocably elected to defer all payments otherwise due until January 25, 2006 when his loan is repaid. A portion of Mr. Beck's award will be used to repay in full his outstanding loan from the Company of $221,200 due January 25, 2006, and the remaining amount of Mr. Beck's incentive award will be paid, at the discretion of the Board of Directors, in the form of cash or shares of our Common Stock (Nonvoting). Mr. Beck has irrevocably elected to defer $221,200 of his award until January 25, 2006 when his loan is repaid and thereafter all payments until the first to occur of January 31, 2011, a change of control of the Company or the termination of his employment. Mr. Beck's award vests evenly over three years from the refinancing date, and the amount of any Common Stock (Nonvoting) to be received will be valued on the date of payment.

Note 15—Quarterly Results of Operations (unaudited)

        The quarterly amounts for each quarter in 2002 and the first three quarters of 2003 have been restated due to a change in accounting policy regarding the amortization of network affiliation agreements as more fully described in Note 2.

        The following is a summary of the quarterly results of operations for the years ended December 31, 2002 and 2003:

	March 31, 2002	June 30, 2002	September 30, 2002	December 31, 2002
	(Restated)
Net revenue	$43,542,357	$32,553,314	$26,083,671	$33,164,809
(Loss) income before cumulative effect of a change in accounting principle	(13,539,658)	89,333,015	(3,135,834)	(3,746,278)
Net (loss) income	(164,018,241)	89,333,015	(3,135,834)	(3,746,278)
Per common share:
(Loss) income before cumulative effect of a change in accounting principle
Basic	$(1.18)	$5.87	$(0.42)	$(0.54)
Diluted	(1.18)	5.80	(0.42)	(0.54)
Net (loss) income
Basic	(9.21)	5.87	(0.42)	(0.54)
Diluted	(9.21)	5.80	(0.42)	(0.54)
	March 31, 2003	June 30, 2003	September 30, 2003	December 31, 2003
	(Restated)	(Restated)	(Restated)
Net revenue	$24,657,193	$28,467,458	$25,719,558	$29,700,215
Net loss	(9,450,982)	(7,354,868)	(14,912,058)	(15,229,964)
Per common share:
Net loss
Basic	(0.84)	(0.73)	(0.78)	(0.80)
Diluted	(0.84)	(0.73)	(0.78)	(0.80)

GRANITE BROADCASTING CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$79,769,748	$90,213,995
Marketable securities, at fair value	8,742,271	—
Accounts receivable, less allowance for doubtful accounts ($888,854 at March 31, 2004 and $1,319,238 at December 31, 2003)	18,288,841	21,464,965
Film contract rights	12,725,215	15,299,993
Income tax receivable	16,326,799	16,326,799
Other current assets	7,233,836	5,795,794

Total current assets	143,086,710	149,101,546
Property and equipment, net	47,991,023	48,449,586
Film contract rights	6,197,835	8,446,229
Other non current assets	7,586,567	7,891,335
Deferred financing fees, less accumulated amortization ($532,571 at March 31, 2004 and $50,902 at December 31, 2003)	12,934,670	13,373,623
Goodwill, net	78,049,529	78,049,529
Broadcast licenses, net	127,331,829	127,331,829
Network affiliations, net	84,497,521	86,379,757

Total assets	$507,675,684	$519,023,434

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$3,264,471	$2,903,728
Accrued interest	10,859,063	987,187
Other accrued liabilities	4,607,652	7,039,091
Film contract rights payable	25,493,629	27,314,160
Other current liabilities	2,708,617	2,951,001

Total current liabilities	46,933,432	41,195,167

Long-term debt	400,262,773	400,086,598
Film contract rights payable	20,191,828	24,616,575
Deferred tax liability	43,666,025	46,203,797
Redeemable preferred stock	198,569,406	198,480,586
Accrued dividends on redeemable preferred stock	51,095,690	44,708,729
Other non current liabilities	13,498,681	13,163,788
Stockholders' deficit:
Common stock: 41,000,000 shares authorized consisting of 1,000,000 shares of Class A Common Stock, $.01 par value, and 40,000,000 shares of Common Stock (Nonvoting), $.01 par value; 178,500 shares of Class A Common Stock and 19,202,624 shares of Common Stock (Nonvoting) (18,834,179 shares at December 31, 2003) issued and outstanding at March 31, 2004	193,810	190,126
Additional paid-in capital	378,106	—
Accumulated other comprehensive income	5,274	—
Accumulated deficit	(265,531,506)	(248,118,609)
Less:
Unearned compensation	(712,160)	(627,648)
Treasury stock, at cost	(875,675)	(875,675)

Total stockholders' deficit	(266,542,151)	(249,431,806)

Total liabilities and stockholders' deficit	$507,675,684	$519,023,434

See accompanying notes.

GRANITE BROADCASTING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2004	2003
		(Restated)
Net revenues	$26,000,641	$24,657,193
Station operating expenses	21,091,276	22,105,541
Depreciation	1,762,477	1,531,029
Amortization of intangible assets	1,882,238	3,114,694
Corporate expense	3,544,989	2,820,417
Non-cash compensation expense (1)	302,824	385,737

Operating loss	(2,583,163)	(5,300,225)
Other expenses (income):
Interest expense	9,872,593	7,626,724
Interest income	(232,527)	(214,286)
Non-cash interest expense	1,146,441	1,071,117
Non-cash preferred stock dividend	6,386,961	—
Other	139,938	138,448

Loss before income taxes	(19,896,569)	(13,922,228)
Benefit for income taxes	(2,483,672)	(4,471,245)

Net loss	$(17,412,897)	$(9,450,983)

Net loss attributable to common shareholders	$(17,412,897)	$(15,926,763)

Basic and diluted net loss per share	$(0.90)	$(0.84)

Weighted average common shares outstanding	19,319,460	18,940,543

(1)
Allocation of non-cash compensation expense to other operating expenses:

	Three Months Ended March 31,
	2004	2003
Station operating expenses	$28,536	$30,543
Corporate expense	274,288	355,194

Non-cash compensation expense	$302,824	$385,737

See accompanying notes.

GRANITE BROADCASTING CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
(Unaudited)

	Class A Common Stock	Common Stock (Nonvoting)	Other Comprehensive Income	Additional Paid-in Capital	Accumulated Deficit	Unearned Compensation	Treasury Stock	Total Stockholders' Deficit
Balance at December 31, 2003	$1,785	$188,341	$—	$—	$(248,118,609)	$(627,648)	$(875,675)	$(249,431,806)
Issuance of Common Stock (Nonvoting)		3,684		(3,684)				—
Stock expense related to stock plans				195,955		52,460		248,415
Grant of stock award under stock plans				185,835		(185,835)		—
Discount on loans to officers						48,863		48,863
Net loss					(17,412,897)			(17,412,897)
Unrealized gain on investment			5,274					5,274

Comprehensive loss								(17,407,623)

Balance at March 31, 2004	$1,785	$192,025	$5,274	$378,106	$(265,531,506)	$(712,160)	$(875,675)	$(266,542,151)

See accompanying notes.

GRANITE BROADCASTING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2004	2003
	(Restated)
Cash flows from operating activities:
Net loss	$(17,412,897)	$(9,450,983)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible assets	1,882,238	3,114,694
Depreciation	1,762,477	1,531,029
Performance award expense	524,271	—
Non-cash compensation expense	302,824	385,737
Non-cash interest expense	1,146,441	1,071,117
Non-cash preferred stock dividend	6,386,961	—
Deferred tax benefit	(2,483,672)	—
Change in assets and liabilities:
Decrease in accounts receivable	3,176,124	4,120,922
Increase in accrued liabilities	7,440,437	4,297,841
Increase (decrease) in accounts payable	360,743	(627,730)
WB affiliation payment	(1,057,532)	(630,857)
Increase in income tax receivable	—	(4,252,151)
Decrease in film contract rights and other assets	2,998,885	1,677,355
Decrease in film contract rights payable and other liabilities	(5,409,536)	(5,338,579)

Net cash used in operating activities	(382,236)	(4,101,605)

Cash flows from investing activities:
Investments in marketable securities and other	(8,749,003)	—
Capital expenditures	(1,270,292)	(2,251,675)

Net cash used in investing activities	(10,019,295)	(2,251,675)

Cash flows from financing activities:
Payment of deferred financing fees	(42,716)	(505,408)
Repurchase of common stock	—	(23,751)

Net cash used in financing activities	(42,716)	(529,159)

Net decrease in cash and cash equivalents	(10,444,247)	(6,882,439)
Cash and cash equivalents, beginning of period	90,213,995	54,319,597

Cash and cash equivalents, end of period	$79,769,748	$47,437,158

Supplemental information:
Cash paid for interest	$—	$2,874,514
Cash paid for income taxes	3,100	52,000
Non-cash capital expenditures	33,622	—
Cumulative exchangeable preferred stock dividend	6,386,961	6,386,961

See accompanying notes.

GRANITE BROADCASTING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1—Basis of Presentation and Accounting Policies

        The accompanying unaudited consolidated financial statements include the accounts of Granite Broadcasting Corporation and its subsidiaries (the "Company"), and have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. Operating results for the three-month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. For further information, refer to the Company's consolidated financial statements and notes thereto for the year ended December 31, 2003, which were included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. All significant inter-company accounts and transactions have been eliminated. Data at, and for the year ended, December 31, 2003 are derived from the Company's audited consolidated financial statements. In the opinion of management, all adjustments of a normal recurring nature, which are necessary for a fair presentation of the results for the interim periods, have been made.

  Restatement of Financial Statements

        Upon the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("Statement 142"), the Company considered the value of its network affiliation agreements as indefinite live assets that should not be subject to amortization. In light of stated positions by the Securities and Exchange Commission regarding amortization of network affiliation agreements, the Company has changed its accounting policy as of December 31, 2003 to amortize these assets retroactive to January 1, 2002 using a 25-year useful life. As a result, the financial results for the quarter ended March 31, 2003 have been restated. The total impact of the adjustment was an increase in amortization expense of $744,839, with a corresponding adjustment to loss before income taxes and net loss of $484,145. Basic and diluted net loss per share increased by $0.02.

  Cash Equivalents and Investments in Marketable Securities

        All highly liquid investments purchased with an original maturity of ninety days or less are considered cash equivalents. The marketable securities are classified as available-for-sale in accordance with the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. These securities are carried at fair market value based on current market quotes. Unrealized gains and losses are reported in stockholders' equity as a separate component of other comprehensive income until realized. Gains and losses on securities sold are based on the specific identification method. The Company does not hold these securities for speculative or trading purposes.

  Stock-Based Compensation

        The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("Statement 123"). Accordingly, no compensation expense has been recognized for the stock option plans. For purposes of Statement 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period; therefore, the impact on pro forma net loss for the three months ended March 31, 2004 may not be representative of the impact in future years.

        The Company's pro forma information for the three months ended March 31, 2004 and 2003 follows:

	Three Months Ended March 31,
	2004	2003
	(Restated)
Net loss, as reported	$(17,412,897)	$(9,450,983)
Add: pro forma compensation expense	357,374	339,987
Less: compensation expense, as reported	12,000	12,000

Pro forma net loss	$(17,758,271)	$(9,778,970)

Basic and diluted net loss per share, as reported	$(0.90)	$(0.84)
Pro forma compensation expense	(0.02)	(0.02)

Pro forma basic net loss per share	$(0.92)	$(0.86)

        The fair value for each option grant was estimated at the date of grant using the Black-Scholes options pricing model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The Company's employee stock options have characteristics significantly different from those of traded options and changes in the subjective input assumptions can materially affect the fair value estimate.

Note 2—Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity

        In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("Statement 150"). Statement 150 establishes standards for classifying and measuring as liabilities certain financial instruments that have characteristics of both liabilities and equity. The provisions of Statement 150 were effective beginning with the first interim period after June 15, 2003. The Company adopted Statement 150 during the six months ended December 31, 2003. The Company's 12 3/4% Cumulative Exchangeable Preferred Stock (the "Preferred Stock") has been reclassified on the Company's consolidated balance sheet as a long-term liability and the accrual of dividends of $6,387,000 for the three months ended March 31, 2004 has been recorded as a charge to expense on the consolidated statement of operations. For the quarter ended March 31, 2003, dividends on the Preferred Stock were treated as a reduction of stockholders' equity.

Note 3—Recent Developments

        On April 23, 2004, the Company announced that it has entered into a definitive agreement to sell the assets of its Fort Wayne, Indiana ABC affiliate, WPTA-TV, to Malara Broadcasting for $45.9 million, subject to certain closing adjustments. The Company will acquire the stock of NVG-Fort Wayne, Inc, owner and operator of WISE-TV, the NBC affiliate serving Fort Wayne, Indiana for $44.2 million, subject to certain closing adjustments. Following these transactions, the Company intends to enter into a strategic arrangement with Malara Broadcasting under which the Company will provide advertising sales, promotion and administrative services, and selected programming to certain Malara-owned stations. The first implementation of the arrangement will involve stations in Fort Wayne, Indiana and Duluth, Minnesota. Malara Broadcasting has entered into a definitive agreement to acquire the assets of KDLH-TV, the CBS affiliate serving Duluth, Minnesota from New Vision Group LLC for $10.8 million, subject to certain closing adjustments. It is anticipated that the Company will guarantee financing for the Malara Broadcasting acquisitions.

        All of the above transactions are contingent upon approval by the FCC and satisfaction of other customary closing conditions and are expected to close in the third quarter of 2004.

Note 4—Per Share Calculations

        The per-share calculations shown on the income statement for the three-month period ended March 31, 2004 and 2003 are computed in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share. The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended March 31,
	2004	2003
	(Restated)
Net loss	$(17,412,897)	$(9,450,983)
LESS:
Cumulative exchangeable preferred stock dividends	—	6,386,961
Accretion on exchangeable preferred stock	—	88,819

Net loss attributable to common shareholders	$(17,412,897)	$(15,926,763)

Weighted average common shares outstanding	19,319,460	18,940,543
Per basic and diluted common share:
Basic and diluted net loss per share	$(0.90)	$(0.84)

$405,000,000

OFFER TO EXCHANGE

GRANITE BROADCASTING CORPORATION

9 3/4% Senior Secured Notes Due 2010

PROSPECTUS

June       , 2004

PART II

Information Not Required In Prospectus

Item 20. Indemnification of Officers and Directors

        Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article Eighth of the Company's Third Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") (incorporated by reference as Exhibit 3.1 to this Registration Statement), eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

        Section 145 of the DGCL provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The DGCL also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent.

        Article Eighth of the Certificate of Incorporation provides that the Company shall indemnify any current or former director or officer to the fullest extent permitted by the DGCL. Article Eighth further contemplates that the indemnification provisions permitted thereunder are not exclusive of any other rights to which such directors and officers are otherwise entitled by means of Bylaw provisions, contracts, agreements, or otherwise. Article VIII of the Company's Bylaws provides that the Company shall indemnify to the fullest extent permitted by DGCL its current and former directors and officers and persons serving as directors and officers of any corporation at the request of the Company. The Company also maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities.

        Reference is made to the Granite Broadcasting Corporation Stock Option Plan (incorporated by reference as Exhibit 10.1 to this Registration Statement), which provides that the Company shall indemnify and hold harmless each member of the Stock Option Committee of the Plan against certain liabilities arising by reason of such person's membership on such committee and the board of directors of the Company, except liabilities arising from such person's gross negligence or willful misconduct.

Item 21. Exhibits and Financial Statement Schedules

  (a)
  Exhibits. The following Exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibits
*1.1	Purchase Agreement, dated December 22, 2003, by and among the Company, subsidiary guarantors party thereto and the initial purchasers named therein.
2.1
Purchase and Sale Agreement, dated April 23, 2004, by and among Malara Broadcast Group of Fort Wayne, LLC, and the Company (incorporated by reference to Exhibit 2.1 to our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, filed on May 10, 2004).
2.2
Stock Purchase Agreement, dated April 23, 2004, by and among the Company, NVG-Fort Wayne, Inc. and New Vision Group, LLC (incorporated by reference to Exhibit 2.2 to our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, filed on May 10, 2004).

3.1
Third Amended and Restated Certificate of Incorporation of Granite Broadcasting Corporation, as amended (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed on March 29, 1995).
3.2
Amended and Restated Bylaws of Granite Broadcasting Corporation (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 30, 2001).
3.3
Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of our 12 3/4%, Cumulative Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 21, 1997).
4.1
Indenture, dated as of December 22, 2003, between Granite Broadcasting Corporation and The Bank of New York, as Trustee, relating to our $405,000,000 principal amount 9 3/4% Senior Secured Notes due December 1, 2010 (including form of note) (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on December 23, 2003).
4.2
Registration Rights Agreement, dated as of December 22, 2003, between Granite Broadcasting Corporation and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on December 23, 2003).
4.3
Indenture, dated as of January 31, 1997, between Granite Broadcasting Corporation and The Bank of New York for our 12 3/4% Series A Exchange Debentures and 12 3/4% Exchange Debentures due April 1, 2009 (incorporated by reference to Exhibit 4.44 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 21, 1997).
4.4	Form of 12 3/4% Exchange Debenture due April 1, 2009 (included in the Indenture filed as Exhibit 4.3).
4.5
Warrant to purchase 753,491 shares of Common Stock (Nonvoting) of Granite Broadcasting Corporation issued March 6, 2001 to Goldman Sachs & Co. (incorporated by reference to Exhibit 4.55 to our Current Report on Form 8-K, filed on March 9, 2001).
†5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
10.1
Granite Broadcasting Corporation Stock Option Plan, as amended through October 26, 1999 (incorporated by reference to Exhibit 10.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 30, 2000).
10.2	Network Affiliation Agreement (WPTA-TV) (incorporated by reference to Exhibit 10.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed on March 28, 1996).
10.3
Employment Agreement dated as of September 20, 1991 between Granite Broadcasting Corporation and W. Don Cornwell (incorporated by reference to Exhibit 10.13 to our Registration Statement No. 33-43770 filed on November 5, 1991)
10.4
Employment Agreement dated as of September 20, 1991 between Granite Broadcasting Corporation and Stuart J. Beck (incorporated by reference to Exhibit 10.14 to our Registration Statement No. 33-43770 filed on November 5, 1991).
10.5
Granite Broadcasting Corporation Management Stock Plan, as amended through January 1, 2003 (incorporated by reference to Exhibit 10.15 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 28, 2003).

10.6
Granite Broadcasting Corporation Directors' Stock Option Plan, as amended through April 23, 2002 (incorporated by reference to Exhibit 10.19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 30, 2000).
10.7	Network Affiliation Agreement (WTVH-TV) (incorporated by reference to Exhibit 10.20 to our Registration Statement No. 33-94862 filed on July 21, 1995).
10.8
Granite Broadcasting Corporation Employee Stock Purchase Plan, dated February 28, 1995 (incorporated by reference to Exhibit 10.25 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed on March 29, 1995).
10.9	Network Affiliation Agreement (WKBW) (incorporated by reference to Exhibit 10.28 to our Current Report on Form 8-K filed on July 14, 1995).
10.10
Employment Agreement dated as of September 19, 1996 between Granite Broadcasting Corporation and Robert E. Selwyn, Jr. (incorporated by reference to Exhibit 10.30 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 21, 1997).
10.11
Non-Employee Directors Stock Plan of Granite Broadcasting Corporation, as amended through December 2, 2002 (incorporated by reference to Exhibit 10.31 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 28, 2003).
10.12
Extension Letter, dated February 28, 1999 between Granite Broadcasting Corporation and Robert E. Selwyn, Jr. extending the term of Mr. Selwyn's Employment Agreement to January 31, 2003 (incorporated by reference to Exhibit 10.38 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 31, 1999).
10.13
Granite Broadcasting Corporation 2000 Stock Option Plan, dated as of April 25, 2000 (incorporated by reference to Exhibit 10.46 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000).
10.14
Amended and Restated Network Affiliation Agreement, dated as of March 6, 2001 among Granite Broadcasting Corporation, the Parties set forth on Schedule I thereto, and NBC Television Network (KSEE, KBJR-TV and WEEK-TV) (incorporated by reference to Exhibit 10.51 to our Current Report on Form 8-K, filed on March 9, 2001).
10.15
Stock Purchase Agreement, dated as of December 14, 2001, by and among National Broadcasting Company, Inc., Granite Broadcasting Corporation, KNTV Television, Inc. and KNTV License, Inc. (incorporated by reference to Exhibit 10.53 to our Current Report on Form 8-K, filed on December 19, 2001)
10.16	Amendment to Network Affiliation Agreement (WKBW) (incorporated by reference to Exhibit 10.16 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 29, 2004).
*12.1	Statement regarding Computation of Ratios.
*21.1	List of Subsidiaries of the Company.
*23.1	Consent of Ernst & Young LLP.
†23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
*24.1	Power of Attorney (included on the signature page of this Registration Statement).

*25.1	Statement of Eligibility of Trustee.
*99.1	Form of Letter of Transmittal.
*99.2	Form of Notice of Guaranteed Delivery.
*99.3	Form of Notice to Investors.
*99.4	Form of Notice to Broker Dealers.

*
Previously filed.
†
Filed herewith.

        (b)   Financial Statement Schedules.

        The following schedule required to be filed by Item 21(b) is contained on page II-10 of this Registration Statement:

        Schedule II—Valuation and Qualifying Accounts for each of the three years in the period ended December 31, 2003.

        All other schedules have been omitted because they are either inapplicable or the required information has been given in the consolidated financial statements or the notes thereto.

Item 22. Undertakings

(a)
The each of the undersigned co-registrants hereby undertakes:

        (1)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (2)   To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (3)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (4)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

        (5)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (6)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (7)   That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registration's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment No. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 9, 2004.

GRANITE BROADCASTING CORPORATION
By:	/s/ LAWRENCE I. WILLS Name: Lawrence I. Wills Title: Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on June 9, 2004.

Signature	Title

* W. Don Cornwell	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors of Granite Broadcasting Corporation
* Stuart J. Beck	President and Secretary and Director of Granite Broadcasting Corporation
/s/ LAWRENCE I. WILLS Lawrence I. Wills	Senior Vice President — Chief Administrative Officer (Principal Accounting Officer)
* Ellen Mcclain	Senior Vice President — Chief Financial Officer (Principal Financial Officer)
Robert E. Selwyn, Jr.	Senior Operating Advisor and Director of Granite Broadcasting Corporation
* Martin F. Beck	Director of Granite Broadcasting Corporation.
James L. Greenwald	Director of Granite Broadcasting Corporation
Edward Dugger III	Director of Granite Broadcasting Corporation.
* Thomas R. Settle	Director of Granite Broadcasting Corporation.

Charles J. Hamilton, Jr.	Director of Granite Broadcasting Corporation.
* M. Fred Brown	Director of Granite Broadcasting Corporation.
* Jon E. Barfield	Director of Granite Broadcasting Corporation.
* Veronica Pollard	Director of Granite Broadcasting Corporation.
*By:	/s/ LAWRENCE I. WILLS Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment No. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 9, 2004.

GRANITE RESPONSE TELEVISION, INC.
KBJR, INC.
KBJR LICENSE, INC.
KSEE TELEVISION, INC.
KSEE LICENSE, INC.
WPTA-TV, INC.
WPTA-TV LICENSE, INC.
WTVH LICENSE, INC.
CHANNEL 11 LICENSE, INC.
QUEEN CITY BROADCASTING OF NEW YORK, INC.
WKBW-TV LICENSE, INC.
WEEK-TV LICENSE, INC.
KBWB, INC.
KBWB LICENSE, INC.
WXON, INC.
WXON LICENSE, INC.
By:	/s/ LAWRENCE I. WILLS Name: Lawrence I. Wills Title: Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on June 9, 2004.

Signature	Title

* W. Don Cornwell	Chairman of the Board of Directors
* Stuart J. Beck	President, Treasurer, Secretary and Director (Principal Executive Officer)
/s/ LAWRENCE I. WILLS Lawrence I. Wills	Senior Vice President and Assistant Secretary (Principal Accounting Officer)
* Ellen Mcclain	Vice President (Principal Financial Officer)
*By:	/s/ LAWRENCE I. WILLS Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 9, 2004.

WTVH, LLC By: Granite Broadcasting Corporation, its sole member
By:	/s/ LAWRENCE I. WILLS Name: Lawrence I. Wills Title: Senior Vice President

SCHEDULE II
GRANITE BROADCASTING CORPORATION
VALUATION AND QUALIFYING ACCOUNTS

Allowance for Doubtful Accounts	Balance at beginning of year	Amount charged to costs and expenses	Amount written off(1)	Balance at end of year
For the year ended December 31, 2001	$648,862	$541,646	$660,235	$530,273
For the year ended December 31, 2002	530,273	952,499	735,252	747,520
For the year ended December 31, 2003	$747,520	$541,326	$(30,392)	$1,319,238

(1)
Net of recoveries.

INDEX TO EXHIBITS

Exhibit Number	Exhibits
*1.1	Purchase Agreement, dated December 22, 2003, by and among the Company, subsidiary guarantors party thereto and the initial purchasers named therein.
2.1
Purchase and Sale Agreement, dated April 23, 2004, by and among Malara Broadcast Group of Fort Wayne, LLC, and the Company (incorporated by reference to Exhibit 2.1 to our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, filed on May 10, 2004).
2.2
Stock Purchase Agreement, dated April 23, 2004, by and among the Company, NVG-Fort Wayne, Inc. and New Vision Group, LLC (incorporated by reference to Exhibit 2.2 to our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, filed on May 10, 2004).
3.1
Third Amended and Restated Certificate of Incorporation of Granite Broadcasting Corporation, as amended (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed on March 29, 1995).
3.2
Amended and Restated Bylaws of Granite Broadcasting Corporation (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 30, 2001).
3.3
Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of our 12 3/4%, Cumulative Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 21, 1997).
4.1
Indenture, dated as of December 22, 2003, between Granite Broadcasting Corporation and The Bank of New York, as Trustee, relating to our $405,000,000 principal amount 9 3/4% Senior Secured Notes due December 1, 2010 (including form of note) (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on December 23, 2003).
4.2
Registration Rights Agreement, dated as of December 22, 2003, between Granite Broadcasting Corporation and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on December 23, 2003).
4.3
Indenture, dated as of January 31, 1997, between Granite Broadcasting Corporation and The Bank of New York for our 12 3/4% Series A Exchange Debentures and 12 3/4% Exchange Debentures due April 1, 2009 (incorporated by reference to Exhibit 4.44 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 21, 1997).
4.4	Form of 12 3/4% Exchange Debenture due April 1, 2009 (included in the Indenture filed as Exhibit 4.3).
4.5
Warrant to purchase 753,491 shares of Common Stock (Nonvoting) of Granite Broadcasting Corporation issued March 6, 2001 to Goldman Sachs & Co. (incorporated by reference to Exhibit 4.55 to our Current Report on Form 8-K, filed on March 9, 2001).
†5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
10.1
Granite Broadcasting Corporation Stock Option Plan, as amended through October 26, 1999 (incorporated by reference to Exhibit 10.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 30, 2000).
10.2	Network Affiliation Agreement (WPTA-TV) (incorporated by reference to Exhibit 10.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed on March 28, 1996).

10.3
Employment Agreement dated as of September 20, 1991 between Granite Broadcasting Corporation and W. Don Cornwell (incorporated by reference to Exhibit 10.13 to our Registration Statement No. 33-43770 filed on November 5, 1991)
10.4
Employment Agreement dated as of September 20, 1991 between Granite Broadcasting Corporation and Stuart J. Beck (incorporated by reference to Exhibit 10.14 to our Registration Statement No. 33-43770 filed on November 5, 1991).
10.5
Granite Broadcasting Corporation Management Stock Plan, as amended through January 1, 2003 (incorporated by reference to Exhibit 10.15 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 28, 2003).
10.6
Granite Broadcasting Corporation Directors' Stock Option Plan, as amended through April 23, 2002 (incorporated by reference to Exhibit 10.19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 30, 2000).
10.7	Network Affiliation Agreement (WTVH-TV) (incorporated by reference to Exhibit 10.20 to our Registration Statement No. 33-94862 filed on July 21, 1995).
10.8
Granite Broadcasting Corporation Employee Stock Purchase Plan, dated February 28, 1995 (incorporated by reference to Exhibit 10.25 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed on March 29, 1995).
10.9	Network Affiliation Agreement (WKBW) (incorporated by reference to Exhibit 10.28 to our Current Report on Form 8-K filed on July 14, 1995).
10.10
Employment Agreement dated as of September 19, 1996 between Granite Broadcasting Corporation and Robert E. Selwyn, Jr. (incorporated by reference to Exhibit 10.30 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 21, 1997).
10.11
Non-Employee Directors Stock Plan of Granite Broadcasting Corporation, as amended through December 2, 2002 (incorporated by reference to Exhibit 10.31 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 28, 2003).
10.12
Extension Letter, dated February 28, 1999 between Granite Broadcasting Corporation and Robert E. Selwyn, Jr. extending the term of Mr. Selwyn's Employment Agreement to January 31, 2003 (incorporated by reference to Exhibit 10.38 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 31, 1999).
10.13
Granite Broadcasting Corporation 2000 Stock Option Plan, dated as of April 25, 2000 (incorporated by reference to Exhibit 10.46 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000).
10.14
Amended and Restated Network Affiliation Agreement, dated as of March 6, 2001 among Granite Broadcasting Corporation, the Parties set forth on Schedule I thereto, and NBC Television Network (KSEE, KBJR-TV and WEEK-TV) (incorporated by reference to Exhibit 10.51 to our Current Report on Form 8-K, filed on March 9, 2001).
10.15
Stock Purchase Agreement, dated as of December 14, 2001, by and among National Broadcasting Company, Inc., Granite Broadcasting Corporation, KNTV Television, Inc. and KNTV License, Inc. (incorporated by reference to Exhibit 10.53 to our Current Report on Form 8-K, filed on December 19, 2001)
10.16	Amendment to Network Affiliation Agreement (WKBW) (incorporated by reference to Exhibit 10.16 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 29, 2004).
*12.1	Statement regarding Computation of Ratios.

*21.1	List of Subsidiaries of the Company.
*23.1	Consent of Ernst & Young LLP.
†23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
*24.1	Power of Attorney (included on the signature page of this Registration Statement).
*25.1	Statement of Eligibility of Trustee.
*99.1	Form of Letter of Transmittal.
*99.2	Form of Notice of Guaranteed Delivery.
*99.3	Form of Notice to Investors.
*99.4	Form of Notice to Broker Dealers.

*
Previously filed.
†
Filed herewith.